EXHIBIT 4.1

                                                                  EXECUTION COPY

                         POOLING AND SERVICING AGREEMENT

                                   Relating to

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2

                                      Among

                                WMFC 1997-2 INC.
                             as Unaffiliated Seller,

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION,
                                  as Depositor,

                         WILSHIRE SERVICING CORPORATION,
                                  as Servicer,

                                       and

                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                        as Trustee and as Backup Servicer

                          Dated as of November 1, 1997

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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
        Parties        ........................................................1
        Recitals       ........................................................1

ARTICLE I              DEFINITIONS; RULES OF CONSTRUCTION                      1

        Section 1.1.   Definitions.............................................1
        Section 1.2.   Use of Words and Phrases...............................32
        Section 1.3.   Captions; Table of Contents............................32
        Section 1.4.   Opinions...............................................32

ARTICLE II             ESTABLISHMENT AND ORGANIZATION OF THE TRUST            32
        Section 2.1.   Establishment of the Trust.............................32
        Section 2.2.   Office.................................................32
        Section 2.3.   Purposes and Powers....................................32
        Section 2.4.   Appointment of the Trustee; Declaration of Trust.......33
        Section 2.5.   Expenses of the Trust..................................33
        Section 2.6.   Ownership of the Trust.................................33
        Section 2.7.   Receipt of Trust Estate................................33
        Section 2.8.   Miscellaneous REMIC Provisions.........................33
        Section 2.9.   Grant of Security Interest.............................36

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNAFFILIATED SELLER, THE DEPOSITOR AND THE SERVICER;
                       COVENANT OF DEPOSITOR TO CONVEY MORTGAGE LOANS         36

        Section 3.1.   Representations, Warranties and Covenants
                       of the Unaffiliated Seller.............................36
        Section 3.2.   Representations and Warranties of the Servicer.........41
        Section 3.3.   Representations and Warranties of the Depositor........42
        Section 3.4.   Representations and Warranties as to Each Mortgage
                       Loan and the other Transferred Assets..................44
        Section 3.5.   Repurchases and Remedies...............................49
        Section 3.6.   Conveyance of the Mortgage Loans.......................49
        Section 3.7.   Acceptance by Trustee; Certain Substitutions
                       of Mortgage Loans; Certification by Trustee............52
        Section 3.8.   Cooperation Procedures.................................54

ARTICLE IV             ISSUANCE AND SALE OF CERTIFICATES                      54

        Section 4.1.   Issuance of Certificates...............................54
        Section 4.2.   Sale of Certificates...................................54


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ARTICLE V              CERTIFICATES AND TRANSFER OF INTERESTS                 55

        Section 5.1.   Terms..................................................55
        Section 5.2.   Forms..................................................55
        Section 5.3.   Execution, Authentication and Delivery.................56
        Section 5.4.   Registration and Transfer of Certificates..............56
        Section 5.5.   Mutilated, Destroyed, Lost or Stolen Certificates......58
        Section 5.6.   Persons Deemed Owners..................................59
        Section 5.7.   Cancellation...........................................59
        Section 5.8.   Limitation on Transfer of Ownership Rights.............59
        Section 5.9.   Assignment of Rights...................................60

ARTICLE VI             COVENANTS                                              60

        Section 6.1.   Distributions..........................................60
        Section 6.2.   Money for Distributions to be Held in Trust;
                       Withholding............................................60
        Section 6.3.   Protection of Trust Estate.............................61
        Section 6.4.   Performance of Obligations.............................62
        Section 6.5.   Negative Covenants.....................................62
        Section 6.6.   No Other Powers........................................63
        Section 6.7.   Limitation of Suits....................................63
        Section 6.8.   Unconditional Rights of Owners to
                       Receive Distributions..................................63
        Section 6.9.   Rights and Remedies Cumulative.........................63
        Section 6.10.  Delay or Omission Not Waiver...........................64
        Section 6.11.  Control by Owners......................................64

ARTICLE VII            ACCOUNTS, DISBURSEMENTS AND RELEASES                   64

        Section 7.1.   Collection of Money....................................64
        Section 7.2.   Establishment of Certificate Account...................64
        Section 7.3.   Reserved...............................................64
        Section 7.4.   Payments from the Principal and Interest Account.......65
        Section 7.5.   Flow of Funds..........................................65
        Section 7.6.   Investment of Accounts.................................67
        Section 7.7.   Eligible Investments...................................68
        Section 7.8.   Reports by Trustee.....................................69
        Section 7.9.   Additional Reports by Trustee..........................72

ARTICLE VIII           SERVICING AND ADMINISTRATION OF MORTGAGE LOANS         72

        Section 8.1.   Servicer and Sub-Servicers.............................72
        Section 8.2.   Collection of Certain Mortgage Loan Payments...........74
        Section 8.3.   Sub-Servicing Agreements Between Servicer
                       and Sub-Servicers......................................75
        Section 8.4.   Successor Sub-Servicers................................75
        Section 8.5.   Liability of Servicer..................................76
        Section 8.6.   No Contractual Relationship Between Sub-Servicer
                       and Trustee or the Owners..............................76
        Section 8.7.   Assumption or Termination of Sub-Servicing
                       Agreement by Trustee...................................76
        Section 8.8.   The Lockbox Account....................................76


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        Section 8.9.   Principal and Interest Account.........................77
        Section 8.10.  Servicer Reports.......................................78
        Section 8.11.  Delinquency Advances, Servicing Advances
                       and Compensating Interest..............................79
        Section 8.12.  Maintenance of Insurance and Tax Services..............80
        Section 8.13.  Due-on-Sale Clauses; Assumption and
                       Substitution Agreements................................81
        Section 8.14.  Realization Upon Defaulted Mortgage Loans..............82
        Section 8.15.  Servicing Compensation.................................83
        Section 8.16.  Records, Inspections...................................83
        Section 8.17.  Assignment of Agreement................................84
        Section 8.18.  Removal of Servicer; Resignation of Servicer;
                       Term of Servicing......................................84
        Section 8.19.  Errors and Omissions Insurance; Fidelity Bond..........87
        Section 8.20.  Change in Business of the Servicer.....................87
        Section 8.21.  Servicer Expenses......................................88
        Section 8.22.  The Backup Servicer....................................88
        Section 8.23.  Escrows for Taxes; Insurance, Assessments and
                       Similar Items; Taxes and Insurance Accounts............89
        Section 8.24.  Servicer to Give Notice of Certain Breaches............89
        Section 8.25.  The Designated Depository Institution..................90
        Section 8.26.  Appointment of Custodian...............................90
        Section 8.27.  Indemnification by the Unaffiliated Seller
                       and the Servicer.......................................90
        Section 8.28.  Eligibility Requirements of the Servicer...............90

ARTICLE IX             TERMINATION OF TRUST                                   91

        Section 9.1.   Termination of Trust...................................91
        Section 9.2.   Termination Upon Option of Class C Certificate Owners..91
        Section 9.3.   Termination Upon Loss of REMIC Status..................92
        Section 9.4.   Disposition of Proceeds................................93
        Section 9.5.   Netting of Amounts.....................................93
        Section 9.6.   Auction Sale...........................................93

ARTICLE X              THE TRUSTEE                                            94

        Section 10.1.  Certain Duties and Responsibilities....................94
        Section 10.2.  Removal of Trustee for Cause...........................96
        Section 10.3.  Certain Rights of the Trustee..........................97
        Section 10.4.  Not Responsible for Recitals or
                       Issuance of Certificates...............................98
        Section 10.5.  May Hold Certificates..................................98
        Section 10.6.  Money Held in Trust....................................99
        Section 10.7.  Compensation and Reimbursement; No Lien for Fees.......99
        Section 10.8.  Corporate Trustee Required; Eligibility................99
        Section 10.9.  Resignation and Removal; Appointment of Successor......99
        Section 10.10  Acceptance of Appointment by Successor Trustee........100
        Section 10.11  Merger, Conversion, Consolidation or
                       Succession to Business of the Trustee.................101
        Section 10.12  Reporting; Withholding................................101
        Section 10.13  Liability of the Trustee..............................101


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        Section 10.14  Appointment of Co-Trustee or Separate Trustee.........102

ARTICLE XI             MISCELLANEOUS                                         103

        Section 11.1.  Compliance Certificates and Opinions..................103
        Section 11.2.  Form of Documents Delivered to the Trustee............104
        Section 11.3.  Acts of Owners........................................104
        Section 11.4.  Notices, etc. to Trustee..............................105
        Section 11.5.  Notices and Reports to Owners; Waiver of Notices......105
        Section 11.6.  Rules by Trustee and the Depositor....................106
        Section 11.7.  Successors and Assigns................................106
        Section 11.8.  Severability..........................................106
        Section 11.9.  Benefits of Agreement.................................106
        Section 11.10. Legal Holidays........................................106
        Section 11.11. Governing Law.........................................106
        Section 11.12. Counterparts..........................................106
        Section 11.13. Usury.................................................107
        Section 11.14. Amendment.............................................107
        Section 11.15. REMIC Status; Taxes...................................108
        Section 11.16. Additional Limitation on Action and
                       Imposition of Tax.....................................109
        Section 11.17. Appointment of Tax Matters Person.....................110
        Section 11.18. [Reserved]............................................110
        Section 11.19. Notices...............................................110


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SCHEDULE I --     Schedule of Mortgage Loans

EXHIBIT A-1--     Form of Class A-1 Certificate
EXHIBIT A-2--     Form of Class A-2 Certificate
EXHIBIT A-3--     Form of Class A-3 Certificate
EXHIBIT A-4--     Form of Class A-4 Certificate
EXHIBIT A-5--     Form of Class A-5 Certificate
EXHIBIT A-6--     Form of Class A-6 Certificate
EXHIBIT A-7--     Form of Class A-7 Certificate
EXHIBIT M-1--     Form of Class M-1 Certificate
EXHIBIT M-2--     Form of Class M-2 Certificate
EXHIBIT M-3--     Form of Class M-3 Certificate
EXHIBIT B-1--     Form of Class B Certificate
EXHIBIT B-2       Form of Class C Certificate
EXHIBIT C  --     Form of Class R Certificate
EXHIBIT D  --     Form of Certificate Re: Mortgage Loans Prepaid in Full After
                     the Cut-Off Date
EXHIBIT E  --     Form of Trustee's Acknowledgment of Receipt
EXHIBIT F  --     Form of Pool Certification
EXHIBIT G  --     Form of Authentication Order
EXHIBIT H  --     Form of Class R Tax Matters Transfer Certificate
EXHIBIT I  --     Form of Servicer's Monthly Report
EXHIBIT J  --     Form of Servicer's Trust Receipt
EXHIBIT K  --     Liquidation Report
EXHIBIT L  --     Auction Sale Procedures
EXHIBIT M  --     RESERVED

EXHIBIT N  --     Investment Letter - Accredited Investor
EXHIBIT O  --     Investment Letter - Qualified Institutional Buyer
EXHIBIT P  --     ERISA Representation Letter

     POOLING AND SERVICING AGREEMENT, relating to WILSHIRE MORTGAGE LOAN TRUST 1997-2, dated as of November 1, 1997 (this "Agreement"), by and among Prudential Securities Secured Financing Corporation, a Delaware corporation, in its capacity as Depositor (the "Depositor"), Wilshire Servicing Corporation, a Delaware corporation, in its capacity as Servicer (the "Servicer"), WMFC 1997-2 Inc., a Delaware corporation, in its capacity as Unaffiliated Seller (the "Unaffiliated Seller"), and Bankers Trust Company of California, N.A., in its capacity as Trustee (the "Trustee") and in its capacity as Backup Servicer, (the "Backup Servicer").

     WHEREAS, the Unaffiliated Seller has sold and assigned the Mortgage Loans (as defined herein) to the Depositor as of the date hereof;

     WHEREAS, the Depositor wishes to establish a trust which provides for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

     WHEREAS, the Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

     WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

     WHEREAS, Bankers Trust Company of California, N.A. is willing to serve in the capacity of Trustee and Backup Servicer hereunder.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Unaffiliated Seller, the Servicer, the Backup Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

     Section  1.1.  Definitions.  For   all  purposes  of  this  Agreement,  the
following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

     "Account": Any account established in accordance with Section 7.2, Section 8.8(a) or Section 8.9(a) hereof.

     "Accrual Period": With respect to each Distribution Date and each Class of Certificates (other than the Variable Rate Certificates), the calendar month immediately preceding the month in which the Distribution Date occurs. With respect to each Distribution Date and the Variable Rate Certificates, the period from the 25th day of the month (or the Closing Date with respect to the December 1997 Distribution Date) immediately preceding the month in which such Distribution Date occurs to the 24th day of the month in which such Distribution Date occurs.

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     "Adjustable  Rate  Group  Available  Funds Cap Rate":  With  respect to any
Distribution Date, an amount, expressed as a per annum rate, equal to (i) the sum of (x) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Adjustable Rate Group for the related Remittance Period and (y) the excess of (A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Fixed Rate Group for the related Remittance Period over (B) the aggregate of the Servicing Fee, the Trustee Fee, in each case relating to the Fixed Rate Loan Group and such Distribution Date, and the Current Interest with respect to the Class A Certificates (other than the Class A-6 Certificates) minus (ii) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Adjustable Rate Loan Group, on such Distribution Date.

     "Adjustable Rate Loan Group": The pool of Mortgage Loans identified as having been assigned to the Adjustable Rate Loan Group in Schedule I-B hereto, including any Qualified Replacement Mortgages thereof.

     "Adverse Claim": Any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under this Agreement.

     "Aggregate   Certificate  Principal  Balance":  As  of  the  Startup  Date,
$131,789,104.39, and as of any date thereafter, the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance, the Class A-4 Certificate Principal Balance, the Class A-5 Certificate Balance, the Class A-6 Certificate Principal Balance, the Class A-7 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance and the Class B Certificate Principal Balance.

     "Aggregate Loan Balance": As of any date, the aggregate Loan Balance of all Mortgage Loans in both Loan Groups as of such date.

     "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, and including the Exhibits hereto.

     "Applied Realized Loss Amount": As to any Distribution Date, the excess, if any, of the Aggregate Certificate Principal Balance (after application of all distributions for such Distribution Date) over the Aggregate Loan Balance as of the last day of the related Remittance Period for both Loan Groups.

     "Appraised Value": The amount set forth in the Schedule of Mortgage Loans which shall be the appraised value of any Mortgaged Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Mortgaged Property at such time of origination, if such sales price is less than such appraised value or, in the case of an appraised value or purchase price determined by the related originator to be excessive, such appraised value adjusted downward or, in the case of a Mortgage Loan purchased by the


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Unaffiliated Seller from an independent originator, if available, a broker price opinion at some time between origination and the Cut-Off Date.

     "Assignment Opinion": As defined in Section 3.6(b)(ii) hereof.

     "Authentication Order": The delivery order in the form set forth as Exhibit G hereto and delivered by the Depositor to the Trustee on the Startup Day pursuant to Section 4.1 hereof.

     "Authorized Officer": With respect to any Person, any individual who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person and, with respect to the Trustee, the Depositor, the Unaffiliated Seller, the Backup Servicer and the Servicer, initially including those individuals whose names and specimen signatures appear on the lists of Authorized Officers delivered on the Startup Day.

     "Available Funds": As to any Distribution Date, the sum of the Principal Remittance Amount and the Interest Remittance Amount.

     "Backup Servicer": Bankers Trust Company of California, N.A., a national association in its capacity as Backup Servicer, and any successor hereunder.

     "Balloon Loan": Any Mortgage Loan which has an amortization schedule which extends beyond its maturity date, resulting in a relatively large unamortized principal balance due in a single payment at maturity.

     "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York, the State of Oregon or in the city in which the Corporate Trust Office of the Trustee is located, which initially is Irvine, California, are authorized or obligated by law or executive order to be closed.

     "Certificate": Any one of or all of the Class A Certificates, the Class M Certificates, the Class B Certificates, Class C Certificates or the Residual Certificates, each representing the interests and the rights described in this Agreement.

     "Certificate Account": The Certificate Account established in accordance with Section 7.2 hereof and maintained by the Trustee.

     "Certificate Principal Balance": As to the Class A-1 Certificates, the Class A-1 Certificate Principal Balance; as to the Class A-2 Certificates, the
Class A-2 Certificate  Principal Balance; as to the Class A-3 Certificates,  the
Class A-3 Certificate  Principal Balance; as to the Class A-4 Certificates,  the
Class A-4 Certificate  Principal Balance; as to the Class A-5 Certificates,  the
Class A-5 Certificate  Principal Balance; as to the Class A-6 Certificates,  the
Class A-6 Certificate  Principal Balance; as to the Class A-7 Certificates,  the
Class A-7 Certificate  Principal Balance; as to the Class M-1 Certificates,  the
Class M-1 Certificate  Principal Balance; as to the Class M-2 Certificates,  the
Class M-2 Certificate Principal Balance; as to the Class M-3 Certificates, the Class M-3 Certificate Principal Balance; and as to the Class B Certificates, the Class B Certificate Principal Balance. The Class C Certificates and the Residual Certificates do not have a "Certificate Principal Balance".


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

     "Class":  All  of  the  Class  A-1  Certificates,  all  of  the  Class  A-2
Certificates,  all  of  the  Class  A-3  Certificates,  all  of  the  Class  A-4
Certificates,  all  of  the  Class  A-5  Certificates,  all  of  the  Class  A-6
Certificates,  all  of  the  Class  A-7  Certificates,  all  of  the  Class  M-1
Certificates, all of the Class M-2 Certificates, all of the Class M-3 Certificates, all of the Class B Certificates, all of the Class C Certificates or all of the Residual Certificates, as the case may be.

     "Class A Certificate": Any one of or all of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates, as the case may be.

     "Class A Certificate Principal Balance": As of any date, the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance, the Class A-4 Certificate Principal Balance, the Class A-5 Certificate Principal Balance, the Class A-6 Certificate Principal Balance and the Class A-7 Certificate Principal Balance, as of such date.

     "Class A Principal Distribution Amount": As to any Distribution Date, (A) for each Distribution Date before the Stepdown Date or after the Stepdown Date with respect to which Distribution Date a Trigger Event has occurred and is continuing, 100% of the Principal Distribution Amount or (ii) for each Distribution Date after the Stepdown Date with respect to which no Trigger Event has occurred and is continuing, the product of (x) the Principal Distribution Amount for such Distribution Date and (y) a fraction, the numerator of which is the Class A Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Certificates.

     "Class A-1 Certificate": Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto. The Class A-1 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

     "Class A-1 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class A-1 Certificates less any amounts actually distributed as principal pursuant to Section 7.5(b)(i) hereof with respect to principal thereon on all prior Distribution Dates. The Class A-1 Certificate Principal Balance shall in no event be less than zero.

     "Class A-1 Certificate Termination Date": The Distribution Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

     "Class A-1 Current Interest": The aggregate amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-1 Pass-Through Rate (based on a 360-day year and the actual number of days in the related Accrual Period).

     "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (x) LIBOR plus 0.18% and (ii) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.


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

     "Class A-1 Principal Distribution Amount": With respect to the Class A-1 Certificates for any Distribution Date, the lesser of (x) the Class A Principal Distribution Amount for such Distribution Date, and (y) the Class A-1 Certificate Principal Balance as of such Distribution Date. On the Class A-1 Certificate Termination Date, any excess of (a) the amount described in clause
(x) of the preceding paragraph over (b) the amount described in clause (y) of the preceding paragraph shall be distributed as principal with respect to the Class A-2 Certificates, as elsewhere provided herein.

     "Class A-2 Certificate": Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto. The Class A-2 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

     "Class A-2 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class A-2 Certificates less any amounts actually distributed as principal pursuant to Section 7.5(b)(i) hereof with respect to principal thereon on all prior Distribution Dates. The Class A-2 Certificate Principal Balance shall in no event be less than zero.

     "Class A-2 Certificate Termination Date": The Distribution Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

     "Class A-2 Current Interest": The aggregate amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-2 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months).

     "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (x) 6.650% and (ii) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.

     "Class A-2 Principal Distribution Amount": With respect to the Class A-2 Certificates for any Distribution Date, the lesser of (x) the Class A Principal Distribution Amount for such Distribution Date, and (y) the Class A-2 Certificate Principal Balance as of such Distribution Date. On the Class A-2 Certificate Termination Date, any excess of (a) the amount described in clause
(x) of the preceding paragraph over (b) the amount described in clause (y) of the preceding paragraph shall be distributed as principal with respect to the Class A-3 Certificates, as elsewhere provided herein.

     "Class A-3 Certificate": Any Certificate designated as a "Class A-3 Certificate" on the face thereof, in the form of Exhibit A-3 hereto. The Class A-3 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

     "Class A-3 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class A-3 Certificates less any amounts actually distributed as principal pursuant to Section 7.5(b)(i) hereof with respect to principal thereon on


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

all prior Distribution Dates. The Class A-3 Certificate Principal Balance shall in no event be less than zero.

     "Class A-3 Certificate Termination Date": The Distribution Date on which the Class A-3 Certificate Principal Balance is reduced to zero.

     "Class A-3 Current Interest": The aggregate amount of interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-3 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months).

     "Class A-3 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (x) 6.720% per annum and (ii) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.

     "Class A-3 Principal Distribution Amount": With respect to the Class A-3 Certificates for any Distribution Date, the lesser of (x) the Class A Principal Distribution Amount for such Distribution Date, and (y) the Class A-3 Certificate Principal Balance as of such Distribution Date. On the Class A-3 Certificate Termination Date, any excess of (a) the amount described in clause
(x) of the preceding paragraph over (b) the amount described in clause (y) of the preceding paragraph shall be distributed as principal with respect to the Class A-4 Certificates, as elsewhere provided herein.

     "Class A-4 Certificate": Any Certificate designated as a "Class A-4 Certificate" on the face thereof, in the form of Exhibit A-4 hereto. The Class A-4 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

     "Class A-4 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class A-4 Certificates less any amounts actually distributed as principal pursuant to Section 7.5(b)(i) hereof with respect to principal thereon on all prior Distribution Dates. The Class A-4 Certificate Principal Balance shall in no event be less than zero.

     "Class A-4 Certificate Termination Date": The Distribution Date on which the Class A-4 Certificate Principal Balance is reduced to zero.

     "Class A-4 Current Interest": The aggregate amount of interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-4 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months).

     "Class A-4 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (x) 6.865% per annum and (ii) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.

     "Class A-4 Principal Distribution Amount": With respect to the Class A-4 Certificates for any Distribution Date, the lesser of (x) the Class A Principal Distribution

Amount for such Distribution Date, and (y) the Class A-4 Certificate Principal Balance as of such Distribution Date. On the Class A-4 Certificate Termination Date, any excess of (a) the amount described in clause (x) of the preceding paragraph over (b) the amount described in clause (y) of the preceding paragraph shall be distributed as principal with respect to the Class A-5 Certificates, as elsewhere provided herein.

     "Class A-5 Certificate": Any Certificate designated as a "Class A-5 Certificate" on the face thereof, in the form of Exhibit A-5 hereto. The Class A-5 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

     "Class A-5 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class A-5 Certificates less any amounts actually distributed as principal pursuant to Section 7.5(b)(i) hereof with respect to principal thereon on all prior Distribution Dates. The Class A-5 Certificate Principal Balance shall in no event be less than zero.

     "Class A-5 Certificate Termination Date": The Distribution Date on which the Class A-5 Certificate Principal Balance is reduced to zero.

     "Class A-5 Current Interest": The aggregate amount of interest accrued on the Class A-5 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-5 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months).

     "Class A-5 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (x) 7.255% and (ii) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.

     "Class A-5 Principal Distribution Amount": With respect to the Class A-5 Certificates for any Distribution Date, the lesser of (x) the Class A Principal Distribution Amount for such Distribution Date, and (y) the Class A-5 Certificate Principal Balance as of such Distribution Date. On the Class A-5 Certificate Termination Date, any excess of (a) the amount described in clause
(x) of the preceding paragraph over (b) the amount described in clause (y) of the preceding paragraph shall be distributed as principal with respect to the Class A-7 Certificates, as elsewhere provided herein.

     "Class A-6 Certificate": Any Certificate designated as a "Class A-6 Certificate" on the face thereof, in the form of Exhibit A-6 hereto. The Class A-6 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

     "Class A-6 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class A-6 Certificates less any amounts actually distributed as principal pursuant to Section 7.5(b)(i) hereof with respect to principal thereon on all prior Distribution Dates. The Class A-6 Certificate Principal Balance shall in no event be less than zero.

     "Class A-6 Certificate Termination Date": The Distribution Date on which the Class A-6 Certificate Principal Balance is reduced to zero.

     "Class A-6 Current Interest": The aggregate amount of interest accrued on the Class A-6 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-6 Pass-Through Rate (based on a 360-day year and the actual number of days in the related Accrual Period).

     "Class A-6 Formula Pass-Through Rate": With respect to any Distribution Date, LIBOR plus 0.28% per annum.

     "Class A-6 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the least of (i) the Class A-6 Formula Pass-Through Rate for such Distribution Date, (ii) the Adjustable Rate Available Funds Cap Rate and
(iii) 14.59%.

     "Class A-6 Principal Distribution Amount": As to any Distribution Date, the lesser of (A) the greater of (i) the product of (x) the Class A Principal Distribution Amount for such Distribution Date and (y) a fraction, the numerator of which is the Class A-6 Certificate Principal Balance immediately prior to such Distribution Date, and the denominator of which is the Class A Certificate Principal Balance immediately prior to such Distribution Date, and (ii) the excess, if any, of (x) the Class A-6 Certificate Principal Balance immediately prior to such Distribution Date over (y) the aggregate Loan Balance of the Mortgage Loans in the Adjustable Rate Loan Group as of the last day of the related Remittance Period and (B) the Class A Principal Distribution Amount. On the Class A-6 Certificate Termination Date, any excess of (a) the amount described in clause (x) of the preceding paragraph over (b) the amount described in clause (y) of the preceding paragraph shall be distributed as principal with respect to the Class A Certificates (other than the Class A-6 Certificates), as elsewhere provided herein.

     "Class A-7 Certificate": Any Certificate designated as a "Class A-7 Certificate" on the face thereof, in the form of Exhibit A-7 hereto. The Class A-7 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

     "Class A-7 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class A-7 Certificates less any amounts actually distributed as principal pursuant to Section 7.5(b)(i) hereof with respect to principal thereon on all prior Distribution Dates. The Class A-7 Certificate Principal Balance shall in no event be less than zero.

     "Class A-7 Certificate Termination Date": The Distribution Date on which the Class A-7 Certificate Principal Balance is reduced to zero.

     "Class A-7 Current Interest": The aggregate amount of interest accrued on the Class A-7 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-7 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months).

     "Class A-7 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (x) 6.835% and (ii) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.

     "Class A-7 Percentage": As to any Distribution Date, the applicable percentage set forth below:

          Distribution Dates                                         Percentages
          December 1997-November 2000..........................          0%
          December 2000-November 2002..........................          45%
          December 2002-November 2003..........................          80%
          December 2003-November 2004..........................         100%
          December 2004 and thereafter.........................         300%

     "Class A-7 Principal Distribution Amount": As to any Distribution Date, the lesser of (A) the product of (i) the applicable Class A-7 Percentage and (ii) the product of (x) the Fixed Rate Group Principal Allocation and (y) a fraction, the numerator of which is the Class A-7 Certificate Principal Balance immediately prior to such Distribution Date, and the denominator of which is the Class A Certificate Principal Balance immediately prior to such Distribution Date, and (B) the Fixed Rate Group Principal Allocation. On the Class A-7 Certificate Termination Date, any excess of (a) the amount described in clause
(x) of the preceding paragraph over (b) the amount described in clause (y) of the preceding paragraph shall be distributed as principal with respect to the Class M Certificates and the Class B Certificates, as elsewhere provided herein.

     "Class B Applied Realized Loss Amount": As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Distribution Date) and
(y) the Applied Realized Loss Amount as of such Distribution Date.

     "Class B Certificates": Those certificates in substantially the form set forth in Exhibit B-1 hereto. The Class B Certificates shall be issued with the aggregate initial Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

     "Class B Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class B Certificates less (i) any amounts actually distributed as part of the Class B Principal Distribution Amount pursuant to Section 7.5(b)(ii) hereof with respect to principal thereon on all prior Distribution Dates and (ii) the amount of any Applied Realized Loss Amount allocated as a reduction of the Class B Certificate Principal Balance on all prior Distribution Dates pursuant to Section 7.5(d) hereof. The Class B Certificate Principal Balance shall in no event be less than zero.

     "Class B Current Interest": The aggregate amount of interest accrued on the Class B Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class B Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months).

     "Class B Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (x) 8.99% and (ii) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.

     "Class B Realized Loss Amortization Amount": As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class B Certificates as of such Distribution Date and
(y) the excess of (i) the Net Monthly Excess Cashflow over (ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, in each case for such Distribution Date.

     "Class C Certificates": Those Certificates in substantially the form set forth as Exhibit B-2 hereto.

     "Class C Current Interest": As of any Distribution Date, the product of (i) one-twelfth of the Class C Pass-Through Rate and (ii) the Aggregate Loan Balance of the Mortgage Loans as of the opening of business on the first day of the related Remittance Period.

     "Class C Distribution Amount": With respect to the Class C Certificates for any Distribution Date, the amount actually distributed to the Owners of the Class C Certificates on such Distribution Date, which amount shall be the lesser of (x) the Class C Formula Distribution Amount for such Distribution Date and
(y) the amount available for distribution on account of the Class C Certificates for such Distribution Date.

     "Class C Formula Distribution Amount": As of any Distribution Date, the sum of (i) the Class C Interest Distribution Amount for such Distribution Date and
(ii) if no Cumulative Loss Trigger Event is in effect, the Overcollateralization Reduction Amount for such Distribution Date.

     "Class C Interest Distribution Amount": As of any Distribution Date, the Class C Current Interest for such Distribution Date minus the amount of any Class C Current Interest actually paid to the Owners of the Class A Certificates, the Class M Certificates or the Class B Certificates pursuant to
Section 7.5(a)(i) and Section 7.5(a)(ii) hereof, respectively.

     "Class C Pass-Through Rate": With respect to any Distribution Date, the Net Weighted Average Mortgage Rate less the weighted average of the interest rates borne by the Class A Certificates, the Mezzanine Certificates and the Class B Certificates.

     "Class M Certificates": Any one of or all of the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates, as the case may be.

     "Class M-1 Applied Realized Loss Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class

M-3 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-1 Certificate": Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit M-1 hereto. The Class M-1 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

     "Class M-1 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class M-1 Certificates less
(i) any amounts actually distributed as principal pursuant to Section 7.5(b)(ii) hereof with respect to principal thereon on all prior Distribution Dates and
(ii) the amount of any Applied Realized Loss Amount allocated as a reduction of the Class M-1 Certificate Principal Balance on all prior Distribution Dates pursuant to Section 7.5(d) hereof. The Class M-1 Certificate Principal Balance shall in no event be less than zero.

     "Class M-1 Certificate Termination Date": The Distribution Date on which the Class M-1 Certificate Principal Balance is reduced to zero.

     "Class M-1 Current Interest": The aggregate amount of interest accrued on the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class M-1 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months).

     "Class M-1 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (x) 7.180% and (ii) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.

     "Class M-1 Realized Loss Amortization Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Net Monthly Excess Cashflow over
(ii) the Extra Principal Distribution Amount for such Distribution Date.

     "Class M-2 Applied Realized Loss Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class M-3 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-2 Certificate": Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit M-2 hereto. The Class M-2 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

     "Class M-2 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class M-2 Certificates less
(i) any amounts actually distributed as principal pursuant to Section 7.5(b)(ii) hereof with respect to principal thereon on all prior Distribution Dates and
(ii) the amount of any Applied Realized Loss Amount allocated as a reduction of the Class M-2 Certificate Principal Balance on all prior Distribution Dates pursuant to Section 7.5(d) hereof. The Class M-2 Certificate Principal Balance shall in no event be less than zero.

     "Class M-2 Certificate Termination Date": The Distribution Date on which the Class M-2 Certificate Principal Balance is reduced to zero.

     "Class M-2 Current Interest": The aggregate amount of interest accrued on the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class M-2 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months).

     "Class M-2 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (x) 7.425% and (ii) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.

     "Class M-2 Realized Loss Amortization Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Net Monthly Excess Cashflow over
(ii) the sum of the Extra Principal Distribution Amount and the Class M-1 Realized Loss Amortization Amount, in each case for such Distribution Date.

     "Class M-3 Applied Realized Loss Amount": As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B Applied Realized Loss Amount, in\ each case as of such Distribution Date.

     "Class M-3 Certificate": Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit M-3 hereto. The Class M-3 Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

     "Class M-3 Certificate Principal Balance": As of any time of determination, the Original Certificate Principal Balance of the Class M-3 Certificates less
(i) any amounts actually distributed as principal pursuant to Section 7.5(b)(ii) hereof with respect to principal thereon on all prior Distribution Dates and
(ii) the amount of any Applied Realized Loss Amount allocated as a reduction of the Class M-3 Certificate Principal Balance on all prior Distribution Dates pursuant to Section 7.5(d) hereof. The Class M-3 Certificate Principal Balance shall in no event be less than zero.

     "Class M-3 Certificate Termination Date": The Distribution Date on which the Class M-3 Certificate Principal Balance is reduced to zero.

     "Class M-3 Current Interest": The aggregate amount of interest accrued on the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class M-3 Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months).

     "Class M-3 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (x) 7.770% and (ii) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.

     "Class M-3 Realized Loss Amortization Amount": As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Net Monthly Excess Cashflow over
(ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount and the Class M-2 Realized Loss Amortization Amount , in each case for such Distribution Date.

     "Class LT1 Certificates": The uncertificated class interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT2 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT3 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT4 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT5 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT6 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT8 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT9 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT10 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT11 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT12 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT13 Certificates": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class R Certificates": Those certificates representing certain residual rights to distributions from the Upper-Tier REMIC and the Lower-Tier REMIC created hereby in substantially the form set forth as Exhibit C hereto.

     "Class RL Certificates":  The class of interests represented by the Class R
Certificates   representing  the  residual  rights  to  distributions  from  the
Lower-Tier REMIC created thereby.

     "Class RU Certificates":  The class of interests represented by the Class R
Certificates   representing  the  residual  rights  to  distributions  from  the
Upper-Tier REMIC created thereby.

     "Clean-Up Call Date": The first Remittance Date following the date on which the aggregate Loan Balances of all Mortgage Loans has declined to 10% or less of the Original Aggregate Loan Balance.

     "Closing Date": December 11, 1997.

     "Code": The Internal Revenue Code of 1986, as amended and any successor statute.

     "Collected Principal Amount": With respect to any Distribution Date and Loan Group, the sum of (without duplication):

          (a) the scheduled or unscheduled principal (other than the principal portion of Prepaid Installments) due and received with respect to the Mortgage Loans during the related Remittance Period and actually collected by the Servicer during the related Remittance Period, in each case to the extent actually received by the Trustee on the related Remittance Date including the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related Remittance Period,

          (b) the Loan Balance of each Mortgage Loan that either was repurchased by the Originator or by the Depositor or purchased by the Servicer or the Unaffiliated Seller on the related Remittance Date, to the extent such Loan Balance is actually received by the Trustee on the related Remittance Date,

          (c) any Substitution Amounts delivered by the Depositor on the related Remittance Date in connection with a substitution of a Mortgage Loan, to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date and to the extent such Substitution Amounts relate to principal,

          (d) all Net Liquidation Proceeds and Net Insurance Proceeds actually collected by the Servicer with respect to the Mortgage Loans during the related Remittance Period (to the extent such Net Liquidation Proceeds and Net Insurance Proceeds relate to principal and are actually received by the Trustee on the related Remittance Date), and

          (e) the proceeds of any termination of the Trust received by the Trustee on the related Remittance Date (to the extent such proceeds relate to principal of the Mortgage Loans).

     "Collections": As defined in Section 8.9(b) hereof.

     "Combined Loan-to-Value Ratio": With respect to any First Mortgage Loan, the percentage equal to the Loan Balance as of the Cut-Off Date of the related Note divided by the Appraised Value of the related Mortgaged Property and with respect to any Second Mortgage Loan, the percentage equal to (a) the sum of (i) the remaining Loan Balance, as of origination of the Second Mortgage Loan of the Senior Lien note(s) relating to such Second Mortgage Loan and (ii) the Original Loan Balance of the Note, or if available, the Loan Balance as of the Cut-Off Date, relating to such Second Mortgage Loan divided by (b) the Appraised Value.

     "Compensating Interest": With respect to any Mortgage Loan for a Remittance Period in which a Prepayment in full (and not a partial Prepayment) was received with respect to such Mortgage Loan, an amount equal to the difference between
(x) 30 days' interest at the Mortgage Rate with respect to such Mortgage Loan less the Servicing Fee Rate on the Loan Balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee) actually paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period; provided, however, that the Servicer will in no event be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer with respect to all Mortgage Loans for the related Remittance Period.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 3 Park Place, 16th Floor, Irvine, California 92614, Attention: Wilshire 1997-2. The telecopy number for the Corporate Trust Office on the Closing Date is (714) 253-7577.

     "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage of all Realized Losses as a percentage of the Original Aggregate Principal Balance of the Mortgage Loans.

     "Cumulative Loss Trigger Event": A Cumulative Loss Trigger Event has occurred if (i) the Cumulative Loss Percentage for a specified period exceeds the applicable percentage set forth below and (ii) the 60+ Delinquency Percentage exceeds two times the original (prior to the Stepdown Date) percentage used to determine the Required Overcollateralization Amount:

           Distribution Dates                                   Loss Percentages
           December 1997-November 2000..........................      2.30%
           December 2000-November 2001..........................      3.80%
           December 2001-November 2002..........................      4.80%
           December 2002-November 2003..........................      5.40%
           December 2003-November 2004..........................      5.90%
           December 2004 and thereafter.........................      6.20%

     "Cut-Off Date": The close of business on October 31, 1997.

     "Debt": For any Person, (a) indebtedness of such Person for borrowed money,
(b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA.

     "Delinquency Advance": With respect to any Delinquent Mortgage Loan and Remittance Period, the interest (calculated at the Mortgage Rate with respect to such Mortgage Loan net of the Servicing Fee Rate) due, but not collected, with respect to such Mortgage Loan during such Remittance Period.

     "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     "Depositor":   Prudential  Securities  Secured  Financing  Corporation,   a
Delaware corporation.

     "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

     "Designated Depository Institution": With respect to each Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated (x) A or better by Fitch and (y) A2 or better by Moody's and in one of the two highest short-term ratings categories of each of the Rating Agencies, unless otherwise approved in writing by each of the Rating Agencies, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by each of the Rating Agencies, and, in each case acting or designated by the Servicer in the case of the Lockbox Account or by the Trustee in the cases of the Principal and Interest Account and the Certificate Account as the depository institution for such Account; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, an Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moody's if such institution has trust powers and the Account is held by such institution in its trust capacity and not in its commercial capacity.

     "Determination Date": As to each Distribution Date, the fifteenth (15th) day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

     "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Offered Certificates from time to time as a securities depository.

     "Disqualified Organization": "Disqualified Organization" shall have the meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Distribution Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the twenty-fifth (25th) day of each month (or, if such day is not a Business Day, the next succeeding Business Day), commencing in the month in which the Startup Day occurs.

     "Document Delivery Requirements": The Unaffiliated Seller's obligations to deliver certain legal documents, to prepare and record certain Mortgage assignments or to deliver certain opinions relating to Mortgage assignments, in each case with respect to the Mortgage Loans and as set forth in Section 3.6 hereof.

     "Electronic Report": As defined in Section 8.10(a) hereof.

     "Eligible Investments": Those investments so designated pursuant to Section
7.7 hereof.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Amounts": As defined in Section 8.23 hereof.

     "Event of Servicer  Default":  Any event described in clause (a) of Section
8.18 hereof.

     "Exception Report": As defined in Section 3.7 hereof.

     "Excess Interest Amount": As to any Distribution Date, the excess of (x) the Interest Remittance Amount for both Loan Groups over (y) the sum of (i) the aggregate of the Current Interest for each Class of Class A Certificates, Class M Certificates and Class B Certificates and (ii) the Trustee Fee for both Loan Groups.

     "Extra Principal Distribution Amount": As to any Distribution Date, the lesser of (x) the Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

     "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

     "FHLMC":   The  Federal  Home  Loan  Mortgage   Corporation,   a  corporate
instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

     "Final Certification": As defined in Section 3.7(b) hereof.

     "Final Determination": As defined in Section 9.3(a) hereof.

     "First Mortgage Loan": A Mortgage Loan secured by a first priority mortgage lien with respect to any Mortgaged Property.

     "Fitch": Fitch IBCA, Inc.

     "Fixed Rate Group Available Funds Cap Rate": With respect to any Distribution Date, an amount, expressed as a per annum rate, equal to (i) the sum of (x) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Fixed Rate Loan Group for the related Remittance Period and (y) the excess of (A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Adjustable Rate Group for the related Remittance Period over (B) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Adjustable Rate Group and such Distribution Date, and the Current Interest with respect to the Class A-6 Certificates minus (ii) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Fixed Rate Loan Group, on such Distribution Date.

     "Fixed Rate Group Principal Allocation": As to any Distribution Date, the excess of (i) the Class A Principal Distribution Amount for such Distribution Date over (ii) the Class A-6 Principal Distribution Amount for such Distribution Date.

     "Fixed Rate Loan Group": The pool of Mortgage Loans identified as having been assigned to the Fixed Rate Loan Group in Schedule I-A hereto, including any Qualified Replacement Mortgages thereof.

     "FNMA": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

     "GAAP": Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

     "Governmental Authority": The United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

     "Highest Lawful Rate": As defined in Section 11.13.

     "Indirect Participant": Shall mean any financial institution for whom any Direct Participant holds an interest in an Offered Certificate.

     "Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan.

     "Insurance Proceeds": The proceeds of any Insurance Policy relating to a Mortgage Loan, a Mortgaged Property or a REO Property, net of proceeds to be applied to the repair of the Mortgaged Property or released to the Mortgagor and net of expenses reimbursable therefrom.

     "Interest Remittance Amount": As to either Loan Group and any Distribution Date, without duplication, of the following amounts, without duplication, with respect to the Mortgage Loans: (i) scheduled payments of interest on the Mortgage Loans due after the Cut-Off Date received by the Servicer during the related Remittance Period (net of amounts representing the Servicing Fee with respect to each Mortgage Loan and reimbursement for Delinquency Advances and Servicing Advances); (ii) payments from the Servicer in connection with (a) Delinquency Advances and (b) Compensating Interest, (iii) the interest portion of any Substitution Amounts and Loan Purchase Price, (iv) the amount of losses required to be paid by the Servicer pursuant to Section 7.6(e) and (v) amounts received by the Trustee in respect of interest in connection with the termination of the Trust with respect to the Mortgage Loans as provided in
Article IX hereof.

     "LIBOR":  With  respect  to  any  Accrual  Period  and  the  Variable  Rate
Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

     "LIBOR Determination Date": With respect to any Accrual Period and the Variable Rate Certificates, the second London Business Day preceding the commencement of such Accrual Period.

     "LIBOR Shortfall Amount": The excess, if any, of (x) the interest due on the Class A-6 Certificates on any Distribution Date calculated at the Class A-6 Formula Pass-Through Rate over (y) the interest due on the Class A-6 Certificates calculated at the Adjustable Rate Group Available Funds Cap Rate applicable to such Distribution Date.

     "Liquidated Loan": Any defaulted Mortgage Loan or REO Property with respect to which the Servicer has made a determination that all Net Liquidation Proceeds and other payments or recoveries that the Servicer, in its reasonable judgment, expects to be finally recoverable have been recovered or that the Servicer believes the cost of obtaining any additional recoveries would exceed the amount of such recoveries. A Mortgage Loan which is purchased from the Trust pursuant to Section 3.5 or 3.7(b) hereof is not a "Liquidated Loan".

     "Liquidation Expenses": Expenses which are incurred by the Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, reasonable legal fees and expenses, and any unreimbursed Servicing Advances expended by the Servicer or any Sub-Servicer pursuant to Section 8.12(b) with respect to the related Mortgage Loan.

     "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

     "Loan Balance": With respect to each Mortgage Loan, as of any date of determination, the outstanding principal balance thereof on the Cut-Off Date, less any related principal collections or recoveries relating to such Mortgage Loan received by the Servicer as of the date of determination, as reported by the Servicer in its report to the Trustee pursuant to Section 7.8(b) hereof, as applicable; provided, however, that the Loan Balance for any Mortgage Loan which has become a Liquidated Loan shall be zero following the date on which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter. The Loan Balance of any Mortgage Loan as of the Cut-Off Date shall be the balance of such Mortgage Loan as of the Cut-Off Date.

     "Loan Collateral": The personal or real property (if any) securing the related Mortgage Loan, including any lessor's interest in such Loan Collateral, whether characterized or recharacterized as an ownership or security interest.

     "Loan File": The documents delivered to the Trustee pursuant to Section 3.6 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Loan File pursuant to this Agreement.

     "Loan Group": Any of the Adjustable Rate Loan Group and the Fixed Rate Loan Group.

     "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Remittance Date pursuant to Section 3.5 or 3.7(b) hereof, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase, plus one month's interest on the outstanding Loan Balance thereof as of the beginning of the preceding Remittance Period computed at the related Mortgage Rate less, if the Servicer is the purchasing party, the Servicing Fee Rate, together with, without duplication, the aggregate amount of (i) all delinquent interest and all unreimbursed Reimbursable Advances and (ii) all amounts received by the Servicer with respect to such Mortgage Loan during the related Remittance Period.

     "Lockbox Account": Means the account in the name of the Trust at the Lockbox Bank to which all Collections in respect of the Mortgage Loans shall be remitted by the obligors and the Servicer.

     "Lockbox Agreement": Means the agreement between the Servicer and the Lockbox Bank providing that all funds received into a particular lockbox on a Business Day shall be remitted directly to the Principal and Interest Account by the close of the following Business Day.

     "Lockbox Bank": Means Bank of America Oregon, N.A.

     "London Business Day": Any day in which banks in the City of London are open and conducting transactions in U.S. dollars.

     "Lower-Tier Distribution Amount": As of any Remittance Date, the Available Funds.

     "Lower-Tier Interests": As defined in Section 2.8(c) hereof.

     "Lower-Tier REMIC": The segregated pool of assets held by the Trust consisting of the Mortgage Loans.

     "Majority Owners": The Owner or Owners of a Class of Certificates evidencing Percentage Interests in excess of 51% in the aggregate of such Class or Classes.

     "Monthly Remittance Amount": As of any Remittance Date, the Interest Remittance Amount and the Principal Remittance Amount for the related Remittance Period.

     "Moody's": Moody's Investors Service, Inc.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note.

     "Mortgage Loans": Such of the mortgage loans transferred and assigned to the Trust pursuant to Section 3.6(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the Schedule of Mortgage Loans. The term "Mortgage Loan" includes the terms "First Mortgage Loan", and "Second Mortgage Loan". The term "Mortgage Loan" includes any Mortgage Loan which is

Delinquent, which relates to a foreclosure or which relates to a Mortgaged Property which is a REO Property prior to such Mortgaged Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

     "Mortgage Rate": The rate of interest borne by each Note.

     "Mortgaged Property": The underlying property on which a lien is granted securing a Mortgage Loan.

     "Mortgagor": The obligor on a Note.

     "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of, without duplication, Liquidation Expenses and unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees through the date of liquidation relating to such Liquidated Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

     "Net Monthly Excess Cashflow": As of any Distribution Date, the sum of (i) the Excess Interest Amount and (ii) the Overcollateralization Reduction Amount, in each case, for such Distribution Date.

     "Net Weighted Average Mortgage Rate": With respect to any Remittance Period, the weighted average Mortgage Rates (weighted by Loan Balances) of the related Mortgage Loans, calculated at the opening of business on the first day of such Remittance Period, less the Servicing Fee Rate with respect to such Remittance Period and less the Trustee Fee Rate.

     "Nonrecoverable Delinquency Advance": Any Delinquency Advance (i) previously made and not previously reimbursed to the Servicer or (ii) proposed to be made in respect of a Mortgage Loan or REO Property, that the Servicer determines will not, or, in the case of a proposed Delinquency Advance, would not, be recovered from late collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property.

     "Note":  The  note  or  other  evidence  of  indebtedness   evidencing  the
indebtedness of a Mortgagor under a Mortgage Loan.

     "Offered   Certificates":   The  Class  A  Certificates  and  the  Class  M
Certificates.

     "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

     "Original Aggregate Loan Balance": The Aggregate Loan Balances of all Mortgage Loans as of the Cut-Off Date, i.e., $131,789,104.39.

     "Original Certificate Principal Balance": As of the Startup Day and as to each Class of Offered Certificates and the Class B Certificates, the original Certificate Principal Balances thereof, as follows:

                  Class A-1 Certificates    $36,217,000.00

                  Class A-2 Certificates    $10,000,000.00

                  Class A-3 Certificates    $12,000,000.00

                  Class A-4 Certificates    $12,000,000.00

                  Class A-5 Certificates    $10,000,000.00

                  Class A-6 Certificates    $16,302,000.00

                  Class A-7 Certificates    $ 8,912,000.00

                  Class M-1 Certificates    $ 8,236,000.00

                  Class M-2 Certificates    $ 7,578,000.00

                  Class M-3 Certificates    $ 6,260,000.00

                  Class B Certificates      $ 4,284,104.39

     The Class C Certificates and the Residual Certificates do not have an Original Certificate Principal Balance.

     "Original  Credit  Support  Percentage":   As  to  any  Class  of  Class  A
Certificates or Subordinate Certificates, the applicable percentage set forth below:

                       Senior                    20%
                       Class M-1                 13.75%
                       Class M-2                 8%
                       Class M-3                 3.25%
                       Class B                   0%

     "Original Loan Balance": With respect to each Note, the Loan Balance of such Note or the mortgage note relating to a Senior Lien, as the case may be, on the date of origination thereof.

     "Originator": The Person that originated the Mortgage Loan pursuant to a written agreement with the related obligor.

     "Outstanding Certificates": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

          (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Certificates or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Trustee in trust for the Owners of such Certificates;

          (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; and

          (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section
     5.5 hereof.

     "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (x) the Aggregate Loan Balance as of the close of business on the last day of the related Remittance Period over (y) the sum of the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B Certificate Principal Balance as of such Distribution Date (assuming 100% of the Collected Principal Amount is applied in reduction of the amount specified in clause (y)).

     "Overcollateralization Deficiency Amount": As to any Distribution Date, the excess, if any, of (i) the Required Overcollateralization Amount for such
Distribution   Date  over  (ii)  the   Overcollateralization   Amount  for  such
Distribution Date after giving effect to the distribution of the Collected Principal Amount on such Distribution Date.

     "Overcollateralization Reduction Amount": As to any Distribution Date, the lesser of (i) the Collected Principal Amount for such Distribution Date and (ii) the excess, if any, of (x) the Overcollateralization Amount (assuming 100% of the Collected Principal Amount is distributed on the Offered Certificates) over
(y) the Required Overcollateralization Amount.

     "Owner": The Person in whose name a Certificate is registered in the Register, to the extent described in Section 5.4.

     "Pass-Through Rate". With respect to any Distribution Date as to the Class A-1 Certificates, the Class A-1 Pass-Through Rate, as to the Class A-2 Certificates, the Class A-2 Pass-Through Rate, as to the Class A-3 Certificates, the Class A-3 Pass-Through Rate, as to the Class A-4 Certificates, the Class A-4 Pass-Through Rate, as to the Class A-5 Certificates, the Class A-5 Pass-Through Rate, as to the Class A-6 Certificates, the Class A-6 Pass-Through Rate, as to the Class A-7 Certificates, the Class A-7 Pass-Through Rate, as to the Class M-1 Certificates, the Class M-1 Pass-Through Rate, as to the Class M-2 Certificates, the Class M-2 Pass-Through Rate, as to the Class M-3 Certificates, the Class M-3 Pass-Through Rate, as to the Class B Certificates, the Class B Pass-Through Rate and as to the Class C Certificates, the Class C Pass-Through Rate.

     "Percentage Interest": As to any Class A Certificate, Class M Certificate or Class B Certificate, that percentage, expressed as a fraction, the numerator of which is the Certificate Principal Balance of such Certificate as of the Closing Date and the denominator of which is the

Original Certificate Principal Balance of all Certificates of the same Class and as to any Class C Certificate or Residual Certificate, that Percentage Interest set forth on such Certificate. As to the Offered Certificates, that percentage, expressed as a fraction, the numerator of which is the Certificate Principal Balance of such Certificate and the denominator of which is the Certificate Principal Balance of all Offered Certificates.

     "Person":  Any  individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

     "Prepayment": Any payment of principal of a Mortgage Loan which is received by the Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

     "Preservation Expenses": Expenditures made by the Servicer or any Sub-Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

     "Primary Parcel": With respect to any Mortgaged Property with multiple parcels, the parcel having the greatest Appraised Value.

     "Principal  Distribution  Amount":  As to any Distribution Date, the sum of
(i) the Collected Principal Amount (and with respect to any Distribution Date on which a Trigger Event is not in effect, less the Overcollateralization Reduction Amount, if any) and (ii) the Extra Principal Distribution Amount.

     "Principal and Interest Account": The principal and interest account created by the Servicer or any Sub-Servicer pursuant to Section 8.9(a) hereof, or pursuant to any Sub-Servicing Agreement.

     "Principal Remittance Amount": With respect to any Remittance Period, the Collected Principal Amount.

     "Prohibited Transaction": "Prohibited transaction" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Prospectus": Any prospectus (including any prospectus supplement) relating to the Registration Statement pursuant to which the Offered Certificates are offered.

     "Purchase Option Period": As defined in Section 9.3(b) hereof.

     "Qualified Liquidation": "Qualified liquidation" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Qualified Mortgage": "Qualified mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Qualified Replacement Mortgage": A Mortgage Loan substituted for another pursuant to Section 3.5 or 3.7(b) hereof, which (i) bears a fixed rate of interest if the Mortgage Loan being substituted is a Fixed Rate Mortgage Loan and bears an adjustable rate of interest if the Mortgage Loan being substituted is an Adjustable Rate Mortgage Loan, (ii) has a Mortgage Rate at least equal to the Mortgage Rate of the Mortgage Loan being replaced, (iii) is of the same or better property type and the same or better occupancy status as the replaced Mortgage Loan, (iv) shall be of the same or better credit quality classification at origination of the Mortgage Loan (determined in accordance with the Unaffiliated Seller's credit underwriting guidelines) as the Mortgage Loan being replaced, (v) shall mature no later than April 25, 2027, (vi) has a Combined Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Combined Loan-to-Value Ratio of the replaced Mortgage Loan at such time and shall relate to a Mortgagor having a debt-to-income ratio no higher than the debt-to-income ratio of the Mortgagor whose Mortgage Loan is being replaced,
(vii) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-Off Date, (viii) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust, all as evidenced by an Officer's Certificate of the Depositor delivered to the Trustee prior to any such substitution and (ix) is a valid First Mortgage Loan. In the event that one or more mortgage loans are proposed to be substituted for one or more Mortgage Loans, the foregoing tests may be met on a weighted average basis or other aggregate basis except that the requirement of clause (viii) hereof must be satisfied as to each Qualified Replacement Mortgage.

     "Rating Agencies": Moody's and Fitch.

     "Realized Loss": As to any Liquidated Loan, the amount, if any, by which the Loan Balance thereof, accrued and unpaid interest as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon.

     "Record Date": With respect to the December 1997 Distribution Date, the Closing Date. With respect to each other Distribution Date, the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, whether or not such day is a Business Day.

     "Reference Banks": Bankers Trust Company, Barclays Bank PLC, The Bank of Tokyo and National Westminster Bank PLC, provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with either Seller or any affiliate thereof, (iii) whose quotations appear on Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Trustee.

     "Register":  The  register  maintained  by the Trustee in  accordance  with
Section 5.4 hereof, in which the names of the Owners are set forth.

     "Registrar": The Trustee, acting in its capacity as Trustee appointed pursuant to Section 5.4 hereof, or any duly appointed and eligible successor thereto.

     "Registration Statement": The Registration Statement filed by the Depositor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus relating to the Offered Certificates constituting a part thereof.

     "Reimbursable Advances": As to any Mortgage Loan, all Delinquency Advances and Servicing Advances made by the Servicer with respect thereto, to the extent not previously paid to or withheld by the Servicer.

     "REMIC": A "real estate mortgage  investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Date": The date on or prior to which the Servicer is required to direct the Trustee to transfer the Monthly Remittance Amount to the Certificate Account which shall be the third Business Day prior to the Distribution Date commencing in December, 1997 (or, if such day is not a Business Day, the next succeeding Business Day).

     "Remittance Period": The calendar month immediately preceding the month in which a Remittance Date occurs.

     "REO Property": A Mortgaged Property acquired by the Servicer or any Sub-Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the close of business on the tenth day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

     "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Offered Certificates registered in the Register under the nominee name of the Depository.

     "Representations  and  Warranties":   The  representations  and  warranties
relating to the Mortgage Loans, as set forth in Section 3.4 hereof.

     "Required Information": With respect to a Mortgage Loan, (a) the name and address of the obligor, (b) the outstanding principal balance of the Mortgage Loan, (c) the maturity date and (d) the interest rate; provided, that the Servicer's obligation to furnish any portion of the Required Information to any Person shall not require the Servicer to fail to observe any applicable law prohibiting disclosure of information regarding the obligors.

     "Required OC Percentage": As of any date of determination, the percentage then applicable in clause (b)(i) of the Required Overcollateralization Amount.

     "Required Overcollateralization Amount": As to any Distribution Date (a) prior to the Stepdown Date, the product of 2.75% and the Original Aggregate Principal Balance of the Mortgage Loans; (b) on and after the Stepdown Date, (i) if no Trigger Event is in effect, the lesser of (A) 5.50% of the Aggregate Loan Balance as of the end of the related Remittance Period and (B) 2.75% of the Original Aggregate Principal Balance of the Mortgage Loans or (ii) if a Trigger Event or a Cumulative Loss Trigger Event is in effect, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which the Trigger Event first occurred.

     "Residual   Certificate":   Any  Class  RL  Certificate  or  any  Class  RU
Certificate.

     "Schedule of Mortgage Loans": Each of the Schedule of Mortgage Loans attached hereto as Schedule I-A and I-B listing each of the Mortgage Loans in the related Loan Group.

     "Second Mortgage Loan": A Mortgage Loan which is secured by a second priority mortgage lien with respect to the related Mortgaged Property.

     "Securities Act": The Securities Act of 1933, as amended.

     "Seller": Any Person from which the Unaffiliated Seller through its affiliate, Wilshire Credit Corporation acquired a Mortgage Loan.

     "Senior Enhancement Percentage": As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Class Certificate Principal Balance of the Class A Certificates, the Class M Certificates and the Class B Certificates minus the Certificate Principal Balance of the Class with the highest priority and (ii) the
Overcollateralization Amount, in each case after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date, and the denominator of which is the Aggregate Loan Balance as of the last day of the related Remittance Period.

     "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

     "Servicer": Wilshire Servicing Corporation, a Delaware Corporation, and its permitted successors and assigns.

     "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer and (ii) which is qualified to service residential mortgage loans.

     "Servicer Extension Notice": As defined in Section 8.18(i) hereof.

     "Servicer's  Monthly  Report":  The  report  in  substantially  the form of
Exhibit I hereto.

     "Servicer's Report Date": The Determination Date.

     "Servicer's Trust Receipt": The Servicer's trust receipt in the form set forth as Exhibit J hereto.

     "Servicing Advance": As defined in Section 8.11(b) and Section 8.14(a) hereof.

     "Servicing Fee": With respect to any Mortgage Loan, the monthly amount retained by the Servicer or by any successor thereto as compensation for servicing and administration duties relating to such Mortgage Loan pursuant to
Section 8.15 hereof and equal to the product of (x) 1/12 (y) the related Servicing Fee Rate and (z) the outstanding Loan Balance of such Mortgage Loan as of the opening of business on the first day of the immediately preceding Remittance Period.

     "Servicing Fee Rate": 0.375% per annum.

     "Servicing Standards": Means servicing, collection and investor reporting systems and procedures consistent with (i) those systems and procedures set forth in the WCC Servicing Guide, (ii) this Agreement, (iii) applicable law and
(iv) customary and prudent practices in the residential mortgage loan servicing industry.

     "60+ Delinquency Amount": A fraction expressed as a percentage, the numerator of which is (A) (i) with respect to any Distribution Date on or after the Stepdown Date but prior to the December 2001 Distribution Date, 100% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days Delinquent; (ii) with respect to the December 2001 Distribution Date and the Distribution Dates prior to December 2003, 75% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days Delinquent; and (iii) with respect to the December 2003 Distribution Date and all the Distribution Dates thereafter, 50% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days Delinquent and the denominator of which is (B) the Aggregate Loan Balance, in each case as determined as of the last day of the related Remittance Period. For the purposes of this definition, "more than 60 days Delinquent" shall include Mortgage Loans relating to Mortgagors in bankruptcy or insolvency proceedings under the United States Bankruptcy Code which limit the ability of the Servicer to pursue collection of such loans), in foreclosure or converted to REO Properties, as the case may be.

     "Startup Day": December 11, 1997.

     "Stepdown Date": The later to occur of (x) the Distribution Date in December 2000, and (y) the first Distribution Date on which the Senior Enhancement Percentage (assuming 100% of the Collected Principal Amount is distributed on the Offered Certificates on such Distribution Date) is at least equal to the sum of (i) two times the Original Credit Support Percentage for the Class A Certificates and (ii) the Required OC Percentage.

     "Sub-Servicer": Any Person with whom the Servicer has entered into a Sub-Servicing Agreement and who is Wilshire Credit Corporation or satisfies any requirements set forth in Section 8.3 hereof in respect of the qualification of a Sub-Servicer.

     "Sub-Servicing Agreement": A written contract between the Servicer and any Sub-Servicer relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 8.3.

     "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Mortgage Rate less, if the Servicer is the replacing party, the Servicing Fee Rate of the Mortgage Loan being replaced.

     "T&I Account": As defined in Section 8.23 hereof.

     "Tax Matters Person":  The Tax Matters Person appointed pursuant to Section
11.17 hereof.

     "Termination Notice": As defined in Section 9.3(b) hereof.

     "Termination Price": As defined in Section 9.2(a) hereof.

     "Transaction Documents": Collectively this Agreement, the Unaffiliated Seller's Agreement, the Underwriting Agreement relating to the Class A Certificates, any Sub-Servicing Agreement, the Registration Statement and the Certificates.

     "Trigger Event": A Trigger Event shall have occurred and be continuing, if at any time, the percentage equivalent of a fraction, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans that are more than 60 days Delinquent (including Mortgage Loans relating to Mortgagors in bankruptcy or insolvency proceedings under the United States Bankruptcy Code which limit the ability of the Servicer to pursue collection of such loans), in foreclosure or converted to REO Properties, as the case may be, and the denominator of which is the Aggregate Loan Balance as of the last day of the related Remittance Period exceeds 40% of the Senior Enhancement Percentage

     "Trust": Wilshire Mortgage Loan Trust 1997-2, the trust created under this Agreement.

     "Trust Estate": Collectively, all money, instruments and other property, to the extent such money, instruments and other property are subject or intended to be held in trust, and in the subtrusts, for the benefit of the Owners, including all proceeds thereof, including, without limitation, (i) the Mortgage Loans,
(ii) such amounts, including Eligible Investments, as from time to time may be held in all Accounts, (iii) any REO Property that has not been withdrawn from the Trust, (iv) any Insurance Policies relating to the Mortgage Loans and any rights of the Unaffiliated Seller under any Insurance Policies, (v) Net
Liquidation Proceeds with respect to any Liquidated Loan, and (vi) the Depositor's rights under the Unaffiliated Seller's Agreement.

     "Trustee": Bankers Trust Company of California, N.A., located on the date of execution of this Agreement at the Corporate Trust Office, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

     "Trustee Fee": As of any Distribution Date and any Loan Group, the product of (x) 1/12, (y) the Trustee Fee Rate and (z) the Aggregate Loan Balance of such Loan Group as of the beginning of the related Remittance Period.

     "Trustee Fee Rate": 0.02% per annum.

     "Unaffiliated Seller": WMFC 1997-2 Inc., a Delaware corporation, and its permitted successors and assigns.

     "Unaffiliated Seller's Agreement": The Unaffiliated Seller's Agreement, dated as of November 1, 1997, between the Unaffiliated Seller, the Servicer and the Depositor.

     "Underwriter": Prudential Securities Incorporated.

     "Unpaid Realized Loss Amount": For any Class of Subordinated Certificates and as to any Distribution Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Distribution Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

     "Unrecoverable Delinquency Advance": Any Delinquency Advance which the Servicer, in its good faith business judgment, believes will not ultimately be recovered from the related Mortgage Loan.

     "Unregistered Certificates": The Class B and C Certificates.

     "Updated Diskette Report": As defined in Section 8.10 hereof.

     "Upper-Tier REMIC": The segregated pool of assets held by the Trust consisting of the Lower-Tier Interests (except for the RL Lower-Tier Interest, as set forth in the chart in Section 2.8(c) hereof).

     "Variable Rate Certificates": The Class A-1 Certificates and the Class A-6 Certificates.

     "Weighted Average Class Pass-Through Rate": With respect to any Remittance Period, the weighted average Pass-Through Rates (weighted by Certificate Principal Balance) of the Offered Certificates, calculated at the opening of business on the first day of such Remittance Period.

     "WCC": Wilshire Credit Corporation, a Nevada corporation.

     "WCC Servicing Guide": The Wilshire Credit Corporation Servicing Guide dated December 31, 1994, or any replacement supplement or amendment thereto.

     Section 1.2. Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.1 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

     Section 1.3. Captions; Table of Contents. The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

     Section 1.4. Opinions. Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

     Section 2.1. Establishment of the Trust. The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Wilshire Mortgage Loan Trust 1997-2".

     Section 2.2. Office. The office of the Trust shall be in care of the Trustee, addressed to the Corporate Trust Office, or at such other address as the Trustee may designate by notice to the Unaffiliated Seller, the Servicer and the Owners.

     Section 2.3. Purposes and Powers. The purpose of the Trust is to engage in the following activities, and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Mortgage Loans and the Trust Estate in connection therewith;

(ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall require or permit the Trustee to take any action which would result in the loss of REMIC status for the Trust.

     Section 2.4. Appointment of the Trustee; Declaration of Trust. The Unaffiliated Seller hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.8 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

     Section 2.5. Expenses of the Trust. On each Distribution Date the Trustee shall receive the Trustee Fee , as provided in Section 7.4 hereof. Any other expenses of the Trust that have been reviewed and approved by the Unaffiliated Seller or the Servicer (which approval shall not be unreasonably withheld), including the reasonable expenses of the Trustee, its agents and counsel, shall be paid directly by the Unaffiliated Seller or the Servicer to the Trustee or to such other Person to whom such amounts may be due. Failure by the Unaffiliated Seller to pay any such fees or other expenses shall not relieve the Trustee of its obligations hereunder.

     Section 2.6. Ownership of the Trust. On the Startup Day the ownership interests in the Trust and the subtrusts shall be transferred as set forth in
Section 4.2 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.4 and 5.8 hereof.

     Section 2.7. Receipt of Trust Estate. The Unaffiliated Seller hereby directs the Trustee to accept the property conveyed to it pursuant to Section
3.6 hereof in connection with the establishment of the Trust, and the Trustee hereby acknowledges receipt of such property to the extent delivered. The Unaffiliated Seller further directs, upon a written order to authenticate from the Depositor, the Trustee to issue the Certificates, to deliver the Offered Certificates to the Depository as provided in Section 5.4, and to deliver the Class B Certificates, the Class C Certificates to the Depositor and the Residual Certificates to the Unaffiliated Seller.

     Section 2.8. Miscellaneous REMIC Provisions. Error! Bookmark not defined.The Trust shall elect that the Upper-Tier REMIC and the Lower-Tier REMIC shall be treated as REMICs under Section 860D of the Code, as described in
Section 11.15. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such REMIC elections.

     (b) The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificate, the Class B Certificates and the Class C Certificates are hereby designated as "regular interests" with respect to the Upper-Tier

REMIC and the Class RU Certificates are hereby designated as the single Class of "residual interest" with respect to the Upper-Tier REMIC. The Class LT1, LT2, LT3, LT4, LT5, LT6, LT7, LT8, LT9, LT10, LT11, LT12 and LT13 Certificates are hereby designated as "regular interests" with respect to the Lower-Tier REMIC and the Class RL Certificates are hereby designated as the single class of "residual interest" with respect to the Lower-Tier REMIC.

     (c) Any Extra Principal Amount applies pursuant to Section 7.5(b) that is payable from interest on the Mortgage Loans will not be paid to the Lower Tier Interests as interest, but a portion of the interest payable with respect to the LT13 which equals 1% of the Extra Principal Amount will be payable as a reduction of the principal balances of the LT2, LT3, LT4, LT5, LT6, L1 7, L1 8, LT9, LT10, LT11 and LT12 Classes in the same manner in which the Extra Principal Amount is allocated among the Class A-1, Class A-2, Class A-3, Class A 4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2, Class M-3 and Class B Certificates, respectively (and will be accrued and added to principal on the LT13 Class).

     Principal payments on the Mortgage Loans shall be allocated 98% to the LT1 Class, 1% to the LT13 Class and 1% to the LT2, LT3, LT4, LT5, LT6, LT7, LT8, LT9, LT10, LT11 and LT12 Classes until paid in full. The aggregate amount of principal allocated to the LT2, LT3, LT4, LT5, LT6 ,, LT7, LT8, LT9, LT10, LT11 and LT12 Classes shall be apportioned among such Classes in the same manner in which principal is payable with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2, Class M-3 and Class B Certificates, respectively.

     Notwithstanding the above, 98% and 2% of any principal payment on the Mortgage Loans that is attributable to an Overcollateralization Reduction Amount shall be allocated to the LT1 Class and LT13 Classes, respectively, until paid in full. Realized Losses shall be applied such that after all distributions have been made on such Payment Date, the principal balance of the LT1 Class is 98% of the aggregate Loan Balances of the Mortgage Loans, the principal balances of the LT2, LT3, LT4, LT5, LT6, LT7, LT8, LT9, LT10, LT11 and LT12 Classes are each 1% of the Class A-1, Class A-2, Class A-3, Class A", Class A-5, Class A-6, Class A-7, Class M-l, Class M-2, Class M-3 and Class B Certificates, respectively, and the principal balance of the LT13 Class is equal to the aggregate Loan Balances of the Mortgage Loans less an amount equal to the sum of the principal balances of the LT l, LT2, LT3, LT4, LT5. LT6, LT7, LT8. LT9, LT10, LT11 and LT12 Classes.

     The Lower-Tier Interests will have the following designations and interest rates, and distributions of principal and interest thereon shall be allocated Certificates in the following manner:

                                  Original
      Class       Companion       Principal         Allocation     Allocation          Final Scheduled
   Designation     Classes         Balance         of Principal    of Interest        Distribution Date
   -----------     -------         -------         ------------    -----------        -----------------
       LT1           All       $129,153,322.30            N2          N3, N4         January 25, 2013
       LT2           A-1            362,170.00            N2          N3, N4         May 25, 2015
       LT3           A-2            100,000.00            N2          N3, N4         October 25, 2018
       LT4           A-3            120,000.00            N2          N3, N4         November 25, 2021
       LT5           A-4            120,000.00            N2          N3, N4         May 25, 2028
       LT6           A-5            100,000.00            N2          N3, N4         May 25, 2028
       LT7           A-6            163,020.00            N2          N3, N4         March 25, 2028
       LT8           A-7             89,120.00            N2          N3, N4         May 25, 2028
       LT9           M-1             82,360.00            N2          N3, N4         May 25, 2028
      LT10           M-2             75,780.00            N2          N3, N4         May 25, 2028
      LT11           M-3             62,600.00            N2          N3, N4         May 25, 2028
      LT12            B              42,841.04            N2          N3, N4         May 25, 2028
      LT13           All          1,330,180.81            N2          N3, N4         May 25, 2028
       RL                                 0.00        0% N/A         N/A, N5         May 25, 2028

(1) The interest rate on the Lower-Tier Interests shall at any time of determination equal the Net Weighted Average Mortgage Rate.

(2) Principal will be allocated to and apportioned among the Class A, Class M and Class B Certificates in the same proportion as principal is payable with respect to such Certificates, except that a portion of such principal in an amount equal to the Overcollateralization Reduction Amount shall first be allocated as a payment of interest to the Class C Certificates, and all principal will be allocated as a payment of interest to the Class C Certificates after the principal balance of the Class A, Class M and Class B Certificates have been reduced to zero.

(3) Except as provided in footnote (4), interest will be allocated among the Class A, Class M and Class B Certificates in the same proportion as interest is payable on such Certificates.

(4) Any interest with respect to this Lower Tier Regular Interest in excess of the product of (i) two times the weighted average coupon of the LT2, LT3. LT4, LT5, LT6, LT7, LT8, LT9, LTl0, LT11, LTl2, and LTl3 Classes, where each of such Classes, other than the Class LT13 Class, is first subject to a cap and floor equal to the Class A-l, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-l, Class M-2, M-3 and Class B Pass-Through Rate, respectively, and the LTl3 Class is subject to a cap equal to 0%, and (ii) the principal balance of this Lower Tier Regular Interest, shall not be allocated to the Class A, Class M and Class B Certificates but will be allocated to the Class C Certificates as a separate component. However, the Class C Certificates shall be subordinated to the extent provided in Section 7.5.

(5) The Class RL Certificate has no principal balance and does not bear interest. On each Distribution Date, available funds, if any, remaining in the Lower Tier REMIC after payments of interest and principal, as designated above, will be distributed to the Class RL Certificate.

     The Lower-Tier Interests LT1, LT2, LT3, LT4, LT5, LT6, LT7, LT8, LT9, LT10, LT11, LT12 and LT13 shall be issued as non-certificated interests and recorded on the records of the Lower-Tier REMIC as being issued to and held by the Trustee on behalf of the Upper-Tier REMIC.

     (d) The Startup Day is hereby designated as the "startup day" of the Lower Tier REMIC and Upper Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

     Section 2.9. Grant of Security Interest. (a) Except with respect to the REMIC Provisions, it is the intention of the parties hereto that the conveyance by the Depositor of the Trust Estate to the Trustee on behalf of the Trust shall constitute a purchase and sale of such Trust Estate and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee, on behalf of the Owners, a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Trust Estate. The conveyance by the Depositor of the Trust Estate to the Trustee on behalf of the Trust shall not constitute and is not intended to result in an assumption by the Trustee or any Owner of any obligation of the Originators or any other Person in connection with the Trust Estate.

     (b) The Unaffiliated Seller, the Depositor and the Servicer shall take no action inconsistent with the Trust's ownership of the Trust Estate and shall indicate or shall cause to be indicated in their records and records held on their behalf that ownership of each Mortgage Loan and the assets in the Trust Estate are held by the Trustee on behalf of the Owners. In addition, the Unaffiliated Seller, the Depositor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Estate by stating that it is not the owner of such asset and that ownership of such Mortgage Loan or other Trust Estate asset is held by the Trustee on behalf of the Owners; provided that this paragraph shall not be construed to prohibit the Servicer from appearing as lienholder of record of the Mortgage Loans on behalf of the Trustee for the purpose of receiving notices, executing release and modification documents and taking other actions related to the Servicing of the Mortgage Loans, so long as such actions are consistent with Article VIII hereof.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
           OF THE UNAFFILIATED SELLER, THE DEPOSITOR AND THE SERVICER;
                 COVENANT OF DEPOSITOR TO CONVEY MORTGAGE LOANS

     Section 3.1. Representations, Warranties and Covenants of the Unaffiliated Seller . (a) The Unaffiliated Seller represents and warrants to the Servicer, the Trustee, for its own benefit and for the benefit of the Owners of the Certificates and the Depositor, as of the Closing Date, as follows:

          (i) The Unaffiliated Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of organization and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified;

          (ii) The Unaffiliated Seller has the power and authority to own and convey all of its properties and assets and to execute and deliver this Agreement and the Transaction Documents and to perform the transactions contemplated hereby and thereby;

          (iii) The  execution,  delivery and  performance  by the  Unaffiliated
     Seller of this Agreement, the Certificates, the Unaffiliated Seller's Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, (A) have been duly authorized by all necessary action on the part of the Unaffiliated Seller, (B) do not contravene or cause the Unaffiliated Seller to be in default under (x) the Unaffiliated Seller's Articles of Incorporation or By-laws, (y) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Unaffiliated Seller or its property or (z) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Unaffiliated Seller or its property and (C) do not result in or require the creation of any material Adverse Claim upon or with respect to any of the property of the Unaffiliated Seller;

          (iv) This Agreement, the Certificates and any Transaction Documents to which the Unaffiliated Seller is a party have each been duly executed and delivered on behalf of the Unaffiliated Seller;

          (v) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Unaffiliated Seller of this Agreement, or the Transaction Documents;

          (vi) Each of this Agreement and each of the Transaction Documents is the legal, valid and binding obligation of the Unaffiliated Seller enforceable against the Unaffiliated Seller in accordance with its respective terms, subject to bankruptcy laws and other similar laws of general application affecting creditors, and subject to the application of rules of equity, including those respecting the availability of specific performance;

          (vii) There is no pending or, to the best knowledge of the Unaffiliated Seller, threatened action, suit, proceeding or investigation, against or affecting the Unaffiliated Seller, its officers or managers, or the property of the Unaffiliated Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority which may result in a material adverse change in the business, condition (financial or otherwise) or operations of the Unaffiliated Seller or its performance hereunder;

          (viii) No injunction, writ, restraining order or other order against or affecting the Unaffiliated Seller, its officers, managers or property has been issued by a Governmental Authority;

          (ix) The Unaffiliated Seller has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Mortgages and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Unaffiliated Seller or its property;

          (x) The Unaffiliated Seller has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Unaffiliated Seller (if any);

          (xi) With respect to the Unaffiliated Seller, there has occurred no event which has a material adverse effect on the Unaffiliated Seller's operations, including its ability to perform its obligations under this Agreement;

          (xii) The Unaffiliated Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Unaffiliated Seller has not incurred Debts beyond its ability to pay; the Unaffiliated Seller, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future; and the transfer of the Mortgage Loans hereunder is made in good faith and without intent to hinder, delay or defraud present or future creditors of the Unaffiliated Seller;

          (xiii) For federal income tax reporting and accounting purposes, the Unaffiliated Seller will treat the transfer of each Mortgage Loan pursuant to the Unaffiliated Seller's Agreement as an absolute assignment of the Unaffiliated Seller's right, title and ownership interest in, such Mortgage Loan to the Unaffiliated Seller and has not in any other manner accounted for or treated the transactions in the Mortgage Loans by the Unaffiliated Seller contemplated thereby;

          (xiv) The principal place of business and chief executive office of the Unaffiliated Seller are located at the address of the Unaffiliated Seller set forth in Section 11.19 and there are currently no, and during the past four months there have not been any, other locations where the Unaffiliated Seller is located (as that term is used in the UCC) or keeps Records;

          (xv) Each Mortgage Loan was sold by the Unaffiliated Seller on the Closing Date pursuant to the Unaffiliated Seller's Agreement; any amendments or waivers in respect thereto have been delivered to the Trustee; no such amendment or waiver is material in any respect; and all conditions precedent for the sale under the Unaffiliated Seller's Agreement were satisfied;

          (xvi) The Unaffiliated Seller's Agreement represents the entire agreement of the Depositor and the Unaffiliated Seller with respect to the subject matter thereof;

          (xvii) The Unaffiliated Seller will at all times have at least two independent directors;

          (xviii)  Neither  the   Unaffiliated   Seller  nor  the  Trust  is  an
     "investment company" or "under the control of an investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

          (xix) The Trust will not be treated as an association taxable as a corporation, and the Unaffiliated Seller will take no action inconsistent with such treatment;

          (xx) Neither the Trust nor the Unaffiliated Seller is a "taxable mortgage pool"; the Unaffiliated Seller will take no action inconsistent with such tax characterization;

          (xxi) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Unaffiliated Seller contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (xxii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, au thorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Unaffiliated Seller of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Unaffiliated Seller and the performance by the Unaffiliated Seller of its obligations under this Agreement.

          (xxiii) The statistical information regarding the Mortgage Loans set forth in the Prospectus Supplement dated December 4, 1997 relating to the Offered Certificates is a fair and accurate presentation of such statistical information, which is accurate in all material respects as of its date.

     (b)  The   Unaffiliated   Seller  covenants  and  agrees  so  long  as  any
Certificates are outstanding as follows:

          (i) The Unaffiliated Seller will do or cause to be done all things necessary to preserve and maintain in full force and effect its existence, rights, franchises and privileges in the jurisdiction of its organization;

          (ii Without limiting the foregoing, the Unaffiliated Seller shall not amend its Articles of Incorporation or By-laws in any manner that would enable it to undertake any actions prohibited by this Section 3.01(b) or that is otherwise adverse to the Owners of the Certificates, or that would cause either of the Rating Agencies to lower or withdraw its then-current rating on any class of Certificates. Notice of any amendment to the Articles of Incorporation or By-laws shall be given to each Rating Agency;

          (iii) The Unaffiliated Seller will not incur, create, assume or suffer to exist any Adverse Claim on any of its properties, revenues or assets, whether now owned or hereafter acquired;

          (iv) The Unaffiliated Seller will not engage in any business activity other than acquiring and holding mortgage loans, financing (the "Financings") and securitizing the same, issuing the Certificates, acquiring and holding Mortgages securing the Certificates and entering into and performing its obligations under the transactions contemplated hereby, together with, the related underwriting agreement, the Unaffiliated Seller's Agreement and the other Transaction Documents and engaging in any activities incidental thereto;

          (v) The Unaffiliated Seller will not incur, create, assume or suffer to exist or otherwise become or be liable in respect of any Debt, obligation or certificate other than in respect of or relating to (a) the Certificates or the Financings, (b) the related underwriting agreement, or
     (c) taxes, assessments or governmental charges not yet due and payable;

          (vi) The Unaffiliated Seller will promptly deliver to the Trustee any amendment or waiver of any Mortgage Loan;

          (vii) The Unaffiliated Seller will not impede the Servicer or the Trustee from exercising any right or remedy to which it is entitled under a Mortgage Loan;

          (viii) The Unaffiliated Seller warrants, covenants and agrees that it is operated and will be operated in such a manner that it would not be substantively consolidated in the trust estate of any Affiliate such that the separate existence of the Unaffiliated Seller would be disregarded in the event of a bankruptcy or insolvency of such Affiliate, and in such regard.

               (A) The Unaffiliated Seller will not engage in any intercorporate transactions with any other Affiliates except for transactions in the ordinary course of business and those set forth in this Agreement, the Unaffiliated Seller's Agreement and the other Transaction Documents;

               (B) The  Unaffiliated  Seller will  maintain  separate  corporate records  and  books of  account;  the  Unaffiliated  Seller  will hold regular corporate meetings and otherwise observe corporate formalities; and the Unaffiliated Seller has a separate room designated as its business office;

               (C) The financial statements and books and records of the Unaffiliated Seller will reflect the separate existence of the Unaffiliated Seller as a corporation;

               (D) The Unaffiliated Seller will maintain its assets separately from the assets of any Affiliate (including through the maintenance of a separate bank account), the Unaffiliated Seller's funds and assets, and records relating thereto, will not be commingled with those of any Affiliate and the separate creditors of the Unaffiliated Seller will be entitled to be satisfied out of the Unaffiliated Seller's assets prior to any value in the Unaffiliated Seller becoming available to the Unaffiliated Seller's equityholders;

               (E) No Affiliate shall (i) pay the Unaffiliated Seller's expenses; (ii) guarantee the Unaffiliated Seller's obligations (except that WSFG may guarantee the Unaffiliated Seller's repurchase obligations hereunder) or (iii) advance funds (other than the Advances) to, or for the account of, the Unaffiliated Seller for the payment of expenses or otherwise;

               (F) All business correspondence of the Unaffiliated Seller and other communications will be conducted in the Unaffiliated Seller's own name and on its own stationery;

               (G) No Affiliate except for WCC will act as an agent of the Unaffiliated Seller in any capacity and the Unaffiliated Seller will not act as agent or any Affiliate, but instead will present itself to the public as a company separate from WCC and any other Person, independently engaged in the business of purchasing and selling mortgages; and

               (H) The independent directors of the Unaffiliated Seller shall not at any time be shareholders, directors, officers, employees or Affiliates of the Unaffiliated Seller.

     Section 3.2. Representations and Warranties of the Servicer. The Servicer hereby represents, warrants and covenants to the Unaffiliated Seller, the Depositor, the Trustee for its own benefit and for the benefit of the Owners of the Certificates that, as of the Closing Date:

          (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

          (b) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer.

          (c) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) The Servicer is not in violation of, and the execution, delivery and performance of this Agreement by the Servicer and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would have consequences that would materially adversely affect the condition (financial or other) or operations of the Servicer or its properties or would have consequences that would adversely affect its performance hereunder. The execution, delivery and performance of this Agreement by the Servicer and its compliance with the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any lien encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

          (e) No litigation, actions, proceedings or investigations are pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or would have consequences that would adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation on the part of the Servicer of any of the transactions contemplated by this Agreement.

          (f) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Servicer contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Servicer of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement.

          (h) The statistical information regarding the Mortgage Loans set forth in the Prospectus Supplement dated December 4, 1997 relating to the Offered Certificates is a fair and accurate presentation of such statistical information, which is accurate in all material respects as of its date.

     Section 3.3. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Servicer, the Unaffiliated Seller, the Backup Servicer, the Trustee for its own benefit and for the benefit of the Owners of the Certificates that as of the Closing Date:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

          (b) The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor.

          (c) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) The Depositor is not in violation of, and the execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would have consequences that would materially adversely affect the condition (financial or other) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder. The execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without  notice,  lapse  of time or  both) a  default  under,  the  charter documents or by-laws of the Depositor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any lien encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

          (e) No litigation, actions, proceedings or investigations are pending or, to the best of the Depositor's knowledge, threatened against the Depositor which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation on the part of the Depositor of any of the transactions contemplated by this Agreement.

          (f) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact.

          (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Depositor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement.

          (h) The Depositor is conveying to the Trust the entire interest in the Mortgage Loans which the Depositor has acquired from the Unaffiliated Seller, free and clear of any Adverse Claims created by, or for the benefit of, the Depositor.

     Section 3.4. Representations and Warranties as to Each Mortgage Loan and the other Transferred Assets . The Unaffiliated Seller represents and warrants to the Servicer, the Depositor, the Backup Servicer, the Trustee for its own benefit and for the benefit of the Owners of the Certificates, as to each Mortgage Loan, that, as of the Closing Date:

          (a) it has entered into the Unaffiliated Seller's Agreement with the Depositor and it has made the following representations and warranties in respect of the Mortgage Loans conveyed by it pursuant to the Unaffiliated Seller's Agreement, which representations and warranties are or will be true and correct as of the Closing Date, and which the Unaffiliated Seller is hereby restating as true and correct as of the Closing Date:

               (i) (A) the information with respect to each Mortgage Loan set forth in the Schedule of Mortgage Loans is true and correct; (B) such Mortgage Loan is denominated and payable in United States Dollars; (C) except as set forth in the Prospectus Supplement each Mortgage Loan will provide for a schedule of payments which are, if timely paid, sufficient to fully pay the principal balance of such Mortgage Loan on or before its maturity date and to pay interest at the applicable interest rate (without giving effect to any contingent interest or shared appreciation feature); (D) to the best of its knowledge, the down payment, if any, described in the Loan File was paid in the manner stated in the Loan File; (E) to the best of its knowledge, the Loan Collateral, if any, the purchase of which was financed by the seller thereof under the Mortgage Loan, has been delivered to and accepted by the Mortgagor; (F) except as otherwise noted on the Exception Report, to the best of the Unaffiliated Seller's knowledge, the related Loan File is complete and the contractual documents contained therein constitute the entire agreement with respect to the Mortgage Loan with respect to the Mortgagor, the Originator and the Unaffiliated Seller; and (G) each Loan File contains a true and complete original of any (1) Note and (2) Mortgage;

               (ii) no Mortgage Loan was more than 60 days Delinquent.

               (iii) (A) the proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of any Person to make future advances thereunder; (B) any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;
          (C) all costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

               (iv)(A) such Mortgage Loan has not been satisfied, subordinated or rescinded, and no provision of the Mortgage Loan has been waived, altered or modified in any respect, except by instruments or documents identified in the Loan File; and (B) such Mortgage Loan is not and will not be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Mortgage Loan between the Mortgagor and the originator of the Mortgage Loan or otherwise, and no such claim has been asserted with respect thereto;

               (v) (A)  immediately  prior to assigning  such  Mortgage Loan the
          Unaffiliated Seller was the sole owner and had full right to transfer the Mortgage Loan to the Depositor and such Mortgage Loan has not been sold, assigned or pledged to any other Person; (B) the Unaffiliated Seller's Agreement constitutes valid transfer, assignment, set-over and conveyance to the Unaffiliated Seller of all right, title and interest of the Unaffiliated Seller in and to the Mortgage Loans sold thereunder, free and clear of any Adverse Claim (except for any Permitted Liens on the related Loan Collateral, as set forth in the Schedule of Mortgage Loans); (C) without limiting the generality of the foregoing, the Unaffiliated Seller has duly fulfilled all obligations on its part to be fulfilled under or in connection with the Mortgage Loan and has done nothing to impair the rights of the Unaffiliated Seller or the Trust in the Mortgage Loan or the proceeds with respect thereto, including, without limitation, paying in full all taxes and other charges payable in connection with the Mortgage Loan and the transfer of the Mortgage Loan to the Unaffiliated Seller or the Trust, which could impair or become an Adverse Claim to the Unaffiliated Seller or the Trust's interest in such Mortgage Loan; and
          (D) the transfer, assignment and conveyance of the related Mortgage Loans by the Unaffiliated Seller pursuant to the Unaffiliated Seller's Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

               (vi) to the best knowledge of the Unaffiliated Seller, (A) there is no Adverse Claim in respect of the Loan Collateral (including any mechanics' lien or claim for work, labor or material or tax or assessment lien) except for any Permitted Lien and (B) either (1) no consent for the Mortgage Loan is required by the holder of any Permitted Lien or (2) such consent has been obtained and is contained in the Loan File;

               (vii) to the best knowledge of the Unaffiliated Seller, (A) there is no default, breach, violation, or event permitting acceleration under the Mortgage Loan, and no event has occurred which, with notice and the expiration of any grace or cure period or both, would constitute a default, breach, violation, or event permitting acceleration under such Mortgage Loan; (B) there are no proceedings or investigations pending or threatened before any Governmental Authority
          (1) asserting the  invalidity of such

          Mortgage Loan, (2) asserting the bankruptcy or insolvency of the related Mortgagor, (3) seeking the payment of such Mortgage Loan or
          (4) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Mortgage Loan; and (C) to the best of the Unaffiliated Seller's knowledge, no Mortgagor on such Mortgage Loan is bankrupt, insolvent, or is unable to make payment of its obligations when due;

               (viii) the Mortgage Loan (1) constitutes the legal, valid and binding obligation of the Mortgagor thereunder enforceable against the Mortgagor in accordance with its terms (except as may be limited by laws affecting creditors' rights generally) and (2) the Mortgage Loan contains customary enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Loan Collateral for the benefit of the security afforded thereby;

               (ix) the Mortgage Loan was originated by the related Originator without any conduct constituting fraud or misrepresentation on the part of such Originator, and the Unaffiliated Seller has no knowledge of any specific fact which should have led it to expect at the time of assignment of such Mortgage Loan that the Mortgage Loan would not be paid in full when due;

               (x) (A) all parties which have had any ownership interest or servicing rights in the Mortgage Loan are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgagor and the Loan Collateral is located; and
          (B) the Mortgage Loan was not originated in, nor is subject to the laws of any jurisdiction, the laws of which would make the transfer of the Mortgage Loan to the Unaffiliated Seller or the Trust unlawful;

               (xi) such Mortgage Loan does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

               (xii) each Mortgage Loan immediately prior to its sale pursuant to the Unaffiliated Seller's Agreement was being serviced by the Servicer;

               (xiii) (A) the Unaffiliated Seller has performed in all material respects any and all acts required to be performed (if any) to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans; and (B) each insurance policy with respect to the Mortgage Loan or the Loan Collateral is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect;

               (xiv) to the best knowledge of the Unaffiliated Seller, the Loan Collateral is in good repair and free and clear of any damage that would affect materially and adversely the value of the Mortgage Loan Collateral as security for the Mortgage Loan;

               (xv) to the best knowledge of the Unaffiliated Seller:

                    (A) (1) all of the improvements  which were included for the purpose of determining the appraised value of the Loan Collateral lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Loan Collateral and (2) no improvement located on or being part of the Loan Collateral is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Loan Collateral and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Loan Collateral is lawfully occupied under applicable law;

                    (B) with respect to each  Mortgage Loan secured by a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such deed of trust, and no fees or expenses are or will become payable by the Unaffiliated Seller or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                    (C) the  Mortgage  contains a  customary  provision  for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

                    (D) the Loan Collateral constituting residential real estate is lawfully occupied under applicable law and the Unaffiliated Seller has no actual knowledge that such Loan Collateral is not so occupied;

                    (E) except as otherwise noted in the Exception  Report,  the
               Mortgage is contained in the Loan File, each such document was recorded, and all subsequent assignments have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator;

                    (F) except as otherwise  noted in the  Exception  Report,  a lender's title insurance policy, issued in standard American Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Loan Collateral is situated, together with any applicable endorsement, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage Loan was in full force and effect on the date of the origination of such Mortgage Loan and as of the Closing Date a true and complete original copy thereof is in the Loan File;

                    (G) the  improvements  relating to any Loan  Collateral  are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage customarily applicable in the mortgage industry;

                    (H) a flood insurance policy, if customarily required in the mortgage industry in the area in which the Loan Collateral is situated, is in effect with respect to each Loan Collateral with a generally acceptable carrier in an amount representing coverage customarily applicable in the mortgage industry;

                    (I) either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or
               (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including, without limitation, taxes and insurance payments, the Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of the Mortgage Loan or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest; and

                    (J) there is no  proceeding  pending  or, to the best of the
               Unaffiliated Seller's or the Servicer's knowledge, threatened for the total or partial condemnation of the Loan Collateral, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect materially and adversely the value of the Loan Collateral as security for the Mortgage Loan or the use for which the premises were intended; and

               (xvi) Upon receipt of each Mortgage Loan by the Trust pursuant to
          Article II hereof, the Trust has a perfected, first-priority security interest in each Mortgage Loan and the proceeds thereof, subject to Permitted Liens.

          (b) The Depositor hereby assigns to the Trustee on behalf of the Trust its rights under the Unaffiliated Seller's Agreement (such rights having been assigned to the Depositor by the Unaffiliated Seller) to cause the Unaffiliated Seller to repurchase any Mortgage Loan conveyed by the Unaffiliated Seller as to which there has occurred an uncured breach of a representation or warranty (without regard to any qualification as to knowledge) which materially and adversely affects the value of, or the interests of the

     Trust  in,  any  Mortgage  Loan  in  respect  of  the  representations  and warranties with respect to the Mortgage Loans set forth in such Unaffiliated Seller's Agreement. The Trustee hereby acknowledges such assignment, and the Servicer on the Trustee's behalf agrees to exercise such rights as provided herein.

          (c) The representations and warranties described in this Section 3.4 shall survive the assignment of the Mortgage Loans to the Trust.

     Section 3.5. Repurchases and Remedies. (a) Upon discovery by any of the Unaffiliated Seller, the Servicer, or actual knowledge of a Responsible Officer of the Trustee, of (i) a breach of any of the representations and warranties set forth in Section 3.4, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the related Seller or the Unaffiliated Seller as to the facts stated therein, or, with respect to the completeness of any Loan File, without regard to any exceptions set forth on the Exception Report or (ii) a failure to make any filing or take any action required by Section 3.5 hereof, which materially and adversely affects the value of, or the interests of the Trust in, any Mortgage Loan, the party discovering such breach shall give prompt written notice to the others and the Depositor. Any exception set forth on the Exception Report shall not, in and of itself be deemed material and adverse to such value or interests unless otherwise determined to be so.

     If, on the Remittance Date in the month following the expiration of a 60 day period following the date of the notice referred to in the immediately preceding sentence, such breach or failure shall remain uncured, the Mortgage Loan as to which the breach or failure relates shall be repurchased or purchased for the Loan Purchase Price by the Unaffiliated Seller.

     (b) Following confirmation that the Loan Purchase Price has been deposited in the Principal and Interest Account and receipt by the Trustee of a written Request for Release in the form of Exhibit F hereto from the Servicer, the Trustee on behalf of the Trust shall release such Mortgage Loan and the related Loan File to the Unaffiliated Seller and the Trustee on behalf of the Trust shall assign to such party or its designee, all of the Trust's right, title and interest in such purchased or repurchased Mortgage Loan, and all property and rights conveyed to the Trustee relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee except as to liens, charges or encumbrances created or arising out of this Agreement. The Trustee and the Unaffiliated Seller shall execute and deliver to the Unaffiliated Seller an assignment, prepared and furnished to the Trustee substantially in the form of Exhibit G to vest ownership of the repurchased Mortgage Loan in such party. The repurchase and purchase obligations pursuant to this Section 3.5 constitute the sole remedy available to the Trustee and the Owners of the Certificates for a breach of a representation or warranty or agreement of the Unaffiliated Seller set forth in this Article III. For the purposes of this Agreement, a Mortgage Loan has not been "repurchased" or "purchased" by the Unaffiliated Seller or the Servicer, as the case may be, pursuant to this Section 3.6 unless the Loan Purchase Price therefor has been deposited into the Principal and Interest Account.

     Section 3.6. Conveyance of the Mortgage Loans. (a) The Depositor concurrently with the execution and delivery hereof, hereby transfers, sells, assigns, sets over and otherwise conveys without recourse, to the Trustee on behalf of the Trust, all right, title and interest of the Depositor in and to each Mortgage Loan listed on the Schedule of Mortgage Loans delivered by the Depositor on the Startup Day, all its right, title and interest in and to payments of principal and interest (including Prepaid Installments) due after the Cut-Off Date, and all payments of principal collected after the Cut-Off Date, together with all of its right, title and interest in and to all related Insurance Policies. The transfer by the Depositor of the Mortgage Loans set forth on the Schedule of Mortgage Loans to the Trustee on behalf of the Trust is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

     (b) In connection with the transfer, sale and assignment of the Mortgage Loans, the Unaffiliated Seller agrees to:

          (i) cause to be delivered, on the Startup Day with respect to the Mortgage Loans, without recourse, to the Trustee (A) the original Notes, endorsed without recourse by the Unaffiliated Seller "Pay to the order of Bankers Trust Company of California, N.A., as Trustee for Wilshire Mortgage Loan Trust 1997-2 under the Pooling and Servicing Agreement dated November 1, 1997, without recourse"; (B) originals or certified copies of all intervening assignments, if any, showing a complete chain of assignment from origination to the Unaffiliated Seller, including warehousing assignments, with evidence of recording or certification of filing for recordation thereon; (C) originals of all assumption and modification agreements, if any; (D) either: (1) the original Mortgage, with evidence of recording thereon, (2) a true and accurate copy of the Mortgage where the original Mortgage has been transmitted for recording, until such time as the original Mortgage is returned by the public recording office, or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost; (E) the original mortgage title insurance policy, title commitment, binder or attorney's opinion of title and abstract of title; provided that, in the event a copy of any mortgage title insurance policy or title commitment was originally delivered to the Trustee pursuant to this Section 3.6(b)(i)(E), the Unaffiliated Seller shall cause the related original mortgage, title policy, or title commitment to be delivered to the Trustee within one year of the Startup Day; and (F) an original assignment of the Mortgage Loan from the Unaffiliated Seller to "Bankers Trust Company of California, N.A., as Trustee for Wilshire Mortgage Loan Trust 1997-2 under the Pooling and Servicing Agreement dated November 1, 1997".

          (ii) cause, within 30 days following the Startup Day, assignments of the Mortgages from the Unaffiliated Seller to "Bankers Trust Company of California, N.A., as Trustee of Wilshire Mortgage Loan Trust 1997-2 under the Pooling and Servicing Agreement dated as of November 1, 1997", to be submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Unaffiliated Seller to the Trustee on behalf of the Trust; provided, however, that the Unaffiliated Seller shall not be required to prepare an assignment for any Mortgage (x) until such original recording information is available or (y) as to which the Unaffiliated Seller furnishes, within such 30-day period, at the Unaffiliated Seller's expense, an opinion of counsel to the Trustee ("Assignment Opinion") which opines that recording is not necessary to perfect the rights of the Trustee on behalf of the Trust in the related Mortgage (in form and substance satisfactory to each of the Rating Agencies). Following the expiration of such 30-day period and except with respect to Mortgages covered by the Assignment Opinions, the Unaffiliated Seller shall cause to be prepared a Mortgage assignment for any Mortgage for which original recording information is subsequently received by the related Originator, and shall promptly deliver a copy of such Mortgage assignment to the Trustee; and

          (iii) cause, within five (5) Business Days following the expiration of such 30-day period referred to in clause (ii) above, to be delivered to the Trustee certified copies of all Mortgage assignments submitted for recording, together with a list of (x) all Mortgages for which no Mortgage assignment has yet been submitted for recording by the Unaffiliated Seller and (y) reasons why the Unaffiliated Seller has not yet submitted such Mortgage assignments for recording. With respect to any Mortgage assignment set forth on the aforementioned list which has not been submitted for recording for a reason other than a lack of original recording information or with respect to Mortgages covered by the Assignment Opinions, the Trustee shall make an immediate demand on the Unaffiliated Seller to cause such Mortgage assignments to be prepared.

     All Mortgage assignments as to which an acceptable Assignment Opinion has not been delivered shall be accomplished within twelve months of the Startup Day (including any assignments not originally recorded due to lack of recordation information) at the expense of the Originator or of the Unaffiliated Seller. Notwithstanding anything to the contrary contained in this Section 3.6, in those instances as identified by the Unaffiliated Seller where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Unaffiliated Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

     If the initial Servicer is removed pursuant to Section 8.18, the Trustee or other successor Servicer shall submit all assignments for recording; the costs of such assignments shall be paid by the initial Servicer or the Trust Fund.

     Copies of all Mortgage assignments received by the Trustee shall be kept in the related Loan File.

     From time to time hereafter, the Servicer shall take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trust's and the Owners' interests in the Loan Files against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements.

     (c) In the case of Mortgage Loans which have been prepaid in full on or after the Cut-Off Date and prior to the Startup Day, the Unaffiliated Seller, in lieu of the foregoing, will deliver within three Business Days after the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit D.

     (d) The Unaffiliated Seller shall transfer, sell, assign, set over and otherwise convey without recourse, to the Trustee on behalf of the Trust all right, title and interest of the

Unaffiliated Seller in and to any Qualified Replacement Mortgage delivered to the Trustee on behalf of the Trust by the Unaffiliated Seller pursuant to
Section 3.5 or Section 3.7 hereof and all its right, title and interest to unscheduled payments of principal (including Prepayments) collected on and after the applicable Replacement Cut-Off Date, together with all payments of principal collected and interest due after the applicable Replacement Cut-Off Date, and all of its right, title and interest in and to all related Insurance Policies.

     (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Unaffiliated Seller will prepare and deliver to the Trustee an appropriate instrument for execution by the Trustee, and the Trustee will transfer, assign, set over and otherwise convey without representation, warranty or recourse, on the Unaffiliated Seller's order, all of its right, title and interest in and to such released Mortgage Loan and all of the Trust's right, title and interest to unscheduled payments of principal (including Prepayments) collected on and after the applicable Replacement Cut-Off Date, together with all payments of principal collected and interest due after the applicable Replacement Cut-Off Date, and all of its right, title and interest in and to all related Insurance Policies.

     (f) In connection with any transfer, sale and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, the Unaffiliated Seller agrees to cause to be delivered to the Trustee the items described in
Section 3.6(b) on the date of such transfer, sale and assignment or, if a later delivery time is permitted by Section 3.6(b), then no later than such later delivery time.

     (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage, the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Unaffiliated Seller (to the extent received by the Trustee and not previously released pursuant to the terms of this Agreement) (i) the original Note, or the certified copy, relating thereto, if the certified copy is a legal substitute for an otherwise unavailable original Note endorsed without recourse, to the Unaffiliated Seller and (ii) such other documents as constitute the Loan File with respect thereto.

     (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Unaffiliated Seller shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

     (i) The Unaffiliated Seller shall reflect on its records that the Mortgage Loans have been sold to the Trust.

     Section 3.7. Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by Trustee. (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the Notes delivered by the Unaffiliated Seller in the form attached as Exhibit E hereto, and declares that it will hold the related Loan File, together with any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee further agrees to review any other documents delivered by the Unaffiliated Seller within 90 days after the Startup Day (or within 90 days with respect to any Qualified Replacement Mortgage after the assignment thereof) and to deliver to the Unaffiliated Seller and the Servicer a Pool Certification in the form attached hereto as Exhibit F to the effect that, except as described in such certification (such description an "Exception Report"), as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents described in Sections 3.6(b)(i)(A), (B), (D),
(E) and (F) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Mortgage Loans accurately reflects the information set forth in the related Loan File but only with regard to the loan number, the mortgagor's name, the property address and the original principal balance; provided, however, that such Pool Certification shall not be delivered prior to 90 days after the Startup Day. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

     (b) If the Trustee during such 90-day period finds any document constituting a part of a Loan File which is not properly executed, has not been received within the specified period, or is unrelated to the Mortgage Loans identified in the Schedule of Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Trustee shall promptly so notify the Unaffiliated Seller. In performing any such review, the Trustee may conclusively rely on the Unaffiliated Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the items delivered by the Unaffiliated Seller pursuant to
Section  3.6(b)(i) is limited solely to confirming that the documents  listed in
Section 3.6(b)(i) have been executed and received, relate to the Loan Files identified in the Schedule of Mortgage Loans and conform materially to the description thereof in the Schedule of Mortgage Loans. The Unaffiliated Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Unaffiliated Seller has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners, the Unaffiliated Seller will (or will cause the Originator or an affiliate of the Unaffiliated Seller to) on the next succeeding Remittance Date (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and, deliver the Substitution Amount applicable thereto to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution the Unaffiliated Seller shall cause at the Unaffiliated Seller's expense to be delivered promptly to the Trustee an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the status of the Trust as a REMIC, and the

Unaffiliated Seller shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust or would not jeopardize the status of the Trust as a REMIC. Within 270 days after the Closing Date, the Trustee shall deliver to the Unaffiliated Seller, the Servicer and the Depositor a final certification (the "Final Certification") evidencing the completeness of the Loan Files acquired by the Trustee on behalf of the Trust. To the extent that the Final Certification reflects any exceptions, the Trustee shall continue to deliver to the Unaffiliated Seller, the Servicer and the Depositor a monthly certification and Exception Report reflecting the status of any exceptions until all such material exceptions have been cured.

     Section 3.8. Cooperation Procedures. (a) The Unaffiliated Seller shall, in connection with the delivery of each Qualified Replacement Mortgage to the Trustee, provide the Trustee with the information set forth in the Schedule of Mortgage Loans with respect to such Qualified Replacement Mortgage.

     (b) The Unaffiliated Seller, the Servicer and the Trustee covenant to provide each other and each of the Rating Agencies with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them or either of the Rating Agencies in connection with their respective duties hereunder.

     (c) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by third parties as a consequence of the assignment of any Mortgage Loan hereunder, and the Servicer hereby expressly releases, indemnifies and agrees to hold the Trustee harmless from any losses to the Trustee or Trust Fund resulting therefrom; provided, however, that the Trustee shall use commercially reasonable efforts to deliver to the Servicer any such complaint, claim, demand, notice or other document which is delivered to the Corporate Trust Office of the Trustee and contains sufficient information to enable the Trustee to identify it as pertaining to a Mortgage Loan.

     (d) The Trustee shall file on behalf of the Trust all reports required to be filed subsequent to the Closing Date with the Securities and Exchange Commission or any exchange or association of securities dealers pursuant to the Securities and Exchange Act of 1934, as amended, or any rules and regulations thereunder.

                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

     Section 4.1. Issuance of Certificates. On the Startup Day, upon the Trustee's receipt from the Unaffiliated Seller of an executed Authentication Order in the form set forth as Exhibit G hereto, the Trustee shall execute, authenticate and deliver the Certificates on behalf of the Trust in accordance with the directions set forth in such Authentication Order.

     Section 4.2. Sale of Certificates. At 11:00 a.m. New York City time on the Startup Date, at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New

York, the Depositor will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will (i) deliver to the Underwriter, the Offered Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co. or in such other names as the Depositor shall direct, against payment of the purchase price thereof as specified in Exhibit O hereto by wire transfer of immediately available funds to the Trustee, (ii) deliver the Class B Certificates and the Class C Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered as the Depositor shall request, and
(iii) deliver the Residual Certificates, with an aggregate Percentage Interest equal to 100%, registered as the Unaffiliated Seller shall request. Upon receipt of the proceeds of the sale of the Certificates, the Trustee shall, from the proceeds of the sale of the Certificates, pay such fees and expenses as are identified by the Unaffiliated Seller and specified in Exhibit O hereto, and pay to the Unaffiliated Seller the balance after deducting such amounts; provided, however, that, the Depositor and the Unaffiliated Seller agree that at the instruction of the Depositor, $11,000,000 of such proceeds may be withheld from such payment to the Unaffiliated Seller pending the sale of the Class B Certificates and the Class C Certificates by the Underwriter.

                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

     Section 5.1. Terms. (a) The Certificates are pass-through securities having the rights described herein and therein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest", no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law). Distributions on the Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Servicing Fees), moneys in the Principal and Interest Account and the Certificate Account, except as otherwise provided herein, from earnings on moneys and the proceeds of property held as a part of the Trust Estate upon the occurrence of certain events, Delinquency Advances made and Compensating Interest paid by the Servicer or otherwise held by the Servicer in Trust for the Owners, except as otherwise provided herein. Each Certificate entitles the Owner thereof to receive monthly on each Distribution Date, in order of priority of distributions with respect to such Class of Certificates, a specified portion of such payments with respect to the Mortgage Loans, pro rata in accordance with such Owner's Percentage Interest.

     (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be an Outstanding Certificate for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

     Section 5.2. Forms. The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates, the Class C Certificates, and the Class R Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6,

A-7, M-1, M-2, M-3, B-1, B-2, and C hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Unaffiliated Seller's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws.

     Section 5.3. Execution, Authentication and Delivery. Each Certificate shall be executed on behalf of the Trust, by the manual or facsimile signature of one of the Trustee's Authorized Officers and shall be authenticated by the manual signature of one of the Trustee's Authorized Officers.

     Certificates bearing the signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

     The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.2 hereof.

     No Certificate shall be valid until executed and authenticated as set forth above.

     Section 5.4. Registration and Transfer of Certificates. (a) The Trustee, as registrar, shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Owners shall have the right to inspect the Register at all reasonable times and to obtain copies thereof.

     (b) Subject to the provisions of Section 5.8 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate Percentage Interest of the Certificate so surrendered.

     (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class, tenor and a like aggregate Percentage Interest and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

     (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

     (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner thereof or his attorney duly authorized in writing.

     (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust. The Trustee shall not be liable for any expenses in connection with the issuance of Certificates pursuant to this Section 5.4.

     (g) It is intended that the Offered Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Offered Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Offered Certificate with a denomination equal to the related Original Certificate Principal Balance. Upon initial issuance, the ownership of each such Offered Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

     The minimum denominations shall be $1,000 and integrals thereof for any Offered Certificate or Class B Certificate, and 10% Percentage Interest and integrals thereof for any Class C Certificate or Residual Certificate.

     The Unaffiliated Seller and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

     With respect to Offered Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Unaffiliated Seller, the Servicer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Offered Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Unaffiliated Seller and the Servicer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Offered Certificates,
(ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of an Offered Certificate as shown in the Register, of any notice with respect to the Offered Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of an Offered Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Offered Certificates. No Person other than a registered Owner of an Offered Certificate as shown in the Register shall receive a certificate evidencing such Offered Certificate.

     Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Offered Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

     (h) In the event that (i) the Depository or the Unaffiliated Seller advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Unaffiliated Seller is unable to locate a qualified successor or (ii) the Unaffiliated Seller at its sole option elects to terminate the book-entry system through the Depository, the Offered Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Unaffiliated Seller may determine that the Offered Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Unaffiliated Seller, or such depository's agent or designee but, if the Unaffiliated Seller does not select such alternative global book-entry system, then the Offered Certificates may be registered in whatever name or names registered Owners of Offered Certificates transferring Offered Certificates shall designate, in accordance with the provisions hereof.

     (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Offered Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Offered Certificates as the case may be and all notices with respect to such Offered Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

     Section 5.5. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trust and the Trustee harmless (provided, that with respect to an Owner which is an insurance company of investment grade credit rating, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate Percentage Interest , bearing a number not contemporaneously outstanding.

     Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust. The Trustee shall not be liable for any expenses in connection with the issuance of Certificates pursuant to this Section 5.5.

     Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and


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

proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

     Section 5.6. Persons Deemed Owners. The Trustee and any of its agents may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Trustee nor any of its agents shall be affected by notice to the contrary.

     Section 5.7. Cancellation. All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held or destroyed by the Trustee in accordance with its standard policy.

     Section 5.8. Limitation on Transfer of Ownership Rights. (a) No sale or other transfer of record or beneficial ownership of any Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or agent of a Disqualified Organization. The transfer, sale or other disposition of any Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Residual Certificate nor authenticate and make available any new Residual Certificate unless the Trustee has received an affidavit from the proposed transferee substantially in the form attached hereto as Exhibit H. Each holder of any Residual Certificate, by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.8(a).

     (b) No other sale or other transfer of record or beneficial ownership of an Unregistered Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made, (i) the Trustee and the Unaffiliated Seller shall require a written opinion of counsel acceptable to and in form and substance satisfactory to them that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act or is being made pursuant to said Act, which opinion of counsel shall not be an expense of the Trustee or the Unaffiliated Seller, or (ii) the Trustee shall require the Transferee to execute an investment letter, in the form of Exhibit N or Exhibit O, as applicable, certifying to the Trustee and the Unaffiliated Seller the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee. The Owner of an Unregistered Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Unaffiliated Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (c) Notwithstanding the foregoing, no sale or other transfer of record or beneficial ownership of a Class B Certificate, Class C Certificate or a Residual Certificate shall be made unless the Trustee shall have received a representation letter, in the form of Exhibit P, from the transferee of such Certificate, to the effect that such transferee is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act nor a plan nor other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to affect such transfer. Notwithstanding the foregoing, no sale or other transfer of record or beneficial ownership of an Offered Certificate shall be made to a Plan, or to a Person acting on behalf of, or using the assets of, a Plan. Each Person acquiring the Offered Certificates, or to whom the Offered Certificates are transferred, shall be deemed to have represented that it is not a Plan, nor is it acting on behalf of any Plan nor using the assets of any Plan to affect such transfer. Notwithstanding the foregoing, no sale or other transfer of record or beneficial ownership of a Offered Certificate shall be made to a Plan, or to a Person acting on behalf of, or using the assets of, a Plan. Each Person acquiring the Offered Certificates, or to whom the Offered Certificates are transferred, shall be deemed to have represented that it is not a Plan, nor is it acting on behalf of any Plan nor using the assets of any Plan to affect such transfer.

     Section 5.9. Assignment of Rights. An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of
Section 5.4 and Section 5.8 hereof.

                                   ARTICLE VI

                                    COVENANTS

     Section 6.1. Distributions. The Trustee will duly and punctually pay distributions with respect to the Certificates from the Trust Estate in accordance with the terms of the Certificates and this Agreement based on the related Servicer's Monthly Report. Such distributions shall be made (i) by check mailed on each Distribution Date or (ii) if requested by any Owner, to such Owner by wire transfer to an account within the United States designated no later than five (5) Business Days prior to the related Record Date, made on each Distribution Date, in each case to each Owner of record on the immediately preceding Record Date; provided, however, that an Owner of an Offered
Certificate shall only be entitled to payment by wire transfer if such Owner owns Offered Certificates with an Original Certificate Principal Balance of at least $5,000,000.

     Section 6.2. Money for Distributions to be Held in Trust; Withholding. (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account pursuant to
Section 7.5 hereof  shall be made by the Trustee on behalf of the Trust,  and no
amounts  so  withdrawn  from  the  Certificate   Account


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

for payments of the Certificates shall be paid over to the Trustee except as provided in this Section.

     (b) The Trustee on behalf of the Trust shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     (c) Any money held by the Trustee in trust for the payment of any amount due with respect to any Class A Certificate, Class M Certificate, Class B Certificate, Class C Certificate or Residual Certificate and remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid first, to the Owners of the Class Certificates and second, to the Owners of the Residual Certificates; and the Owner of such Certificate shall thereafter, as an unsecured general creditor, look only to the Unaffiliated Seller for payment thereof (but only to the extent of the amounts so paid to the Unaffiliated Seller), and all liability of the Trustee with respect to such trust money shall thereupon cease; provided, however, that the Trustee, before being required to make any such payment, shall at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Unaffiliated Seller. The Trustee shall, at the direction of the Unaffiliated Seller, also adopt and employ, at the expense of the Unaffiliated Seller, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the Register at the last address of record for each such Owner).

     Section 6.3. Protection of Trust Estate. (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners, and at the request and expense of the Unaffiliated Seller, will from time to time execute and deliver all such supplements and amendments hereto pursuant to and subject to Section
11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request to:

          (i) more effectively hold in trust all or any portion of the Trust Estate;

          (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

          (iii) enforce any of the Mortgage Loans; or

          (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties; provided, however, the Trustee shall have no obligation to take any such action that might affect its rights or obligations under this Agreement.

     The Trustee shall send copies of any request received from the Unaffiliated Seller to take any action pursuant to this Section 6.3 to the other party.


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

     (b) The Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement , by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Owners; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested to take such action by a majority of the Percentage Interests represented by the affected Class or Classes of Offered Certificates then Outstanding or, if there are no longer any affected Offered
Certificates then outstanding, by such majority of the Percentage Interests represented by the Class B Certificates.

     (c) Subject to the proviso of Section 6.3(a), the Trustee shall execute any instrument reasonably required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

     Section 6.4. Performance of Obligations. The Trustee will not take any action that would release the Unaffiliated Seller, the Servicer, or the Originator from any of their respective covenants or obligations under any instrument or document relating to the Trust Estate or the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

     The Trustee may contract with other Persons to assist it in performing its duties hereunder.

     Section 6.5. Negative Covenants. The Trustee will not, to the extent within the control of the Trustee, take any of the following actions:

          (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

          (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

          (iii)   incur,   assume  or  guaranty  on  behalf  of  the  Trust  any
     indebtedness of any Person except pursuant to this Agreement;

          (iv) dissolve or liquidate the Trust Estate in whole or in part, except pursuant to Article IX hereof; or

          (v) (A) impair the validity or effectiveness of this Agreement, or release any Person from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) create or extend any lien, charge, adverse claim, security interest, mortgage or other encumbrance to or upon the Trust Estate or any part thereof or any interest therein or the proceeds thereof except as may be expressly permitted herein.


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

     Section 6.6. No Other Powers. The Trustee will not, to the extent within the control of the Trustee, permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.3 hereof.

     Section 6.7. Limitation of Suits. No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (1) such Owner has previously given written notice to the Unaffiliated Seller and the Trustee of such Owner's intention to institute such proceeding;

     (2) the Owners of not less than 25% of the Percentage Interests represented by the affected Class or Classes of Offered Certificates then Outstanding or, if there are no affected (3) Classes of Offered Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class B Certificates, shall have made written request to the Trustee to institute such proceeding in respect of an Event of Servicer Default;

     (4) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (5) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding; and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class B Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

     Section 6.8. Unconditional Rights of Owners to Receive Distributions. Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     Section 6.9. Rights and Remedies Cumulative. Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise


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

provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.10. Delay or Omission Not Waiver. No delay of the Trustee or any Owner of any Certificate to exercise any right or remedy under this Agreement to any Event of Servicer Default shall impair any such right or remedy or constitute a waiver of any such Event of Servicer Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Owners, as the case may be.

     Section 6.11. Control by Owners. The Majority Owners may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.3 and Section
8.20 hereof; provided that:

     (1) such direction shall not be in conflict with any rule of law or with this Agreement;

     (2) the Trustee shall have been provided with indemnity satisfactory to it; and

     (3) the Trustee may take any other action deemed proper by the Trustee, which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

                                   ARTICLE VII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 7.1. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Servicer or by any Sub-Servicer. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.2(b) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

     Section 7.2. Establishment of Certificate Account. The Trustee shall establish and maintain, at a Designated Depository Institution, a Certificate Account to be held by the Trustee in the name of the Trust for the benefit of the Owners of the Certificates.

     Section 7.3. Reserved


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

     Section 7.4. Payments from the Principal and Interest Account. On each Remittance Date, the Servicer shall direct the Trustee to apply the Monthly Remittance Amount for such Remittance Date, as follows:

          (a) first, to pay the Servicer the Servicing Fee then due and unpaid;

          (b) second, to the Trustee, the Trustee Fee with respect to each Loan Group and expenses (to the extent not paid by the Unaffiliated Seller or the Servicer pursuant to Section 2.5) for such Distribution Date; and

          (c) third, to deposit the remainder of such Monthly Remittance Amount in the Certificate Account.

     Section 7.5. Flow of Funds. On each Distribution Date, the Trustee will withdraw the balance of the Monthly Remittance Amount for each Loan Group after making the deductions described in Section 7.4 from amounts on deposit in the Certificate Account and apply such amounts in the following order of priority, in each case, to the extent of the funds remaining therefor:

          (a) The Interest Remittance Amount shall be applied as follows:

               (i) to the Class A Certificates, the related Current Interest for such Distribution Date on a pro rata basis among such Classes;

               (ii) any remaining amounts shall be applied in the following order of priority:

                    (A) to the Class M-1 Certificates the related Current Interest;

                    (B) to the Class M-2 Certificates the related Current Interest;

                    (C) to the Class M-3 Certificates the related Current Interest;

                    (D)  to  the  Class  B  Certificates   the  related  Current
               Interest;

               (iii) the Excess Interest Amount shall be allocated and applied pursuant to subsection (c) below.

          (b) The Principal Remittance Amount, along with any Extra Principal Distribution Amount, with respect to such Distribution Date shall be applied as follows:

               (i) amounts up to the Principal Distribution Amount as follows:

                    (A) from the Class A Principal Distribution Amount, shall be distributed concurrently (x) to the Class A-6 Certificates, the Class A-6 Principal Distribution, until the Certificate Principal Balance thereof has been reduced to zero, and (y) to the Class A Certificates (other than the Class A-6

               Certificates),   the  Fixed  Rate  Group  Principal   Allocation,
               allocated in the following order of priority:

                         (1)  to the  Class  A-7  Certificates,  the  Class  A-7
                    Principal Distribution Amount, until the Class A-7 Certificate Principal Balance thereof has been reduced to zero; and

                         (2) sequentially,  to the Class A-1  Certificates,  the
                    Class A-1 Principal Distribution Amount, to the Class A-2 Certificates, the Class A-2 Principal Distribution Amount, to the Class A-3 Certificates, the Class A-3 Principal Distribution Amount, to the Class A-4 Certificates, the Class A-4 Principal Distribution Amount, to the Class A-5 Certificates, the Class A-5 Principal Distribution Amount and to the Class A-7 Certificates, the remainder, in that order, until the respective Certificate Principal Balances thereof have been reduced to zero;

                    (B) any  amount  remaining,  to the Class M-1  Certificates,
               Class M-2 Certificates, Class M-3 Certificates, and the Class B Certificates on a pro rata basis; and

               (ii) any  amount  remaining  shall  be  distributed  pursuant  to subsection (c) below; provided, however, that if a Cumulative Loss Trigger Event is in effect, such amount shall be distributed sequentially, to the Class B Certificates, the Class M-3 Certificates, the Class M-2 Certificates and the Class M-1 Certificates, in that order, as principal until the respective Certificate Principal Balances thereof have been reduced to zero.

     Notwithstanding the priority set forth in clause (A) above, if the aggregate Certificate Principal Balance of the Class M Certificates and the Class B Certificates is reduced to zero, the amount to be distributed pursuant to clause (i) above shall be distributed concurrently to each Class of Class A Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances.

          (c) The Net Monthly Excess Cashflow shall be allocated and applied in the following order of priority on such Distribution Date:

               (i) to the Owners of the Class A-6 Certificates, to fund any LIBOR Shortfall Amount;

               (ii) to fund the Extra Principal Distribution Amount of such Distribution Date;

               (iii) to the Class M-1 Certificates, the Class M-1 Realized Loss Amortization Amount for such Distribution Date, if any;

               (iv) to the Class M-2 Certificates, the Class M-2 Realized Loss Amortization Amount for such Distribution Date, if any;

               (v) to the Class M-3 Certificates, the Class M-3 Realized Loss Amortization Amount for such Distribution Date, if any;

               (vi) to the Class B Certificates, the Class B Realized Loss Amortization Amount for such Distribution Date, if any;

               (vii)  to the  Class C  Certificates,  the  Class C  Distribution
          Amount;

               (viii) any amounts remaining shall be distributed to the Class RU Certificates.

          (d) On each Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for such Distribution Date to reduce the Certificate Principal Balances of the Class M Certificates and the Class B Certificates in the following order of priority:

               (i) to the Class B Certificates, the Class B Applied Realized Loss Amount until the Class B Certificate Principal Balance is zero;

               (ii) to the Class M-3 Certificates, the Class M-3 Applied Realized Loss Amount until the Class M-3 Certificate Principal Balance is zero;

               (iii) to the Class M-2 Certificates, the Class M-2 Applied Realized Loss Amount until the Class M-2 Certificate Principal Balance is zero; and

               (iv) to the Class M-1 Certificates, the Class M-1 Applied Realized Loss Amount until the Class M-1 Certificate Principal Balance is zero.

                    (e) Notwithstanding  clause (b) above, the aggregate amounts distributed on all Distribution Dates to the Owners of any Class of Class A, Class M or Class B Certificates on account of principal shall not exceed the Original Certificate Principal Balance for such Class.

                    (f) Any amounts  properly  distributed  to the Owners of the
               Class M  Certificates,  the  Class B  Certificates,  the  Class C
               Certificates or to the Owners of the Residual Certificates pursuant to the terms of this Agreement shall be distributed free of the subordination described herein, and any such amounts shall in no event be required to be returned to the Trustee or paid over to the Owners of the Class A Certificates.

                    (g) Whenever,  during the administration of the Trust, there comes into the possession of the Trustee any money or property which this Agreement does not otherwise require to be distributed on account of the Class A Certificates, the Class M Certificates, the Class B Certificates, or the Class C Certificates, the Trustee shall distribute such money or other property to the Owners of the Class C Certificates.

     Section 7.6. Investment of Accounts. Error! Bookmark not defined.So long as no event described in Sections 8.18(a) hereof shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Accounts held by the Trustee shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners, as directed in writing by the Servicer, in one or more Eligible Investments bearing interest or sold at


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

a discount. No investment in any Account shall mature later than the Business Day preceding the next Distribution Date.

     (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

     (c) Subject to Section 10.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

     (d) The Trustee shall hold funds in the Accounts held by the Trustee uninvested upon the occurrence of either of the following events:

          (i) the Servicer shall have failed to give investment directions to the Trustee within ten days after receipt of a written request for such directions from the Trustee; or

          (ii) the Servicer shall have failed to give investment directions to the Trustee during the ten-day period described in clause (i) preceding, by 11:15 a.m. New York time (or such other time as may be agreed by the Servicer and the Trustee) on any Business Day.

     If the Servicer fails to give such directions, the Servicer hereby instructs the Trustee to invest in investments meeting the requirements of
Section 7.7(h) managed or operated by the Trustee or one of its affiliates.

     (e) For purposes of investment, the Trustee may but shall not be required to aggregate all amounts on deposit in the Accounts. All income or other gain from investments in the Accounts shall be for the benefit of the Servicer. The Servicer shall liable for any losses and shall deposit the amount of losses as provided in Section 8.9(b)(v), without any right of reimbursement therefor. The Trustee shall, no later than the fifth (5th) Business Day of the month following each Distribution Date, remit to the Servicer the net investment income earned with respect to the Accounts.

     Section 7.7. Eligible Investment. The following are Eligible Investments:

          (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

          (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.


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

          (c) FHLMC senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (d) FNMA senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1 or better by Fitch and P-1 or better by Moody's.

          (f)  Deposits  of any bank or savings and loan  association  which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB-" by Fitch and "Baa3" by Moody's.

          (g) Commercial paper (having original maturities of not more than 270 days) rated F-1 or better by Fitch and P-1 or better by Moody's.

          (h) Investments in money market or common trust funds rated in the highest rating category by Moody's and, if rated, by Fitch.

          (i) Such other investments as have been approved in writing by the Rating Agencies.

provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Any Eligible Investment may be purchased by or through the Trustee or any of its affiliates on the same terms applicable to commercial clients of the Trustee or its affiliates.

     Section 7.8. Reports by Trustee. (a) On each Distribution Date, the Trustee shall provide to each Owner, to the Servicer, to the Underwriter, to the Unaffiliated Seller and to the Rating Agencies a written report in substantially the form set forth as Exhibit I hereto, as such form may be revised by the Trustee, the Servicer and the Rating Agencies from time to time, but in every case setting forth the information requested on Exhibit I hereto and the following information, in each case as of such Distribution Date and in each case to the extent it has received adequate information from the Unaffiliated Seller or the Servicer to determine such information:

          (i) the amount of the distribution with respect to each Class of the Class A Certificates, the Class M Certificates, the Class B Certificates, the Class C Certificates and the Residual Certificates;

          (ii) the amount of such distributions allocable to principal on the related Certificates, separately identifying the aggregate amount of any Prepayments or other unscheduled recoveries of principal included therein and separately identifying any Extra Principal Distribution Amount;

          (iii) the amount of such distributions allocable to interest on the related Certificates;

          (iv)  the  Monthly  Remittance  Amount,   separately  identifying  the
     Interest  Remittance  Amount  and  Principal   Remittance  Amount  included
     therein;

          (v) the  Certificate  Principal  Balance  for  each  Class  of Class A
     Certificates as of such Distribution Date, together with the principal amount of such Class of Class A Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

          (vi) the Certificate Principal Balance for each Class of Class M Certificates as of such Distribution Date, together with the principal amount of such Class of Class M Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

          (vii) the Certificate Principal Balance for the Class B Certificates as of such Distribution Date together with the principal amount of the Class B Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

          (viii)  information  furnished by the Unaffiliated  Seller pursuant to
     Section   6049(d)(7)(C)  of  the  Code  and  the  regulations   promulgated
     thereunder to assist the Owners in computing their market discount;

          (ix) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution;

          (x) the amount of any Overcollateralization Reduction Amount;

          (xi) the amounts, if any, of any Realized Losses for the related Remittance Period and the Aggregate Loan Balance of the Mortgage Loans which experienced such Realized Losses and the Cumulative Loss Amount as of such Distribution Date;

          (xii) a number with respect to each Class of Class A Certificates and Class M Certificates (the "Pool Factor" for such Class) computed by dividing the Certificate Principal Balance for such Class (after giving effect to any distribution of principal to be made on such Distribution Date) by the Original Certificate Principal Balance for such Class on the Startup Day;

          (xiii)   the   Required    Overcollateralization   Amount,   and   the
     Overcollateralization Amount;

          (xiv) the weighted average Mortgage Rate of the Mortgage Loans as a whole and by Loan Group, and the weighted average maturity of the Mortgage Loans; and

          (xv) the Aggregate Loan Balance.

     Items (i) through (iii) above shall, with respect to each Class of Class A Certificates and Class M Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Owner of record at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

     (b) In addition, on each Distribution Date, the Trustee will distribute to each Owner, to the Underwriter, to the Servicer, to the Unaffiliated Seller, to the Rating Agencies, together with the information described in subsection (a) preceding, the following information as of the close of business last day of the related Remittance Period (or if such day is not a Business Day, the preceding Business Day), which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Servicer's Report Date:

          (i) the total number of Mortgage Loans and the Aggregate Loan Balance thereof, together with the number, aggregate principal balances of the Mortgage Loans and the percentage of all Mortgage Loans (a) 31-60 days Delinquent, (b) 61-90 days Delinquent and (c) 91 or more days Delinquent;

          (ii) the number, Aggregate Loan Balance of all Mortgage Loans and percentage of the Aggregate Loan Balance of such Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

          (iii) the number, Aggregate Loan Balance of all Mortgage Loans and percentage of the Aggregate Loan Balance of such Mortgage Loans relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

          (iv) the number and amount of all Prepayments;

          (v) the number and amount of all Mortgages subject to losses;

          (vi) the number and amount of Mortgages outstanding; and


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

          (vii) a Form of Liquidation Report, substantially in the form of Exhibit K hereto, for each Mortgage Loan which has experienced a Realized Loss during the Remittance Period.

     Section 7.9. Additional Reports by Trustee. (a) The Trustee shall report to the Unaffiliated Seller and the Servicer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Unaffiliated Seller or the Servicer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Unaffiliated Seller or the Servicer, transmit promptly to the Unaffiliated Seller and the Servicer copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the Servicer. The content of reports by the Trustee pursuant to this subsection shall consist of its trust accounting system statements.

     (b) The Trustee is hereby authorized to execute purchases and sales directed by the Servicer through the facilities of its own or one of its affiliates trading or capital markets operations. The Trustee shall send statements to the Servicer monthly reflecting activity for each account created hereunder for the preceding month. Although the Servicer recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Servicer hereby agrees that confirmations of investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision hereof if no activity occurred in the account for such month.

     (c) At the request of any Owner, the Underwriter, the Depositor, or either Rating Agency, the Trustee shall furnish such other reports regarding the Certificates or Mortgage Loans if the Trustee can reasonably prepare such reports from the information provided by the Servicer and if such requesting party pays the fees and expenses of the Trustee for their preparation and delivery.

                                  ARTICLE VIII

                          SERVICING AND ADMINISTRATION

                                OF MORTGAGE LOANS

     Section 8.1. Servicer and Sub-Servicers. (a) Acting directly or through one or more Sub-Servicers as provided in Section 8.3 hereof, the Servicer shall service and administer the Mortgage Loans in accordance with the Servicing Standards. Unless otherwise specified herein with respect to specific obligations of the Servicer, the Servicer shall service and administer the Mortgage Loans in accordance with the Servicing Standards, and, subject only to the terms of the respective Mortgage Loans, shall have full power and authority, acting alone or through Sub-Servicers as provided herein, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer shall promptly notify the Backup Servicer in writing of any event, circumstance or occurrence which materially adversely affects the ability of the Servicer to service the Mortgage Loans or to otherwise perform and carry out its duties, responsibilities and obligations under and in accordance with the Servicing Standards.


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

     (b) The duties of the Servicer shall include, without limitation, collecting and posting of all payments, responding to inquiries by Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and all applicable law, accounting for collections and furnishing monthly and annual statements to the Backup Servicer and the Trustee with respect to distributions and making Delinquency Advances and Servicing Advances pursuant hereto. The Servicer's duties and obligations hereunder shall commence on the date hereof, and the Servicer shall have no obligations or liabilities hereunder with respect to the prior servicing of the Mortgage Loans. The Servicer shall follow the provisions of this Agreement and the Servicing Standards. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.

     (c) Consistent with the Servicing Standards, the Servicer may, on behalf of itself, the Owners of the Certificates, the Trust and the Trustee, effect modifications of any Mortgage Loan if, in the Servicer's reasonable determination made in good faith, such modification is necessary to maximize collections with respect to such Loan.

     The Servicer agrees that it will not renew, extend, renegotiate, compromise, settle or release any Note or Mortgage Loan, except upon payment in full thereof, unless all Mortgagors on such Note or Mortgage Loan shall first release and discharge the Depositor, the Unaffiliated Seller, the Trust and the Trustee, the Backup Servicer and the Servicer, their agents and assigns (the "Released Parties"), from and against all claims, demands and causes of action which any such Mortgagor may have against any such Released Party arising from or growing out of any act or omission occurring prior to the date of such release. To the extent the Servicer does not obtain such release, it will not renew, extend, renegotiate, compromise, settle or release any Note or Mortgage Loan, except upon payment in full thereof. If the Servicer fails to obtain such release, and renews, extends, renegotiates, compromises or settles any Note or Mortgage Loan in violation of this Section, the Servicer agrees to indemnify and hold the Released Parties harmless from any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and other costs, fees, and expenses suffered by the Released Parties as a result of the Servicer's failure to obtain a release.

     (d) Consistent with the Servicing Standards the Servicer may, on behalf of itself, the Owners of the Certificates, the Trust and the Trustee, enter into an assumption agreement whereby a new Mortgagor agrees to assume liability on a Mortgage Loan; provided, that (i) at the time of such assumption (x) the related Mortgage Loan is either a defaulted Mortgage Loan or the Servicer reasonably believes that such Mortgage Loan's becoming a defaulted Mortgage Loan is imminent and (y) the new Mortgagor agrees to repay a principal balance on such Mortgage Loan which is at least equal to the Servicer's good faith estimate of the Net Liquidation Proceeds which would be recovered with respect to such loan (excluding any potential for a deficiency judgment against the prior Mortgagor) if the related Loan Collateral were to be liquidated in a commercially reasonably manner and (ii) no such assumption shall extend the maturity date of such Mortgage Loan beyond the latest maturity date of any other Mortgage Loan then held by the Trust. The ability of the Servicer to effect assumptions pursuant to this Section 8.1(d) is independent of the Servicer's rights and obligations under Section 8.14 hereof, and no assumptions permitted pursuant to Section 8.14 shall be counted for purposes of clause (i)(y) above.

     (e) Subject to Sections 8.3 through 8.7 hereof, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Servicer from any of its obligations under this Agreement.

     (f)  Without  limiting  the  generality  of the  foregoing,  but subject to
Section 8.15 hereof, the Servicer, on behalf of the Trustee, is authorized and empowered, pursuant to a special or limited power of attorney hereby granted by the Trust and the Trustee, to execute and deliver, on behalf of itself, the Trust and the Trustee, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property on behalf of the Trust and (iii) to hold title to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure in the name of the Servicer on behalf of the Trust. Subject to Section 8.17 hereof, the Trust and the Trustee shall promptly sign and return to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents as the Servicer or such Sub-Servicer shall reasonably request to enable the Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder as are delivered to the Trustee accompanied by a certificate of an Authorized Officer to the effect that the Trustee's signature is required pursuant to this Agreement (and neither the Trust nor the Trustee shall have any liability for any misuse of any such special or limited powers of attorney).

     (g) The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

     (h) Servicing Advances incurred by the Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Servicer or such Sub-Servicer to the extent described in Section 8.11(b) hereof.

     (i) All accounting and loan servicing records pertaining to the Mortgage Loans shall be maintained in a manner consistent with the Servicing Standards, and in such manner as will permit the Trustee, the Backup Servicer or their respective duly authorized representatives and designees to examine and audit and make legible reproductions of records during reasonable business hours upon reasonable notice. All such records, including but not limited to all transaction registers and loan ledger histories, shall be maintained for the period required under applicable law.

     Section 8.2. Collection of Certain Mortgage Loan Payments. (a) The Servicer shall, as required by the Servicing Standards, make all reasonable efforts to collect payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures with respect to the Mortgage Loans as it follows with respect to comparable mortgage loans in its own servicing portfolio; provided, that the Servicer shall always at least follow collection procedures that are consistent with or better than the Servicing Standards. Consistent with the foregoing, the Servicer may in its discretion and subject to Section 8.1(c) hereof (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with the Servicer's general policies relating to comparable mortgage loans subject to such Act.

     The Servicer may modify and extend the maturity of a "balloon" Loan which matures and which is not otherwise paid in full at such maturity date by the related Mortgagor; provided that the rescheduled final maturity date of such Mortgage Loan is not beyond one year prior to the latest maturity date of any other Mortgage Loan held by the Trust, the related Mortgage Rate is not decreased, and the Mortgagor does not receive any additional proceeds and that such Mortgage Loan fully amortizes by such rescheduled final maturity date.

     (b) The Servicer shall apply all Prepaid Installments received by it with respect to any Mortgage Loan as set forth in the related Note, and in a manner consistent with the Servicer's standard procedures and applicable law.

     Section 8.3. Sub-Servicing Agreements Between Servicer and Sub-Servicers. The Servicer may enter into Sub-Servicing Agreements for the servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under any such Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. The Servicer covenants that any such Sub-Servicing Agreement shall be consistent with and not in violation of the provisions of this Agreement. The Servicer shall give written notice to the Backup Servicer, the Depositor, the Rating Agencies and the Trustee of the appointment of any Sub-Servicer (other than WCC), and shall provide to each of them a copy of the related Sub-Servicing Agreement.

     Section 8.4. Successor Sub-Servicers. The Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicer that qualifies under Section 8.3 hereof.

     In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer. The Servicer shall give written notice to the Backup Servicer of the termination of any Sub-Servicer.

     Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated, without cause and without payment of any penalty or fee, by (x) the Backup Servicer and (y) the Trustee, in either case in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default), together with a provision stating that none of the Depositor, the Backup Servicer or the Trustee shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except as set forth herein.

     Section 8.5. Liability of Servicer. The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or otherwise, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. Nothing contained in any such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer.

     Section 8.6. No Contractual Relationship Between Sub-Servicer and Trustee or the Owners . Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and none of the Depositor, the Unaffiliated Seller, the Backup Servicer or the Trustee shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except as set forth in Sections
8.5 and 8.7 hereof. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

     Section 8.7. Assumption or Termination of Sub-Servicing Agreement by Trustee . Subject to the second paragraph of Section 8.4 hereof, in connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder pursuant to Section 8.18 hereof, it is understood and agreed that the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer may be assumed or terminated by the assuming party at its option.

     The Servicer shall, upon request of the Trustee or of the Backup Servicer, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held thereunder and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

     Section 8.8. The Lockbox Account. (a) Prior to the Closing Date, the Servicer shall (i) establish and maintain the Lockbox Account, (ii) enter into the Lockbox Agreement and (iii) within thirty (30) days of the Closing Date, notify each Mortgagor to remit all payments with respect to the Mortgage Loans to the Lockbox Account. If, at any time, the Lockbox Account ceases to be maintained at the Lockbox Bank, the Servicer shall within ten (10) Business Days of obtaining actual knowledge of such cessation establish a new lockbox account which shall be an Account at a Designated Depository Institution, transfer any cash and/or any investments from the Lockbox Account to such new lockbox account and from the date such new lockbox account is established, it shall be the "Lockbox Account", provided that notice of such new lockbox account is given to each Rating Agency. In the event that a successor servicer


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

is appointed, the Trustee, the Lockbox Bank and such successor servicer will enter into a new lockbox agreement replacing the Lockbox Agreement and such new lockbox agreement shall be the "Lockbox Agreement" for all purposes hereunder.

     (b) The Servicer shall instruct, or cause any Sub-Servicer to instruct, all Mortgagors to make payments only to the Lockbox Account. The Servicer shall instruct the Lockbox Bank to remit by wire transfer of immediately available funds (x) Escrow Amounts to the appropriate T&I Account, as directed by the Servicer, and (y) all other Collections in the Lockbox Account to the Principal and Interest Account, in each case on the next Business Day following the Business Day of their receipt by the Lockbox Bank.

     (c) The Servicer shall provide the Backup Servicer and the Trustee with the location and account number of the Lockbox Account immediately following its establishment. The Servicer shall not, and shall not permit any Sub-Servicer to, instruct any Mortgagor to remit Collections to any Person, address or account other than the Lockbox Account. The Servicer shall not (i) add or delete any Lockbox Account or add or delete any Lockbox Bank except upon 30 days' prior notice to the Trustee and to the Backup Servicer or (ii) change such instructions at any time.

     (d) For all purposes of this Agreement, no amounts shall be considered to be on deposit in the Lockbox Account unless such amounts are available for withdrawal therefrom in "good funds"; i.e., until any check or "Automated Clearing House" transfer has "cleared". The Servicer shall have the right to withdraw from the Lockbox Account the amount of any misapplied payment or other amount deposited therein in error. The Servicer is not required to deposit into the Principal and Interest Account any amounts received by the Servicer to the Lockbox Account in accordance with the provisions hereof until the Servicer has determined that such amounts relate to the Mortgage Loans and such amounts are available as "good funds".

     Section 8.9. Principal and Interest Account. (a) The Servicer and/or each Sub-Servicer shall establish, at the corporate trust office of the Trustee or at an office of an affiliate designated by the Trustee so long as the Trustee or such affiliate qualifies as a Designated Depository Institution and if the Trustee does not qualify, then at any Designated Depository Institution, the Principal and Interest Account, to be held in the name of the Trustee for the benefit of the Owners of the Certificates.

     (b) The Servicer shall deposit (with respect to any such amounts it receives directly), or cause to be deposited, to the Principal and Interest
Account, on a daily basis in accordance with Section 8.8(b) hereof, the following payments and collections received or made by it, without duplication, together with all Delinquency Advances and Compensating Interest required to be paid by the Servicer pursuant to Section 8.11 hereof (such amounts set forth below together with such Delinquency Advances and Compensating Interest, "Collections"):

          (i) all payments on the Mortgage Loans;

          (ii) all  payments  received  as a result  of the  enforcement  of the
     Trustee's  rights  under  the  Unaffiliated   Seller's   Agreement  or  the
     Unaffiliated Seller's rights under the Unaffiliated Seller's Agreement;


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

          (iii) all Net Liquidation Proceeds or Net Insurance Proceeds with respect to the Mortgage Loans;

          (iv) all amounts required to be deposited by the Servicer  pursuant to
     Section 8.12(c) hereof;

          (v) any amount required to be deposited by the Servicer in connection with losses with respect to funds invested pursuant to Section 7.6 hereof; and

          (vi) any other amounts required to be deposited in the Principal and Interest Account pursuant to the terms hereof.

     Section 8.10. Servicer Reports. (a) The Servicer shall deliver to or cause to be delivered to the Backup Servicer and to the Trustee within three (3) Business Days of the Closing Date an electronic tape or diskette (the "Electronic Report") detailing the Mortgage Loan characteristics as of the Cut-Off Date consistent with the Servicer's ordinary course of business;

     (b) Each month, not later than 12:00 noon Pacific time on each Servicer's Report Date, the Servicer shall deliver or cause to be delivered to the Backup Servicer the Servicer's Monthly Report. This report shall contain (i) a summary report of the Mortgage Loan payment activity for such month, (ii) exception payment reports for Mortgage Loans with respect to which scheduled payments due in such month were not made, (iii) an itemization by category of all amounts to be paid on the related Distribution Date and (iv) a diskette containing the Required Information (the "Updated Diskette Report"). Each Servicer's Monthly Report shall include a certification that the information contained in such certificate is accurate and that no Event of Servicer Default, or event that with notice or lapse of time or both would become an Event of Servicer Default, has occurred, or if an Event of Servicer Default or such event has occurred and is continuing, specifying the Event of Servicer Default or such event and its status.

     (i) No later than two (2) Business Days after each Servicer's Report Date, the Backup Servicer shall review the information contained in the Servicer's Monthly Report to the extent that such information relates to the aggregate Collections and Aggregate Loan Balance, against the information on the Updated Diskette Report, on an aggregate basis. On the third Business Day after each Servicer's Report Date, the Backup Servicer shall notify the Servicer of any material inconsistencies relating to the aggregate Collections and Aggregate Loan Balance between the Servicer's Monthly Report and the Updated Diskette Report. The Backup Servicer shall only review the information provided by the Servicer in the Servicer's Monthly Report and in the Updated Diskette Report and its obligation to report any inconsistencies shall be limited to those apparent from the Backup Servicer's review thereof and those relating to the aggregate Collections and Aggregate Loan Balance.

     (ii) No later than 12:00 p.m. Pacific Time the fifteenth calendar day of each month (or if such fifteenth day is not a Business Day, on the immediately succeeding Business Day), the Servicer shall deliver to the Trustee and the Unaffiliated Seller the Servicer's Monthly Report. The Servicer shall deliver such Servicer's Monthly Report to the Trustee in a computer readable format in a manner reasonably specified by the Trustee.


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

     Section 8.11. Delinquency Advances, Servicing Advances and Compensating Interest. (a) Not later than 10:00 a.m. Pacific time on each Remittance Date, the Servicer shall advance funds (each such advance, a "Delinquency Advance") to the Principal and Interest Account in the amount of the interest (calculated at the Mortgage Rate of the related Mortgage Loan net of the Servicing Fee Rate and the Trustee Fee Rate) of each scheduled monthly payment due on any Mortgage Loan during the related Remittance Period, but delinquent as of the end of such Remittance Period; provided, however, that (i) the Servicer will not be required to make any such Delinquency Advance if the Servicer determines in reasonable good faith that such Delinquency Advance is a Nonrecoverable Delinquency Advance and (ii) the Servicer shall only be required to make Delinquency Advances up to an amount necessary to pay any shortfall in Current Interest for the Class A Certificates, the Class M Certificates and the Class B Certificates arising because of the insufficiency of Available Funds (other than Delinquency Advances).

     The Servicer may recover a Delinquency Advance (i) from the Principal and Interest Account out of collections on the Mortgage Loan whose delinquency gave rise to such Delinquency Advance subsequent to the related Remittance Period, from Liquidation Proceeds and/or Insurance Proceeds recovered on account of such Mortgage Loan to the extent of the amount of such Delinquency Advance prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Principal and Interest Account, (ii) from the Principal and Interest Account out of collections on the Mortgage Loans once a Delinquency Advance is deemed to be a Nonrecoverable Delinquency Advance and (iii) as provided in Section 7.4 hereof.

     (b) The Servicer will advance all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations with respect to defaulted Mortgage Loans, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by a Mortgagor of any claim or defense that the Mortgagor may have had against the originator in connection with the sale, financing or construction of such Mortgagor's home and which the Mortgagor asserts against the Servicer and (iii) the management and liquidation of REO Property, but shall only pay such costs and expenses to the extent the Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such expenditure, if customary and reasonable, and exclusive of overhead, together with any Servicing Advance as defined in Section 8.14(a) hereof, will constitute a "Servicing Advance." The Servicer may recover a Servicing Advance (i) from the Mortgagor to the extent permitted by the related Mortgage Loan, from the Principal and Interest Account out of collections on the related Mortgage Loan, or from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, from Insurance Proceeds collected with respect to the related Mortgage Loan prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Principal and Interest Account and (ii) from the Principal and Interest Account once such Servicing Advance is determined to be nonrecoverable from Liquidation Proceeds or Insurance Proceeds or otherwise from the related Mortgage Loan.

     The Servicer shall, not later than 10:00 a.m. Pacific time on the second Business Day preceding the related Distribution Date deposit in the Principal and Interest Account, without any right to reimbursement therefor, the Compensating Interest, if any, as required to be deposited in


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

accordance with the definition thereof, for the related Remittance Period; provided, however, that the Servicer: (i) shall only be required to pay Compensating Interest to the extent that there is a shortfall in the Interest Remittance Amount (other than with respect to Compensating Interest) necessary to pay the aggregate of the Current Interest for the Class A Certificates, the Class M Certificates and the Class B Certificates, (ii) shall not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period and (iii) shall not be required to cover shortfalls in collections of interest due to curtailments or partial prepayments. The Servicer is permitted to fund its payment of Delinquency Advances from amounts then on deposit in the Principal and Interest Account representing collections on the Mortgage Loans relating to the then-current or any subsequent Due Period. The Servicer shall be required to make Delinquency Advances from its own funds (subject to reimbursement from subsequent collections on the Mortgage Loans, when available) to the extent that such amounts in the Principal and Interest Account are insufficient.

     (c) In the event that no Delinquency Advances are required to be made pursuant to paragraph (a) above, no calculation of the Delinquency Advance need be made by the Servicer; in the event that no Compensating Interest is required to be paid by the Servicer pursuant to clause (c) above, no calculation of the amount of Compensating Interest need be made by the Servicer.

     Section 8.12. Maintenance of Insurance and Tax Services. (a) The Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Servicer on behalf of the Trust and its assignees of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the improvements which are a part of the related Mortgaged Property, but in any case not less than the amount necessary to avoid the application of any co-insurance clause.

     (b) If a Mortgage Loan relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer shall cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount that provides for coverage, and which provides for a recovery by the Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to fully compensate for damage or loss to the improvements which are a part of the related Mortgaged Property on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, the National Flood Insurance Act of 1968 or the Flood Insurance Reform Act of 1994, as amended, but in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The Servicer shall indemnify the Trust out of the Servicer's own funds for any loss to the Trust resulting from the Servicer's failure to maintain such flood and hazard insurance required by this Section 8.12(b).


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

     (c) In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the Aggregate Loan Balance without co-insurance, and otherwise complies with the requirements of this
Section 8.12, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire, flood and hazard insurance coverage under this
Section 12, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Sections 8.12(a) and (b) hereof, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with Sections 8.12(a) and (b) and the amount paid under such blanket policy. Upon the request of the Backup Servicer, the Servicer shall cause to be delivered to the requesting party a copy of such policy.

     (d) If any Person asserts that on any Mortgage Loan the borrower has not procured credit, life, accident, health or disability insurance or the like, the Servicer's sole obligation shall be to examine the related file maintained by the Servicer and, if evidence corroborating the assertion is found, refer such Person to the underwriter of such insurance.

     Section 8.13. Due-on-Sale Clauses; Assumption and Substitution Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable under the Note and/or Mortgage), the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise the Trust's rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, that the Servicer shall not exercise any such right if the
"due-on-sale" clause is not enforceable under applicable law or under the related Note or if the Servicer is prohibited by law from doing so or that the Servicer may not exercise such right if, in the reasonable belief of the Servicer, determined in accordance with the Servicing Standards, the value of the Mortgage Loan would be enhanced by waiving such provision. In such event, the Servicer, subject to Section 8.1(d) hereof, shall enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the documents in the related Loan File, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law or the documents in the related Loan File, the Servicer is authorized, subject to Section 8.1(d) hereof, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, that the Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of the Unaffiliated Seller's Agreement.

     The Servicer shall forward to the Trustee the original of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Loan File and which shall, for all purposes, be considered a part of such Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, no material term of the Note (including but not limited to


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

the related Mortgage Rate and the Monthly Payment on the related Mortgage Loan) may be changed and all such terms shall remain as in effect immediately prior to the assumption or substitution, the stated maturity and the Principal Balance of such Mortgage Loan shall not be changed nor shall any required Monthly Payments of principal or interest be deferred or forgiven.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 8.14. Realization Upon Defaulted Mortgage Loans. (a) The Servicer shall, consistent with the Servicing Standards, foreclose upon or otherwise comparably effect the ownership in the name of the Servicer on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments. The foregoing is subject to the proviso that the Servicer shall not advance its own funds unless it shall reasonably believe that doing so will increase Net Liquidation Proceeds on the Mortgage Loans. Any amounts so advanced, if customary and reasonable, and exclusive of overhead, shall constitute "Servicing Advances" within the meaning of Section 8.11.(b) hereof. Notwithstanding the foregoing, with respect to any Mortgage Loan as to which the Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property (a "Potentially Hazardous Property"), the Servicer shall not, on behalf of the Trust, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust would be considered to hold title to, be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") from time to time, or any comparable law. The Servicer shall not be required to make Delinquency Advances with respect to a Mortgage Loan relating to a Potentially Hazardous Property. In the event the Servicer requires any professional guidance with respect to CERCLA, the Servicer may, at the expense of the Servicer, obtain an Opinion of Counsel experienced in CERCLA matters, and shall be fully protected in relying on any such Opinion of Counsel.

     (b) The Servicer shall determine with respect to each defaulted Mortgage Loan when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts (other than from deficiency judgments) it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan". Any such determination shall be evidenced by delivery of a Liquidation Report in substantially the form of Exhibit I hereto to the Backup Servicer.

     (c) The Servicer shall file reports of foreclosure and abandonment as required by Section 6050J of the Code.

     (d) The Servicer may at its option purchase from the Trust any Mortgage Loan which is more than 60 days Delinquent, up to 20% by aggregate Principal Balance of such


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

Mortgage Loans as of the Cut-Off Date of the Original Aggregate Principal Balance of all Mortgage Loans, and which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings at a price equal to the Purchase Price (evidence of such determination to be delivered in writing to the Trustee to purchase). The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited into the Principal and Interest Account and the Trustee, upon (i) receipt of an Officer's Certificate of the Servicer as to the making of such deposit and (ii) confirmation that such deposit has been made, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment as are furnished by the Servicer, in each case without recourse, as shall be necessary to vest in the Servicer title to any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility or liability (except as to its own acts) with regard to such Mortgage Loan.

     Section 8.15. Servicing Compensation. As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee from amounts available therefor in the Principal and Interest Account, as provided in Section 7.4(a) hereof. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement or except as otherwise provided herein.

     Section 8.16. Records, Inspections. (a) The Servicer, during the period it is servicer hereunder, shall, consistent with standard industry practices, maintain such books of account and other records as will enable the Trustee and/or the Backup Servicer (if either so elects, in its sole discretion) to determine the status of each Mortgage Loan. Without limiting the generality of the preceding sentence, the Servicer shall keep such records, consistent with standard industry practices, in respect of Liquidation Expenses as will allow the Backup Servicer to determine that the correct amount of Net Liquidation Proceeds in respect of a Mortgage Loan has been deposited in the Principal and Interest Account.

     (b) The Servicer shall provide to representatives of the Trustee and the Depositor, without charge, reasonable access on reasonable prior notice during normal business hours and with reasonable frequency to the documentation regarding the Mortgage Loans. The Servicer will permit, without charge, any representative designated by the Depositor or the Trustee to visit and inspect the servicing operations and its records relating to the Loans on reasonable prior notice during normal business hours with reasonable frequency during the term of the Class A Certificates, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Servicer with its principal officers, as applicable, and its independent accountants. Any expense incidental to the exercise by the Depositor of any right under this Section 8.16(b) shall be borne by such Person and, with respect to the Trustee, by the Servicer. Nothing in this Section 8.16(b) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Servicer to provide access as provided in this Section 8.16(b) as a result of such obligation shall not constitute a breach of this Section 8.16(b).

     To the extent that such information is not otherwise available to the public, none of the Trustee, the Depositor, the Backup Servicer, nor any representative thereof shall disseminate any information relating to the Servicer obtained pursuant to this Agreement without


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the  Servicer's  written  consent,  except to the  extent  provided  for in this
Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, rating agencies, liquidity and credit providers, taxing authorities, or other regulatory bodies or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Trustee, the Depositor, the Servicer, and the Trustee, and the Servicer shall
use  all  reasonable   efforts  to  assure  the   confidentiality  of  any  such
disseminated non-public information.

     (c) Upon any change in the format of the computer tape maintained by the Servicer in respect of the Mortgage Loans, the Servicer shall notify the Backup Servicer and the Trustee in advance and shall deliver a copy of such new format to the Backup Servicer and the Trustee; provided, that the Servicer agrees to co-operate reasonably and in good faith with the Trustee and the Backup Servicer with respect to any and all issues relating to such format change.

     Section 8.17. Assignment of Agreement. The Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Backup Servicer.

     Section 8.18. Removal of Servicer; Resignation of Servicer; Term of Servicing. (a) If any of the following events (each, an "Event of Servicer Default") shall occur and be continuing:

          (i) Any failure by the Servicer (x) to deposit to the Principal and Interest Account all Collections received by the Servicer directly within one Business Day of the Servicer's receipt of such amount or (y) to deposit to the Principal and Interest Account any amount required to be deposited thereon pursuant to Section 8.11(a) or 8.11(c) hereof by the related Remittance Date; or

          (ii) Failure on the part of the Servicer or the Unaffiliated Seller to observe or perform any term, covenant or agreement in this Agreement (other than those covered by clause (i) above) or a failure to comply with the provisions of the Servicing Standards, which failure materially adversely affects the rights of the Owners of the Certificates and which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Unaffiliated Seller, the Depositor, the Trustee or Owners who, in the aggregate, hold Certificates evidencing Percentage Interests of 10% or more; or

          (iii) Any proceeding shall be instituted against the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or


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

          (iv) The commencement by the Servicer of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action; or

          (v) The Servicer shall fail to deliver a report expressly required by this Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Unaffiliated Seller, the Depositor, or the Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Servicer's failure to provide such information is for cause or inability beyond its control and the Servicer provides the Trustee and the Depositor with an Officer's Certificate of the Servicer to such effect).

then the Trustee at the direction of the Majority Owners of the Offered Certificates shall, in each case by delivery to the Servicer of a written notice specifying the occurrence of any of the foregoing events terminate the servicing responsibilities of the Servicer hereunder, without demand protest or further notice of any kind, all of which are hereby waived by the Servicer, at which such time the Backup Servicer shall become the successor servicer; provided, that, in the event any of the events described in subsections (iii) or (iv) shall have occurred, termination of the duties and responsibilities of the Servicer shall automatically occur, without demand, protest, or further notice of any kind, all of which are expressly waived by the Servicer; provided that in the case of a proceeding described in subsection (iii) brought by a third party and not consented to by the Servicer, an Event of Servicer Default shall not be deemed to have occurred until the earliest to occur of (A) the failure of the relevant court to grant the Servicer's motion to dismiss such proceeding within 60 days of the filing of such motion, (B) the denial of the Servicer's motion to dismiss such proceeding by the relevant court, (C) the failure of the Servicer to file such a motion within 60 days of the notice of the proceeding and (D) the subsequent withdrawal by the Servicer of its motion to dismiss such proceeding.

     The Trustee shall give notice of the occurrence of any Event of Servicer Default to the Unaffiliated Seller, the Depositor, the Servicer, the Rating Agencies, the Backup Servicer and each Owner.

     In the event that the Backup Servicer becomes the successor servicer, the parties hereby agree that there shall no longer be the requirement to have a Backup Servicer.


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

     (b) The Servicer shall not resign from the obligations and duties hereby imposed on it, except with the consent of the Trustee or upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel (the cost of which shall be borne by the Servicer) to such effect which shall be delivered to the Trustee and to the Backup Servicer. Promptly upon any resignation pursuant to this clause (b), the Unaffiliated Seller shall notify each Rating Agency, the Depositor and the Trustee thereof.

     (c) Except as may be required by law, no removal or resignation of the Servicer shall become effective until the Backup Servicer or other successor servicer shall have assumed all of the Servicer's responsibilities and obligations hereunder.

     (d) [RESERVED]

     (e) Upon removal or resignation of the Servicer, the Servicer also shall promptly (and in any event no later than 10 Business Days subsequent to such removal or resignation) deliver or cause to be delivered to the Backup Servicer all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession. The Servicer may retain copies of any such books and records.

     (f) Any collections received by the Servicer after removal or resignation shall be endorsed by it and remitted directly and immediately to the Backup Servicer. The Servicer shall be entitled to receive the Servicing Fee through the day on which it is terminated as Servicer (which may be pro rated for a partial month).

     To the extent that the Servicer, at the time of its removal or resignation, has theretofore expended any amounts as Delinquency Advances or as Servicing Advances with respect to any Mortgage Loan, which Delinquency Advances or Servicing Advances remain unreimbursed as of such date ("Unrecovered Advances") the Servicer shall thereafter be entitled to receive from the Backup Servicer, monthly, such information as may be generated by the Backup Servicer as may be reasonably necessary to enable the Servicer to monitor the recovery of, and collection efforts undertaken with respect to, the Unrecovered Advances, which information will include details of collection activities, payment records and trial balances. To the extent that the Backup Servicer or other successor servicer receives any amounts which relate to reimbursement for Unrecovered Advances made by the prior Servicer, such amounts shall be remitted to the prior Servicer on the related Distribution Date. To the extent that the Servicer, based upon the information supplied by the Backup Servicer, believes that any discrepancies exist between actual Unrecovered Advances received by the Backup Servicer and the amounts forwarded to the Servicer as recovered Unrecovered Advances, the Servicer and the Backup Servicer shall attempt in good faith to reconcile such discrepancies.


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

     (g) The Backup Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any succession to become the successor servicer. The Servicer agrees to cooperate reasonably with the Backup Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide to the Backup Servicer all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Backup Servicer all amounts which then have been or should have been deposited in the Lockbox Account, or in the Principal and Interest Account, or which are thereafter received with respect to the Mortgage Loans. The Backup Servicer shall not be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

     (h) The Servicer which is being removed or is resigning shall give notice to the Mortgagors of the transfer of the servicing to the Backup Servicer. Said notice shall be a joint notice of servicing transfer in the form required by applicable law.

     Section 8.19. Errors and Omissions Insurance; Fidelity Bond. The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable (but may be transferred to a different carrier) without thirty days prior written notice to the Trustee. Upon the request of the Trustee, the Servicer shall furnish copies of all binders and policies or certificates evidencing that such bonds and insurance policies are in full force and effect. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements set forth above.

     Section 8.20. Change in Business of the Servicer. The Unaffiliated Seller has entered into this Agreement with the Servicer in reliance upon its ability to perform the servicing duties without any delegation thereof; the adequacy of its plant, personnel, records and procedures; its integrity, reputation and financial standing and the continuance of each of the foregoing. The Servicer shall not (a) make any material change in the character of its servicing business; or (b) merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of, any other corporation, unless (x) the Servicer has notified each Rating Agency, and the Trustee, at least 30 days prior to such action and (y) the Trustee and the Rating Agencies have consented to such action (such consent not to be unreasonably withheld).


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

     Section 8.21. Servicer Expenses. Unless otherwise provided or contemplated herein, the Servicer shall be required to pay all expenses incurred by it in connection with its obligations under this Agreement, including fees and disbursements of independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to the Depositor, the Backup Servicer and/or the Trustee, all costs and expenses of filing and recording, including the costs of any searches deemed necessary or appropriate by the Servicer from time to time to establish and determine the validity and the continuing lien priority of the Trustee's security interest in the Trust Assets, the ongoing fees and reasonable expenses of each Rating Agency, and shall not be entitled to reimbursement therefor.

     Section 8.22. The Backup Servicer. (a) Prior to assuming any of the Servicer's rights and obligations hereunder the Backup Servicer shall only be responsible to perform those duties specifically imposed upon it by the provisions hereof. Such duties generally relate to following procedures which would permit the Backup Servicer to assume some or all of the Servicer's rights and obligations hereunder with reasonable dispatch, following notice.

     The Backup Servicer, prior to assuming any of the Servicer's duties hereunder may not resign hereunder unless it arranges for a successor Backup Servicer reasonably acceptable to each Rating Agency with not less than 60 days' notice delivered to the Servicer and the Depositor. Prior to its becoming successor servicer, the Backup Servicer shall have only those duties and obligations imposed by it under this Agreement, and shall have no obligations or duties under any agreement to which it is not a party, including but not limited to the various agreements named herein. In its capacity as successor servicer and as Backup Servicer, Bankers Trust Company of California, N.A. shall in no event be liable for any obligations of the Unaffiliated Seller or the Servicer to any party, whether hereunder or under any other agreement, which are not related to servicing functions, including, without limitation, any repurchase obligations.

     (b) The Backup Servicer agrees to indemnify the Trust, the Trustee, the Depositor, each Owner of a Certificate, the Servicer and the Unaffiliated Seller, and any of their respective directors, officers, employees or agents from, and hold them harmless against, any and all costs, expenses (including reasonable attorney fees and disbursements), losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Trust, the Trustee, the Depositor, the Owner of a Certificate, the Servicer, or the Unaffiliated Seller and their respective directors, officers, employees and agents through the Backup Servicer's acts or omissions in violation of this Agreement, except to the extent such indemnified party's own bad faith, willful misconduct or gross negligence contributes to the cost, expense, loss, claim, damage or liability.

     The Backup Servicer (including the Backup Servicer in its capacity as successor servicer) in addition agrees to indemnify the Servicer against any losses, claims or damages whenever imposed or suffered resulting from the performance or non-performance by the Backup Servicer of its duties hereunder from the date on which it becomes the successor servicer, other than any loss, claim or damage resulting from the Servicer's negligence, misconduct, bad faith or failure to comply with this Agreement.


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

     (c) The Servicer shall have no liability, direct or indirect, to any party, for the acts or omissions of the Backup Servicer, whenever such acts or omissions occur whenever such liability is imposed.

     (d) The Backup Servicer shall not be obligated to follow the WCC Servicing Guide, but may instead follow the Servicing Standards set forth in clauses (ii) through (iv) of such definition.

     Section 8.23. Escrows for Taxes; Insurance, Assessments and Similar Items; Taxes and Insurance Accounts . The Servicer shall establish and maintain one or more taxes and insurance accounts ("T&I Accounts") as impound accounts and shall deposit and retain therein all collections ;from the Mortgagors for the payment of taxes, assessments, primary mortgage insurance premiums, if applicable, or comparable items for the account of the Mortgagors as required by the terms of the Mortgage Loans (collectively, "Escrow Amounts"). T&I Accounts shall be maintained in banking or savings institutions whose accounts are insured by the FDIC. Withdrawals of amounts so collected from the T&I Accounts may be made only to effect timely payment of taxes, assessments, primary mortgage insurance policy premiums, if applicable, or comparable items, to reimburse the Servicer out of related collections for any payments made, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest to the Mortgagors on balances in the T&I Accounts or to clear and terminate the T&I Accounts as of their respective termination days. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the T&I Accounts to the extent required by law.

     Section 8.24. Servicer to Give Notice of Certain Breaches. (a) The Servicer shall deliver to the Trustee and the Depositor as soon as available, but in any event within 120 days after the end of each of its fiscal years, a consolidated balance sheet of it and its Affiliates, as of such last day of the fiscal year, and a statement of income and retained earnings, for each such fiscal year, each prepared in accordance with GAAP, in reasonable detail, and certified without qualification by an Independent Public Accountant, who may also render other services to the Servicer, or any of its Affiliates and certified by the chief financial officer of the Servicer as fairly presenting the financial position and the results of operations of the Servicer as of and for the year ending on its date and as having been prepared in accordance with GAAP.

     (b) The Servicer shall deliver to the Trustee, and the Depositor on or before March 31 of each year, beginning with March 31, 1999 an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer or the Subservicer, as the case may be, during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer or Subservicer, as the case may be, has fulfilled all its respective obligations under this Agreement throughout such year in all material respects, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued.

     (c) The Servicer  shall  promptly  (but in any event within three  Business
Days) notify the Trustee and the Depositor upon receiving actual knowledge of any event which constitutes an Event of Servicer Default.


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

     (d) The Trustee shall promptly deliver to each Rating Agency a copy of any report or certificate delivered to the Trustee pursuant to this Section 8.24 and notify each Rating Agency and each Owner of a Certificate upon obtaining knowledge of any event described in Section 8.24(c).

     (e) On or before the last day of March of each year, commencing in 1999, the Servicer, at its own expense, shall cause to be delivered to the Trustee, and each Rating Agency a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

     Section 8.25. The Designated Depository Institution. The Servicer shall give the Unaffiliated Seller and the Trustee (a) at least thirty days' prior written notice of any anticipated change of the Designated Depository Institution at which any Account is maintained and (b) written notice of any change in the ratings of such Designated Depository Institution of which the Servicer is aware, within two Business Days after discovery.

     Section 8.26. Appointment of Custodian. If the Servicer in good faith determines that the Trustee is unable to deliver Loan Files to the Servicer as required pursuant to Section 8.14 hereof, the Servicer shall so notify the Unaffiliated Seller, the Rating Agencies and the Trustee, and make request that a custodian acceptable to the Servicer be appointed to retain custody of the Loan Files on behalf of the Trustee. The Trustee and the Unaffiliated Seller agree to co-operate reasonably with the Servicer in connection with the appointment of such custodian.

     Section 8.27. Indemnification by the Unaffiliated Seller and the Servicer. The Unaffiliated Seller and the Servicer each jointly and severally agrees to indemnify and hold the Trust and the Trustee, harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Trust or the Trustee may sustain in any way related to (i) the breach of any representation or warranty made by the Unaffiliated Seller or the Servicer under this Agreement or the Unaffiliated Seller Agreement or (ii) the failure of the Unaffiliated Seller or the Servicer to perform their respective duties in compliance with the terms of this Agreement or the Unaffiliated Seller's Agreement. The provisions of this section shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     Section 8.28. Eligibility Requirements of the Servicer.

     The Servicer hereunder shall at all times be a corporation or a state-chartered or national bank, organized and doing business under the laws of any state or the United States of America having equity of at least $10,000,000 (or such lower level as may be acceptable to the Rating Agencies). In case at any time the Servicer shall cease to be eligible in accordance with the provisions of this Section, then (i) the Servicer shall notify the Trustee, the Depositor, the Unaffiliated Seller and the Rating Agencies of such ineligibility, (ii) the Rating Agencies shall provide letters indicating the effect of such ineligibility on the Offered Certificates to the Servicer, the Trustee, the Depositor and the Unaffiliated Seller and (iii) the Trustee shall appoint a backup


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

servicer (A) which is a corporation or a state-chartered or national bank, organized and doing business under the laws of any state or the United States of America having equity of at least $10,000,000, (B) which is in the business of servicing mortgage loans similar to the Mortgage Loans held by the Trust and (C) shall maintain servicing records and take such other actions so as to become a "hot backup servicer".

                                   ARTICLE IX

                              TERMINATION OF TRUST

     Section 9.1. Termination of Trust. The Trust created hereunder and all obligations created by this Agreement will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) at any time when a Qualified Liquidation of the Trust is effected as described below or (iii) as described in Section 9.2, 9.3 and 9.4 hereof. To effect a termination of this Agreement pursuant to clause (ii) above, the Owners of all Certificates then Outstanding shall (x) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation for the Trust, as contemplated by Section 860F(a)(4) of the Code and (y) provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate so that the liquidation of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.5.

     Section 9.2. Termination Upon Option of the Servicer. (a) On any Remittance Date on or after the Clean-up Call Date, the Servicer, acting directly or through one or more affiliates, may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans in the Trust Estate and all property theretofore acquired in respect of any such Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to 100% of the Aggregate Loan Balances of the related Mortgage Loans and related accrued interest as of the day of purchase minus the amount actually remitted by the Servicer representing the related Monthly Remittance Amount on such Remittance Date for the related Remittance Period (such amount, the "Termination Price"). In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.


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     (b) In connection with any such purchase, the Servicer shall provide to the
Trustee an opinion of counsel, at the expense of the Servicer, experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation of each REMIC.

     (c) Promptly following any such purchase, the Trustee will release the Loan Files to the Servicer, or otherwise upon its order, in a manner similar to that described in Section 8.14 hereof.

     Section 9.3. Termination Upon Loss of REMIC Status. (a) Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), on any Remittance Date on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interest represented by the Class A Certificates then Outstanding may direct the Trustee to adopt a plan of complete liquidation with respect to the Trust Estate. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit in the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     (b) Upon receipt of such direction from the Owners of such Offered Certificates, the Trustee shall notify the holders of the Class RL Certificates of such election to liquidate or such determination to purchase, as the case may be, (the "Termination Notice"). The Owners of a majority of the Percentage Interest of the Class RL Certificates then Outstanding may, on any Remittance Date, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price.

     (c) If, during the Purchase Option Period, the Owners of the Class RL Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period in the event that the Owners of the Class A Certificates have given the Trustee the direction described in clause (a) above, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, such that, if so directed, the liquidation of the Trust Estate and the distribution of the proceeds of such liquidation occur no later than the close of the 60th day, or such later day as the Owners of the Offered Certificates shall permit or direct in writing, after the expiration of the Purchase Option Period. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     (d) Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class RL Certificates then Outstanding may, at their option on any Remittance Date and upon delivery to the Owners of the Offered Certificates of an opinion of counsel experienced in federal income tax matters selected by the Owners of such Class RL


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Certificates  which  opinion  shall  be  reasonably  satisfactory  in  form  and substance to a majority of the Percentage Interests represented by the Offered Certificates then Outstanding, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Owners of a majority of the Percentage Interest represented by the Offered Certificates then Outstanding give the Owners of a majority of the Percentage Interest of the Class RL Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

     Section 9.4. Disposition of Proceeds. The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account; provided, however, that any amounts representing Servicing Fees, unreimbursed Delinquency Advances or unreimbursed Servicing Advances theretofore funded by the Servicer from the Servicer's own funds shall be paid by the Trustee to the Servicer from such proceeds.

     Section 9.5. Netting of Amounts. If any Person paying the Termination Price would receive a portion of the amount so paid, such Person may net any such amount against the Termination Price otherwise payable.

     Section 9.6. Auction Sale. If the Servicer does not, by the ninetieth day following the first Remittance Date on which such option may be exercised, exercise the purchase option described in Section 9.2 hereof, then upon receipt of written notice and direction from the Unaffiliated Seller, the Trustee will solicit competitive bids for the purchase of the Mortgage Loans for fair market value. Such solicitation shall be conducted substantially in the manner described in Exhibit L hereto. In the event that satisfactory bids are received as described below, the proceeds of the sale of such assets shall be deposited into the Certificate Account. The Trustee will solicit, good-faith bids from no fewer than two prospective purchasers that are considered at the time to be competitive participants in the mortgage loan market. The Trustee will consult with any securities brokerage houses identified by the Unaffiliated Seller as then making a market in the Mortgage Loans to obtain a determination as to whether the fair market value of such assets has been offered.

     Any purchaser of such Mortgage Loans must agree to the continuation of the Servicer or any successor servicer as servicer of the assets on terms substantially similar to those in this Agreement.

     If the highest good-faith bid received by the Trustee from a qualified bidder is, in the judgment of the Underwriter, not less than the fair market value of such Mortgage Loans and if such bid would equal the amount set forth in the following sentence, the Trustee, following consultation with and written direction from the Unaffiliated Seller, will sell and assign such


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Mortgage  Loans  without  representation,  warranty or recourse to such  highest bidder and will redeem the Certificates. For the Trustee to consummate the sale, the bid must be at least equal to the greater of (i) the Termination Price set forth in Section 9.2 hereof and (ii) the fair market value of the Mortgage Loans (disregarding accrued interest). In addition, the bid must be in an amount sufficient to pay the fees and expenses of the Trustee. If such conditions are not met, the Trustee will, following consultation with the Seller, decline to consummate such sale. In addition, the Trustee will decline to consummate such sale unless it receives from the Unaffiliated Seller an opinion of counsel addressed to it that such sale will not give rise either to any "prohibited transaction" tax under section 860F(a)(1) of the Code or to any tax on contributions to the REMIC after the "startup day" under section 860G(d)(1) of the Code. In the event such sale is not consummated in accordance with the foregoing, the Trustee will not be under any obligation to solicit any further bids or otherwise to negotiate any further sale of the Mortgage Loans. In such event, however, if directed by the Unaffiliated Seller, the Trustee may solicit bids from time to time in the future for the purchase of the Mortgage Loans upon the same terms described above. The Trustee may consult with the Unaffiliated Seller and the advice of the Unaffiliated Seller shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder.

                                    ARTICLE X

                                   THE TRUSTEE

     Section 10.1. Certain Duties and Responsibilities. (a) The Trustee (i) except during the continuance of an Event of Servicer Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

     During the continuance of an Event of Servicer Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances with respect to such person's property or affairs.

     (b) Notwithstanding the appointment of the Servicer hereunder, the Trustee is hereby empowered, but prior to the Trustee assuming the duties of the Servicer pursuant to Section 8.20, shall not be obligated or otherwise responsible to perform the duties of the Servicer. Specifically, and not in limitation of the foregoing, the Trustee shall have the power (but not the obligation if prior to the Trustee assuming the duties of the Servicer pursuant to Section 8.20):

          (i) to collect Mortgagor payments;


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

          (ii) to foreclose on defaulted Mortgage Loans;

          (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

          (iv) to deliver instruments of satisfaction pursuant to Section 8.14 hereof;

          (v) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest, all as provided in this Agreement; and

          (vi) to enforce the Mortgage Loans.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Unaffiliated Seller, or the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates;

          (iv) the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default by the Servicer unless the Trustee shall have received written notice thereof. In the absence of actual receipt of such notice, the Trustee may conclusively assume that there is no such default; and

          (v) subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement, any Mortgage or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any property of the Trust, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.


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

     (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties and powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

     (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its reasonable satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

     Section 10.2. Removal of Trustee for Cause. (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the Trustee shall fail to distribute to the Owners entitled thereto on any Distribution Date amounts available for distribution in accordance with the terms hereof; or

          (ii)the  Trustee shall cease to be eligible in accordance with Section
     10.8 hereof or fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Unaffiliated Seller or by the Owners of at least 25% of the aggregate Percentage Interests represented by any Class of Offered Certificates, or, if there are no Offered Certificates then Outstanding, by such Percentage Interests


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

     represented by the Class B Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (iv) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

          (v) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

     (b) The Unaffiliated Seller and the Trustee shall give notice to the Rating Agencies, to each other and to each Owner if either of them becomes aware that an event described in subsection (a) has occurred and is continuing.

     (c) If any event described in paragraph (a) occurs and is continuing, then and in every such case, the Majority Owners of the Offered Certificates, or, if there are no Offered Certificates then Outstanding, by a majority of the Class B Certificates then Outstanding, may, whether or not the Trustee resigns pursuant to Section 10.9 hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor trustee pursuant to the terms of Section 10.9 hereof.

     Section 10.3. Certain Rights of the Trustee.

     Except as otherwise provided in Section 10.1 hereof:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Unaffiliated Seller, the Servicer or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

     (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;


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

     (d) the Trustee may consult with counsel, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this
Agreement other than as to the validity and the sufficiency of its authentication of the Certificates. The Trustee shall at no time have any responsibility for or with respect to (i) the legality, validity, sufficiency or enforceability of any Mortgages and the Mortgage Loans, including the perfection or priority thereof, (ii) the ability of the Mortgage Loans to pay any portion of the Certificates, (iii) the validity of the assignment of any of the Mortgages and the Mortgage Loans, (iv) the review of any Mortgage or Mortgage Loan, except as provided herein, (v) the compliance by the Unaffiliated Seller or any Mortgagor with any covenant contained hereunder or in the Mortgages and the Mortgage Loans, (vi) the breach by the Unaffiliated Seller or the Servicer of any warranty or representation made hereunder or the accuracy of any such warranty or representation, (vii) the use or application by the Unaffiliated Seller of the proceeds of the Certificates, (viii) any offering materials used to sell the Certificates and (ix) the acts or omissions of the Servicer.

     Section 10.4. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except any such recitals relating to the Trustee, shall be taken as the statements of the Unaffiliated Seller, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates other than as to the validity and the sufficiency of its authentication of the Certificates.

     Section 10.5. May Hold Certificates. The Trustee or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such other agent.

     Section 10.6. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Unaffiliated Seller and except to the extent of income or other gain on investments which are deposits or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

     Section 10.7. Compensation and Reimbursement; No Lien for Fees. The Trustee shall receive compensation for fees and reimbursement pursuant to Section 2.5 hereof and Section 7.4 hereof. The Trustee shall have no lien on the Trust Estate for the payment of any fees or expenses (prior to an Event of Servicer Default).

     Section 10.8. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by the United States of America, having a long-term deposit rating of at least BBB from Fitch (or such lower rating as may be acceptable to Fitch) and Baa2 from Moody's (or such lower rating as may be acceptable to Moody's). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Unaffiliated Seller, resign immediately in the manner and with the effect hereinafter specified in this Article X.

     Section 10.9. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

     (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Unaffiliated Seller and by mailing notice of resignation by first-class mail, postage prepaid, to the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to the Rating Agencies. Upon receiving notice of resignation, the Unaffiliated Seller shall promptly appoint a successor trustee or trustees satisfying the eligibility requirements of Section
10.8 by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Unaffiliated Seller, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.


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     (c) The Majority  Owners of the Offered  Certificates,  or, if there are no
Offered Certificates then Outstanding, by a majority of the Class B Certificates then Outstanding, may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee to be removed, to the successor trustee so appointed and to the Unaffiliated Seller, copies of the record of the act taken by the Owners, as provided for in Sections 11.3 and 11.4 hereof.

     (d) If the Trustee fails to perform its duties in accordance with the terms of this Agreement or becomes ineligible to serve as Trustee, the Depositor or the Unaffiliated Seller may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Depositor or the Unaffiliated Seller duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Unaffiliated Seller and to the Trustee so removed and one complete set to the successor trustee so appointed.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Unaffiliated Seller shall promptly appoint a successor trustee satisfying the eligibility requirements of Section 10.8.

     (f) The Unaffiliated Seller shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor trustee and the address of its corporate trust office.

     Section 10.10. Acceptance of Appointment by Successor Trustee. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Unaffiliated Seller on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Unaffiliated Seller or the successor trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Unaffiliated Seller on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

     Upon acceptance of appointment by a successor trustee as provided in this Section, the Unaffiliated Seller shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Unaffiliated Seller shall send a copy of such notice to the Rating Agencies. If the Unaffiliated Seller fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Unaffiliated Seller.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.


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     Section 10.11. Merger, Conversion,  Consolidation or Succession to Business
of the Trustee . Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

     Section 10.12. Reporting; Withholding. (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Unaffiliated Seller, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

     (b) The Trustee shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable. Furthermore, the Trustee shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Trustee by the Unaffiliated Seller with respect to such allocation of expenses. The Trustee shall collect any forms or reports from the Owners determined by the Unaffiliated Seller to be required under applicable federal, state and local tax laws.

     (c) The Trustee shall provide to the Internal Revenue Service and to persons described in section 860(e)(3) and (6) of the Code the information described in Treasury Regulation section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation section 1.860E-2(a)(5), or any successor regulation thereto.

     (d) The Servicer and the Unaffiliated Seller covenant and agree that they shall provide, or cause to be provided, to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a), (b) and (c) above.

     Section 10.13. Liability of the Trustee. Except during the continuance of an Event of Servicer Default, the Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to any Account, the Unaffiliated Seller, the Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision


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shall not protect the Trustee or any such  Person  against any  liability  which would otherwise be imposed by reason of negligent action, negligent failure to act or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in any Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Unaffiliated Seller and the Servicer covenant and agree to indemnify the Trustee, and when the Trustee is acting as Servicer, the Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including all reasonable and documented legal fees and expenses) other than those resulting from the negligence or bad faith of the Trustee. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section 10.13 shall survive the termination of this Agreement and the payment of the Outstanding Certificates.

     Section 10.14. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Mortgaged Property may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Sections 8.20(a) shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 10.8 and no notice to Owners of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.8.

     Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;


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

          (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

          (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     The Trustee shall give to the Rating Agencies and the Unaffiliated Seller notice of the appointment of any co-Trustee or separate Trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.1. Compliance Certificates and Opinions. Upon any application or request by the Unaffiliated Seller, the Servicer or the Owners to the Trustee to take any action under any provision of this Agreement, the Unaffiliated Seller, the Servicer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

     Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;


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     (b) a brief  statement  as to the  nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based; and

     (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 11.2. Form of Documents Delivered to the Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate of an Authorized Officer of the Unaffiliated Seller, the Servicer or the Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer or any opinion of counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Unaffiliated Seller or of the Servicer, stating that the information with respect to such factual matters is in the possession of the Unaffiliated Seller or of the Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Unaffiliated Seller, the Servicer or the Trustee, stating that the information with respect to such matters is in the possession of such Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the addressee thereof may reasonably rely upon the opinion of such other counsel.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

     Section 11.3. Acts of Owners. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Unaffiliated Seller. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such


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

instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) The ownership of Certificates shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

     Section 11.4. Notices, etc. to Trustee. Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner or by the Unaffiliated Seller shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its corporate trust office as set forth in Section 2.2 hereof.

     Section 11.5. Notices and Reports to Owners; Waiver of Notices. Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

     Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

     Section 11.6. Rules by Trustee and the Depositor. The Trustee may make reasonable rules for any meeting of Owners. The Depositor may make reasonable rules and set reasonable requirements for its functions.

     Section 11.7. Successors and Assigns. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

     Section 11.8. Severability. In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.9. Benefits of Agreement. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 11.10. Legal Holidays. In any case where the date of any Remittance Date, any Distribution Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Remittance Date, such Distribution Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

     Section 11.11. Governing Law. In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

     Section 11.12. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.13. Usury. The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

     Section 11.14. Amendment. (a) The Trustee, the Unaffiliated Seller, the Depositor and the Servicer, may at any time and from time to time without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of
(i) curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof, (ii) upon receipt of an opinion of counsel, the cost of which shall be paid by the Servicer, experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust or upon the transferor of a Residual Certificate as a result of the ownership of any Residual Certificate by a Disqualified Organization, removing the restriction on transfer set forth in Section 5.8(a) hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Owner (without its written consent).

     (b) This Agreement may also be amended by the Trustee, the Depositor, and the Servicer at any time and from time to time, with the prior written approval of not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners hereunder; provided, however, that no such amendment shall (i) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate or
(ii) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding.

     (c) Each proposed amendment to this Agreement shall be accompanied by an opinion of counsel nationally recognized in federal income tax matters, which shall not be at the expense of the Trustee, addressed to the Trustee to the effect that such amendment would not adversely affect the status of the Trust as a REMIC.

     (d) The Depositor shall provide the Owners, and the Rating Agencies with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

     (e) The Trustee shall not be required to enter into any amendment which affects its rights or obligations hereunder.

     Section 11.15. REMIC Status; Taxes. (a) The Tax Matters Person, at its own expense, shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax or information returns with respect to the Trust and the Certificates containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Owners such statements or information at the times and in such manner as may be required thereby. For this purpose, the Tax Matters Person may, but need not, rely on any proposed regulations of the United States Department of the Treasury. The Tax Matters Person shall indicate the election to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC (which election shall apply to the taxable period ending December 31, 1997 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee, as Tax Matters Person appointed pursuant to Section
11.17  hereof  shall sign all tax  information  returns  filed  pursuant to this
Section 11.15. The Tax Matters Person shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest. The Tax Matters Person shall provide the Trustee with copies of any Federal tax or information returns filed, or caused to be filed, by the Tax Matters Person with respect to the Trust or the Certificates.

     (b) The Tax Matters Person, at its own expense, shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Tax Matters Person shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Tax Matters Person by the Depositor with respect to such allocation of expenses. The Tax Matters Person shall collect any forms or reports from the Owners determined by the Depositor to be required under applicable federal, state and local tax laws.

     (c) The Tax Matters Person, at its own expense, shall provide to the Internal Revenue Service and to persons described in Section 860E(e)(3) and (6) of the Code the information described in Proposed Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Proposed Treasury Regulation Section 1.860E(2)(a)(5), or any successor regulation thereto.

     (d) The Depositor covenants and agrees that within ten Business Days after the Startup Day it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (b) and (c) above.

     (e) The Trustee, the Depositor and the Servicer each covenants and agrees for the benefit of the Owners (i) to take no action which would result in the termination of "REMIC" status for the Trust, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to engage in any other action which may result in the imposition on the REMIC Trust of any other taxes under the Code.

     (f) The Trust shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

     (g) Except as otherwise permitted by Section 7.6(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

     (h) Neither the Depositor nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust Estate, other than as expressly contemplated by this Agreement.

     (i) Notwithstanding the foregoing clauses (g) and (h), the Trustee or the Unaffiliated Seller may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received (not at the expense of the Trust or the Trustee) an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the Trust; provided, however, that such transaction is otherwise permitted under this Agreement.

     Section 11.16. Additional Limitation on Action and Imposition of Tax. (a) Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained (not at the expense of the Trust or the Trustee) an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the Trust, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or
(iii) agree to any amendment of this Agreement under Section 11.14 hereof.

     (b) In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in Section 860G(c) of the Code, on any contribution to the Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a material breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or otherwise (iii) the Owners of the Class R Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the Owners of the Class R Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Owners of the Class R Certificates on any Distribution Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor). The Trustee agrees to first seek indemnification for any such tax payment from any indemnifying parties before reimbursing itself from amounts otherwise distributable to the Owners of the Class R Certificates.

     Section 11.17. Appointment of Tax Matters Person. A Tax Matters Person will be appointed for the Trust for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, without any right of reimbursement, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code, including, but not limited to, the representation of the Trust in any tax audit (including any administrative or judicial proceedings with respect thereto that involve the Internal Revenue Service or state tax authorities). The Owners of the Class B Certificates hereby designate the Trustee, acting as their agent, to be the Tax Matters Person for the Trust.

     Section 11.18. [Reserved].

     Section 11.19. Notices. All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

     The Trustee and Backup Servicer:  Bankers Trust Company of California, N.A.
                                       Three Park Plaza, 16th Floor
                                       Irvine, California  92614
                                       Attention:  Wilshire Mortgage
                                             Loan Trust 1997-2
                                       Tel:(714) 253-7575
                                       Fax:(714) 253-7577

     The Depositor:                    Prudential Securities Secured Financing
     `                                   Corporation
                                       One New York Plaza
                                       New York, New York  10292
                                       Attention:  Murray Weiss
                                       Tel:  (212) 778-1000
                                       Fax:  (212) 778-7401


     The Unaffiliated Seller:          WMFC 1997-2 Inc.
                                       1776 S.W. Madison Street
                                       Portland, Oregon  97205
                                       Attention:  Lawrence Mendelsohn
                                       Tel:  (503) 223-5600
                                       Fax:  (503) 223-8799


     The Servicer:                     Wilshire Servicing Company
                                       1776 S.W. Madison Street
                                       Portland, Oregon  97205
                                       Attention:  Lawrence Mendelsohn
                                       Tel:  (503) 223-5600
                                       Fax:  (503) 223-8799

     Fitch:                            Fitch IBCA Inc.
                                       One State Street Plaza, 31st floor
                                       New York, New York  10004
                                       Attention: Surveillance Dept.

     Moody's:                          Moody's Investors Service
                                       99 Church Street
                                       New York, New York  10007
                                       Attention: Surveillance Dept.

     Underwriter:                      Prudential Securities Incorporated
                                       One New York Plaza
                                       New York, New York 10292
                                       Attention:  Asset Backed Securities Group

     IN WITNESS WHEREOF, the Depositor, the Unaffiliated Seller, the Servicer, the Backup Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                          PRUDENTIAL SECURITIES SECURED
                             FINANCING CORPORATION,
                             as Depositor

                          By:  /s/
                               ------------------------------------
                               Name:
                               Title:

                          WMFC 1997-2, INC., as
                             Unaffiliated Seller

                          By:  /s/
                               ------------------------------------
                               Name:  Lawrence Mendelsohn
                               Title:

                          WILSHIRE SERVICING CORPORATION,
                              as Servicer

                          By:  /s/
                               ------------------------------------
                               Name:  Lawrence Mendelsohn
                               Title:

                          BANKERS TRUST COMPANY OF
                            CALIFORNIA, N.A.,
                            as Trustee

                          By:  /s/
                               ------------------------------------
                               Name:
                               Title:

                          BANKERS TRUST COMPANY OF
                             CALIFORNIA, N.A.,
                             as Backup Servicer

                          By:  /s/
                               ------------------------------------
                               Name:
                               Title:


               [Signature Page to Pooling and Servicing Agreement]

                                   SCHEDULE 1

                           SCHEDULE OF MORTGAGE LOANS

                                                                   EXHIBIT A-1

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                      (Variable Rate Class A-1 Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as Depositor,
                                 and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.

No. A-1-                                                      971885 AE 8
                                  ________________      ---------------------
                                         Date                   CUSIP

                       $                               January 25, 2013
--------------------------------------         ---------------------------------
Original Certificate Principal Balance         Final Scheduled Distribution Date

                               __________________
                                Registered Owner

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool of fixed- and adjustable-rate, closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc., (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's


                                     A-1-1

Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Servicing Corporation, (the "Servicer") and sold by the Depositor to Bankers Trust Company of California, N.A., a national banking association, as trustee, (the "Trustee") on behalf of Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, Bankers Trust Company of California, N.A. as both Trustee and as backup servicer (the "Backup Servicer"), and the Servicer, (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and (v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  The Original Certificate Principal Balance set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-1 Certificates on December 11, 1997 (the "Startup Date"), which aggregate amount was $36,217,000. The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such Original Certificate Principal Balance over the period from the date of initial delivery hereof to the final Distribution Date of the Class A-1 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to December 26, 1997, (the first Distribution Date) will be less than the Original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-1-2

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class A-1 Certificates (the "Class A-1 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, (collectively, the "Offered Certificates"), the Class B Certificates, the Class C Certificates, and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, 1997, the Owners of the Class A-1 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Closing Date) (the "Record Date") will be entitled to receive the Class A-1 Interest Distribution Amount and the Class A-1 Principal Distribution Amount relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of a Class A-1 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Distribution Date to the Owners of the Class A-1 Certificates. The Percentage Interest of each Class A-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Certificate Principal Balance set forth on such Class A-1 Certificate by $36,217,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.


                                     A-1-3

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Offered Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain


                                     A-1-4
circumstancesrelating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-1 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-1 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


                                     A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                        WILSHIRE MORTGAGE LOAN TRUST
                                        1997-2

                                        By: Bankers Trust Company of California,
                                        N.A., as Trustee

                                        By: ____________________________________
                                            Name:
                                            Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
 N.A., as Trustee

By:  _______________________________
     Name:
     Title:

Dated:  December 11, 1997


                                     A-1-6

                                                                     EXHIBIT A-2

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                         (6.650% Class A-2 Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as Depositor,
                                 and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation, or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.

No. A-2-                                                       971885 AF 5
                                      ______________________ ---------------
                                               Date               CUSIP

                   $                                     May 25, 2015
--------------------------------------         ---------------------------------
Original Certificate Principal Balance         Final Scheduled Distribution Date

                              ____________________
                                Registered Owner

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool of fixed- and adjustable-rate, closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc., (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Servicing


                                     A-2-1

Corporation, (the "Servicer") and sold by the Depositor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, the Servicer, and Bankers Trust Company of California, N.A. asTrustee and as backup servicer (the "Backup Servicer"), (ii) such amounts, including Eligible Investments as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and (v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  The Original Certificate Principal Balance set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-2 Certificates on December 11, 1997 (the "Startup Date"), which aggregate amount was $10,000,000. The Owner hereof is entitled to principal payments on certain Distribution Dates as specified in the Pooling and Servicing Agreement. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to December 26, 1997 (the first Distribution Date) may be less than the Original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


                                     A-2-2

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class A-2 Certificates (the "Class A-2 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, the Class A-3 Certificates, the Class A-4 Certificates the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates (collectively, the "Offered Certificates"), the Class B Certificates, the Class C Certificates and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, 1997, the Owners of the Class A-2 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Closing Date) (the "Record Date") will be entitled to receive the Class A-2 Interest Distribution Amount relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of a Class A-2 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Distribution Date to the Owners of the Class A-2 Certificates. The Percentage Interest of each Class A-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Certificate Principal Balance set forth on such Class A-2 Certificate by $10,000,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall


                                     A-2-3
release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Offered Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-2 Certificates.


                                     A-2-4

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-2 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


                                     A-2-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                        WILSHIRE MORTGAGE LOAN TRUST
                                        1997-2

                                        By: Bankers Trust Company of California,
                                                     N.A., as Trustee

                                        By: ____________________________________
                                            Name:
                                            Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
 N.A., as Trustee

By:  _______________________________
     Name:
     Title:

Dated:  December 11, 1997


                                     A-2-6

                                                                     EXHIBIT A-3

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                         (6.720% Class A-3 Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as depositor, and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation, or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.

No. A-3-                                                           971885 AG 3
                                        _______________________  ---------------
                                                 Date                 CUSIP

                   $                                    October 25, 2018
--------------------------------------         ---------------------------------
Original Certificate Principal Balance         Final Scheduled Distribution Date

                              ___________________
                                Registered Owner

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool of fixed- and adjustable-rate, closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc. (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Servicing


                                     A-3-1

Corporation, (the "Servicer") and sold by the Depositor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, the Servicer, and Bankers Trust Company of California, N.A. as Trustee and as backup servicer (the "Backup Servicer"), (ii) such amounts, including Eligible Investments as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and (v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  The Original Certificate Principal Balance set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-3 Certificates on December 11, 1997 (the "Startup Date"), which aggregate amount was $12,000,000. The Owner hereof is entitled to principal payments on certain Distribution Dates as specified in the Pooling and Servicing Agreement. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to December 26, 1997 (the first Distribution Date) may be less than the Original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


                                     A-3-2

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class A-3 Certificates (the "Class A-3 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, the Class A-2 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates (collectively, the "Offered Certificates"), the Class B Certificates, the Class C Certificates, and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, 1997 the Owners of the Class A-3 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Record Date) (the "Record Date") will be entitled to receive the Class A-3 Interest Distribution relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of a Class A-3 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Distribution Date to the Owners of the Class A-3 Certificates. The Percentage Interest of each Class A-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Certificate Principal Balance set forth on such Class A-3 Certificate by $12,000,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall


                                     A-3-3
release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Offered Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-3 Certificates.


                                     A-3-4

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-3 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


                                     A-3-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                        WILSHIRE MORTGAGE LOAN TRUST
                                         1997-2

                                        By: Bankers Trust Company of California,
                                                   N.A., as Trustee

                                        By: ____________________________________
                                            Name:
                                            Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
  N.A., as Trustee

By: ________________________________
    Name:
    Title:

Dated:  December 11, 1997


                                     A-3-6

                                                                     EXHIBIT A-4

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                         (6.865% Class A-4 Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as Depositor,
                                 and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation, an Originator or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.

No. A-4-                                                            971885 AH 1
                                               _________________   -------------
                                                     Date               CUSIP

                   $                                   November 25, 2021
--------------------------------------         ---------------------------------
Original Certificate Principal Balance         Final Scheduled Distribution Date

                              ____________________
                                Registered Owner

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool of fixed- and adjustable-rate, closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc., (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Servicing


                                     A-4-1

Corporation, (the "Servicer") and sold by the Depositor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, the Servicer, and Bankers Trust Company of California, N.A. as Trustee as as backup servicer (the "Backup Servicer"), (ii) such amounts, including Eligible Investments as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and (v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  The Original Certificate Principal Balance set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-4 Certificates on December 11, 1997 (the "Startup Date"), which aggregate amount was $12,000,000. The Owner hereof is entitled to principal payments on certain Distribution Dates, as specified in the Pooling and Servicing Agreement. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to December 26, 1997 (the first Distribution Date) may be less than the Original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


                                     A-4-2

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class A-4 Certificates (the "Class A-4 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates (collectively, the "Offered Certificates"), the Class B Certificates, the Class C Certificates, and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, the Owners of the Class A-4 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Closing Date) (the "Record Date") will be entitled to receive the Class A-4 Interest Distribution Amount relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of a Class A-4 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Distribution Date to the Owners of the Class A-4 Certificates. The Percentage Interest of each Class A-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Certificate Principal Balance set forth on such Class A-4 Certificate by $12,000,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall


                                     A-4-3
release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Offered Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-4 Certificates.


                                     A-4-4

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-4 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


                                     A-4-5

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       WILSHIRE MORTGAGE LOAN TRUST
                                        1997-2

                                       By: Bankers Trust Company of California,
                                                  N.A., as Trustee

                                       By: ____________________________________
                                           Name:
                                           Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
 N.A., as Trustee

By:  ______________________________
     Name:
     Title:

Dated:  December 11, 1997


                                     A-4-6

                                                                     EXHIBIT A-5

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                         (7.255% Class A-5 Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as Depositor,
                                 and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation, or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.

No. A-5-                                                           971885 AJ 7
                                       __________                  -----------
                                          Date                        CUSIP


                          $                              May 25, 2028
--------------------------------------         ---------------------------------
Original Certificate Principal Balance         Final Scheduled Distribution Date

                              ____________________
                                Registered Owner

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool of fixed- and adjustable-rate, closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc. (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Servicing Corporation, (the "Servicer") and sold by the Depositor to Bankers Trust Company of


                                     A-5-1

California, N.A., a national banking association, as trustee, (the "Trustee") on behalf of Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, Bankers Trust Company of California, N.A. as both Trustee and as backup servicer (the "Backup Servicer"), and the Servicer, (ii) such amounts, including Eligible Investments as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and (v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  The Original Certificate Principal Balance set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-5 Certificates on December 11, 1997 (the "Startup Date"), which aggregate amount was $10,000,000. The Owner hereof is entitled to principal payments on certain Distribution Dates as specified in the Pooling and Servicing Agreement. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to December 26, 1997 (the first Distribution Date) may be less than the Original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


                                     A-5-2

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class A-5 Certificates (the "Class A-5 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, (collectively, the "Offered Certificates"), the Class B Certificates, the Class C Certificates and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, 1997 the Owners of the Class A-5 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Closing Date) (the "Record Date") will be entitled to receive the Class A-5 Interest Distribution Amount relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of a Class A-5 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Distribution Date to the Owners of the Class A-5 Certificates. The Percentage Interest of each Class A-5 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Certificate Principal Balance set forth on such Class A-5 Certificate by $10,000,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall


                                     A-5-3
release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Offered Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-5 Certificates.


                                     A-5-4

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-5 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-5 Certificates are exchangeable for new Class A-5 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


                                     A-5-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       WILSHIRE MORTGAGE LOAN TRUST
                                       1997-2

                                       By:  Bankers Trust Company of California,
                                            N.A., as Trustee

                                       By:  ___________________________________
                                            Name:
                                            Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
  N.A., as Trustee

By:  _______________________________
     Name:
     Title:

Dated:  December 11, 1997


                                     A-5-6

                                                                    EXHIBIT A-6

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                      (Variable Rate Class A-6 Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as Depositor,
                                 and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation, or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.

No. A-6-                                                          971885 AK 4
                                    ___________________       ------------------
                                           Date                     CUSIP

                    $                                    May 25, 2028
--------------------------------------         ---------------------------------
Original Certificate Principal Balance         Final Scheduled Distribution Date

                              ____________________
                                Registered Owner

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool of fixed- and adjustable-rate, closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc. (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Servicing Corporation, (the "Servicer") and sold by the Depositor to Bankers Trust Company of


                                     A-6-1

California, N.A., a national banking association, as trustee, (the "Trustee") on behalf of Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, Bankers Trust Company of California, N.A. as both Trustee and as backup servicer (the "Backup Servicer"), and the Servicer, (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and (v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  The Original Certificate Principal Balance set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-6 Certificates on December 11, 1997 (the "Startup Date"), which aggregate amount was $16,302,000. The Owner hereof is entitled to principal payments on each Distribution Date, which will fully amortize such Original Certificate Principal Balance over the period from the date of initial delivery hereof to the final Distribution Date of the Class A-6 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to December 26, 1997 (the first Distribution Date) may be less than the Original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL


                                     A-6-2

DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class A-6 Certificates (the "Class A-6 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, (collectively, the "Offered Certificates"), the Class B Certificates, the Class C Certificates and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, 1997 the Owners of the Class A-6 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Closing Date) (the "Record Date") will be entitled to receive the Class A-6 Interest Distribution Amount relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of a Class A-6 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Distribution Date to the Owners of the Class A-6 Certificates. The Percentage Interest of each Class A-6 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Certificate Principal Balance set forth on such Class A-6 Certificate by $16,302,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and


                                     A-6-3

Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Offered Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the


                                     A-6-4

Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-6 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-6 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-6 Certificates are exchangeable for new Class A-6 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


                                     A-6-5

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       WILSHIRE MORTGAGE LOAN TRUST
                                       1997-2

                                       By:  Bankers Trust Company of California,
                                            N.A., as Trustee

                                       By:  ___________________________________
                                            Name:
                                            Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
  N.A., as Trustee

By:  _______________________________
     Name:
     Title:

Dated:  December 11, 1997


                                     A-6-6

                                                                     EXHIBIT A-7

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                         (6.835% Class A-7 Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as Depositor,
                                 and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation, or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.

No. A-7-                                                          971885 AL 2
                                  ________________              ---------------
                                        Date                         CUSIP

                   $                                     March 25, 2028
--------------------------------------         ---------------------------------
Original Certificate Principal Balance         Final Scheduled Distribution Date

                              ____________________
                                Registered Owner

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool of fixed- and adjustable-rate, closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc. (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Servicing Corporation, (the "Servicer") and sold by the Depositor to Bankers Trust Company of


                                     A-7-1

California, N.A., a national banking association, as trustee, (the "Trustee") on behalf of Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, Bankers Trust Company of California, N.A. as both Trustee and as backup servicer (the "Backup Servicer"), and the Servicer, (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and (v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  The Original Certificate Principal Balance set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-7 Certificates on December 11, 1997 (the "Startup Date"), which aggregate amount was $8,912,000. The Owner hereof is entitled to principal payments on each Distribution Date, on or after the Distribution Date determined in accordance with the terms of the Pooling and Servicing Agreement, which will fully amortize such Original Certificate Principal Balance over the period from such specified Distribution Date to the final Distribution Date of the Class A-7 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to December 26, 1997 (the first Distribution Date) may be less than the Original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL


                                     A-7-2

DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class A-7 Certificates (the "Class A-7 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, (collectively, the "Offered Certificates"), the Class B Certificates, the Class C Certificates and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, 1997 the Owners of the Class A-7 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Closing Date) (the "Record Date") will be entitled to receive the Class A-7 Interest Distribution relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of a Class A-7 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Distribution Date to the Owners of the Class A-7 Certificates. The Percentage Interest of each Class A-7 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Certificate Principal Balance set forth on such Class A-7 Certificate by $8,912,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and


                                     A-7-3

Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Offered Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the


                                     A-7-4

Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-7 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class A-7 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-7 Certificates are exchangeable for new Class A-7 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


                                     A-7-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                        WILSHIRE MORTGAGE LOAN TRUST
                                        1997-2

                                        By: Bankers Trust Company of California,
                                               N.A., as Trustee

                                        By: ____________________________________
                                            Name:
                                            Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,

  N.A., as Trustee

By:  _______________________________
     Name:
     Title:

Dated:  December 11, 1997


                                     A-7-6

                                                                    EXHIBIT M-1

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                         (7.180% Class M-1 Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as Depositor,
                                 and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation, or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.

No. M-1-                                                      971885 AM 0
                                __________________        -------------------
                                       Date                       CUSIP

                                                         May 25, 2028
______________________________________         ---------------------------------
Original Certificate Principal Balance         Final Scheduled Distribution Date

                              ____________________
                                Registered Owner

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool of fixed- and adjustable-rate, closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc. (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Servicing Corporation, (the "Servicer") and sold by the Depositor to Bankers Trust Company of


                                     M-1-1

California, N.A., a national banking association, as trustee, (the "Trustee") on behalf of Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, Bankers Trust Company of California, N.A. as both Trustee and as backup servicer (the "Backup Servicer"), and the Servicer, (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and (v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  The Original Certificate Principal Balance set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class M-1 Certificates on December 11, 1997 (the "Startup Date"), which aggregate amount was $8,236,000. The Owner hereof is entitled to principal payments on certain Distribution Dates, as described in the Pooling and Servicing Agreement, which will fully amortize such Original Certificate Principal Balance over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-1 Certificates. Distribution of principal to the Owners of the Class M-1 Certificates is subordinate as described in the Pooling and Servicing Agreement. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to December 26, 1997 (the first Distribution Date) may be less than the Original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     M-1-2

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class M-1 Certificates (the "Class M-1 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, (collectively, the "Offered Certificates"), the Class B Certificates, the Class C Certificates and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, 1997 the Owners of the Class M-1 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Closing Date) (the "Record Date") will be entitled to receive the Class M-1 Interest Distribution Amount relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of a Class M-1 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Distribution Date to the Owners of the Class M-1 Certificates. The Percentage Interest of each Class M-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Certificate Principal Balance set forth on such Class M-1 Certificate by $8,236,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.


                                     M-1-3

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Offered Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain


                                     M-1-4
circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class M-1 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class M-1 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-1 Certificates are exchangeable for new Class M-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


                                     M-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                      WILSHIRE MORTGAGE LOAN TRUST
                                      1997-2

                                      By:  Bankers Trust Company of California,
                                           N.A., as Trustee

                                      By:  ____________________________________
                                           Name:
                                           Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
  N.A., as Trustee

By:  ______________________________
     Name:
     Title:

Dated:  _______________


                                     M-1-6

                                                                    EXHIBIT M-2

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                         (7.425% Class M-2 Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as Depositor,
                                 and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation, or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.

No. M-2-                                                           971885 AN 8
                                         ____________________    ---------------
                                                 Date                 CUSIP

                                                           May 25, 2028
______________________________________         ---------------------------------
Original Certificate Principal Balance         Final Scheduled Distribution Date

                              ____________________
                                Registered Owner


                                     M-2-1

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool of fixed- and adjustable-rate, closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc. (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Serving Corporation, (the "Servicer") and sold by the Depositor to Bankers Trust Company of California, N.A., a national banking association, as trustee, (the "Trustee") on behalf of Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, Bankers Trust Company of California, N.A. as both Trustee and as backup servicer (the "Backup Servicer"), and the Servicer, (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate,
(iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and (v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  The Original Certificate Principal Balance set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class M-2 Certificates on December 11, 1997 (the "Startup Date"), which aggregate amount was $7,578,000. The Owner hereof is entitled to principal payments on certain Distribution Dates, as described in the Pooling and Servicing Agreement, which will fully amortize such Original Certificate Principal Balance over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-2 Certificates. Distribution of principal to the Owners of the Class M-2 Certificates is subordinate as described in the Pooling and Servicing Agreement. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to December 26, 1997 (the first Distribution Date) will be less than the Original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


                                     M-2-2

(THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class M-2 Certificates (the "Class M-2 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-3 Certificates, (collectively, the "Offered Certificates"), the Class B Certificates, the Class C Certificates and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, 1997 the Owners of the Class M-2 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Closing Date) (the "Record Date") will be entitled to receive the Class M-2 Interest Distribution Amount relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of a Class M-2 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Distribution Date to the Owners of the Class M-2 Certificates. The Percentage Interest of each Class M-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Certificate Principal Balance set forth on such Class A-1 Certificate by $7,578,000.


                                     M-2-3

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect


                                     M-2-4
early retirement of the Offered Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class M-2 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class M-2 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-2 Certificates are exchangeable for new Class M-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


                                     M-2-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                      WILSHIRE MORTGAGE LOAN TRUST
                                      1997-2

                                      By:  Bankers Trust Company of California,
                                            N.A., as Trustee

                                      By:  ___________________________________
                                           Name:
                                           Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
  N.A., as Trustee

By: _______________________________
    Name:
    Title:

Dated:  ________________


                                     M-2-6

                                                                     EXHIBIT M-3

                      WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                         (7.770% Class M-3 Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as Depositor,
                                 and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation, or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.

No. M-3-                                                      971885 AP 3
                            ________________              -------------------
                                  Date                           CUSIP

                   $                                      May 25, 2028
--------------------------------------         ---------------------------------
Original Certificate Principal Balance         Final Scheduled Distribution Date

                              ____________________
                                Registered Owner


                                     M-3-1

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool of fixed- and adjustable-rate, closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc. (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Servicing Corporation, (the "Servicer") and sold by the Depositor to Bankers Trust Company of California, N.A., a national banking association, as trustee, (the "Trustee") on behalf of Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, Bankers Trust Company of California, N.A. as both Trustee and as backup servicer (the "Backup Servicer"), and the Servicer, (ii) such amounts, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and (v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  The Original Certificate Principal Balance set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class M-3 Certificates on December 11, 1997 (the "Startup Date"), which aggregate amount was $6,260,000. The Owner hereof is entitled to principal payments on certain Distribution Dates, as described in the Pooling and Servicing Agreement, which will fully amortize such Original Certificate Principal Balance over the period from the date of initial delivery hereof to the final Distribution Date of the Class M-3 Certificates. Distribution of principal to the Owners of the Class M-3 Certificates is subordinate as described in the Pooling and Servicing Agreement. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to December 26, 1997 (the first Distribution Date) will be less than the Original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


                                     M-3-2

(THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class M-3 Certificates (the "Class M-3 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-3 Certificates, (collectively, the "Offered Certificates"), the Class B Certificates, the Class C Certificates and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, 1997, the Owners of the Class M-3 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Closing Date) (the "Record Date") will be entitled to receive the Class M-3 Interest Distribution Amount relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of a Class M-3 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Distribution Date to the Owners of the Class M-3 Certificates. The Percentage Interest of each Class M-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Certificate Principal Balance set forth on such Class M-3 Certificate by $6,260,000.


                                     M-3-3

                 The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect


                                     M-3-4
early retirement of the Offered Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class M-3 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class M-3 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-3 Certificates are exchangeable for new Class M-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


                                     M-3-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                      WILSHIRE MORTGAGE LOAN TRUST
                                      1997-2

                                      By:  Bankers Trust Company of California,
                                            N.A., as Trustee

                                      By:  ___________________________________
                                           Name:
                                           Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
  N.A., as Trustee

By:  ______________________________
     Name:
     Title:

Dated:  December 11, 1997


                                     M-3-6

                                                                     EXHIBIT B-1

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                           (8.99% Class B Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as Depositor,
                                 and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF CERTAIN PAYMENTS TO THE OFFERED CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. DISTRIBUTIONS HEREON ARE SUBJECT TO THE PRIOR RIGHT OF THE OWNERS OF THE OFFERED CERTIFICATES.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT, (B) IS MADE (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, (iii) TO THE UNAFFILIATED SELLER OR (iv) TO A PERSON WHO THE UNAFFILIATED SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (C) UPON THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT. NONE OF THE UNAFFILIATED SELLER, THE SERVICER, THE DEPOSITOR, THE TRUST OR THE TRUSTEE IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation, or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.


                                     B-1-1

No. B-1-
                                  ____________
                                      Date

                   $                                     May 25, 2028
--------------------------------------         ---------------------------------
Original Certificate Principal Balance         Final Scheduled Distribution Date

                             ______________________
                                Registered Owner

                  The registered Owner named above is the registered Owner of a fractional interest in (i) a pool of fixed- and adjustable-rate, closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc. (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Servicing Corporation, (the "Servicer") and sold by the Depositor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, the Servicer, and Bankers Trust Company of California, N.A. as backup servicer (the "Backup Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and
(v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  The Original Certificate Principal Balance set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class B Certificates on December 11, 1997 (the "Startup Date"), which aggregate amount was $ 4,284,104.39. The Owner hereof is entitled to principal payments on certain Distribution Dates, as described in the Pooling and Servicing Agreement, which will fully amortize such Original Certificate Principal Balance over the period from the date of initial delivery hereof to the final Distribution Date of the Class B Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to December 26, 1997 (the first Distribution Date) may be less than the Original Certificate Principal Balance set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this


                                     B-1-2

Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class B Certificates (the "Class B Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of its acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, (collectively, the "Offered Certificates"), the Class C Certificates and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, 1997, the Owners of the Class B Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Closing Date) (the "Record Date") will be entitled to receive the Class B Distribution Amount relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least


                                     B-1-3
five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Each Owner of a Class B Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Distribution Date to the Owners of the Class B Certificates. The Percentage Interest of each Class B Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Certificate Principal Balance set forth on such Class B Certificate by $4,284,104.39.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all amounts held by the Trustee and required to be paid to such Owners pursuant to the


                                     B-1-4

Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class B Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class B Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class B Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate principal amount.


                                     B-1-5

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


                                     B-1-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       WILSHIRE MORTGAGE LOAN TRUST
                                         1997-2

                                       By:  Bankers Trust Company of California,
                                                      N.A., as Trustee

                                       By: ____________________________________
                                           Name:
                                           Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
  N.A., as Trustee

By:  ______________________________
     Name:
     Title:

Dated:  December 11, 1997

                                     B-1-7

                                                                     EXHIBIT B-2

                       WILSHIRE MORTGAGE LOAN TRUST 1997-2
                        MORTGAGE PASS-THROUGH CERTIFICATE
                              (Class C Certificate)

              Representing Certain Interests Relating to a Pool of
            Mortgage Loans in the Wilshire Mortgage Loan Trust 1997-2
             Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and
       Prudential Securities Secured Financing Corporation, as Depositor,
                                 and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF CERTAIN PAYMENTS TO THE OFFERED CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. DISTRIBUTIONS HEREON ARE SUBJECT TO THE PRIOR RIGHT OF THE OWNERS OF THE OFFERED CERTIFICATES AND THE CLASS B CERTIFICATES.

                  THIS CERTIFICATE REPRESENTS AN "INTEREST ONLY" CERTIFICATE, AND THE HOLDER THEREOF WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT, (B) IS MADE (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (iii) TO THE UNAFFILIATED SELLER AND (C) UPON THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT. NONE OF THE UNAFFILIATED SELLER, THE SERVICER, THE TRUST OR THE TRUSTEE IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

Series 1997-2               Original   Notional   Balance   of   the   Class   C
                            Certificates: $ 131,789,104.39

Percentage Interest: 100%                         Issue Date: December 11, 1997


                                     B-2-1

Cut-Off Date: October 31, 1997        First Distribution Date: December 26, 1997

Date of Pooling and                   Registered Owner: Prudential Securities
Servicing Agreement: November 1,1997                    Incorporated

                  This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Prudential Securities Secured Financing Corporation, Wilshire Servicing Corporation, or any of their subsidiaries and affiliates. This certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust, and (ii) from moneys held in such Accounts.

                  The registered  Owner named above is the registered Owner of a fractional  interest  in (i) a pool of fixed-  and  adjustable-rate,  closed-end mortgage loans (the "Mortgage Loans") sold by WMFC 1997-2 Inc. (the "Unaffiliated Seller") to Prudential Securities Secured Financing Corporation (the "Depositor") pursuant to that certain Unaffiliated Seller's Agreement, dated as of November 1, 1997 (the "Unaffiliated Seller's Agreement") among the Unaffiliated Seller, the Depositor and Wilshire Servicing Corporation, (the "Servicer") and sold by the Depositor to the Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among the Unaffiliated Seller, the Depositor, the Servicer, and Bankers Trust Company of California, N.A. as trustee (the "Trustee") and as backup servicer (the "Backup Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected in the name of the Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) any Insurance Policies and any rights of the Unaffiliated Seller in any Insurance Policies and (v) Net Liquidation Proceeds. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.


                                     B-2-2

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  [THE FOLLOWING INFORMATION IS PROVIDED FOR THE PURPOSE OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (`OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS December 11, 1997. THE PER ANNUM INTEREST RATE ON THIS CERTIFICATE DURING THE INITIAL INTEREST ACCRUAL PERIOD AND DURING SUBSEQUENT INTEREST ACCRUAL PERIODS WILL BE DETERMINED AS DESCRIBED IN THE PROSPECTUS. ASSUMING THAT THE ISSUE PRICE OF THIS CERTIFICATE IS 5.53915290174% OF ITS ORIGINAL NOTIONAL BALANCE, THIS CERTIFICATE HAS BEEN ISSUED WITH AN AMOUNT OF OID EQUAL TO $7,300 PER $1000 OF INITIAL PRINCIPAL AMOUNT PLUS ALL ACCRUALS OF INTEREST WITH RESPECT TO THE CERTIFICATE. PERIODIC ACCRUALS OF OID WILL BE MADE ASSUMING THAT PRINCIPAL PAYMENTS ARE MADE ON THE MORTGAGE LOANS UNDERLYING THE GNMA CERTIFICATES AT THE RATE THE ("PREPAYMENT ASSUMPTION") DESCRIBED IN THE PROSPECTUS SUPPLEMENT. THE YIELD TO MATURITY IS 100%. NO REPRESENTATION IS MADE AS TO THE RATE AT WHICH PRINCIPAL PAYMENTS WILL BE MADE ON THE MORTGAGE LOANS UNDERLYING THE GNMA SECURITIES.]

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Pass-Through Certificates, Class C Certificates (the "Class C Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, (together, the "Offered Certificates"), the Class B Certificates, the Class C Certificates and the Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing December 26, 1997, the Owners of the Class C Certificates as of the close


                                     B-2-3
of business on the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the close of business on the Closing Date) (the "Record Date") will be entitled to receive the Class C Distribution Amount relating to such Distribution Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Wilshire Servicing Corporation pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This  Certificate  does  not  represent  a  deposit  or  other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Unaffiliated Seller, the Depositor, the Servicer, or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and


                                     B-2-4
unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement

                  The Pooling and Servicing Agreement additionally provides that
(i) the Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class C Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the sum of the Original Aggregate Loan Balance of the Mortgage Loans in the Trust Estate, (ii) in the event that the Servicer does not exercise the option described in clause (i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class C Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.


                                     B-2-5

                  The Class C Certificates are issuable only as registered Certificates in denominations representing percentage interest. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.


                                     B-2-6

                 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                        WILSHIRE MORTGAGE LOAN TRUST
                                        1997-2

                                        By: Bankers Trust Company of California,
                                            N.A., as Trustee

                                        By: ___________________________________
                                            Name:
                                            Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
  N.A., as Trustee

By:  ______________________________
     Name:
     Title:

Dated:  December 11, 1997

                                     B-2-7

                                                                       EXHIBIT C

                               CLASS R CERTIFICATE

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN THE ONLY "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G and 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

                  A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE UNAFFILIATED SELLER OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER I OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.


                      WILSHIRE MORTGAGE LOAN TRUST 1997-2
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                     CLASS R

Representing Certain Interests Relating to a Pool of Mortgage Loans Formed by WMFC 1997-2 Inc., as Unaffiliated Seller, and Prudential Securities Secured Financing Corporation, as Depositor, and Serviced by

                         WILSHIRE SERVICING CORPORATION

                  This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, WMFC 1997-2 Inc., Wilshire Servicing Corporation, Prudential Securities Secured Financing Corporation, or any of their subsidiaries and affiliates. This Certificate represents a fractional residual ownership interest in the Lower-Tier REMIC and in the Upper-Ties REMIC described in the Pooling and Servicing Agreement.

Class R-1                                                    Date:
                            ________________________
                                Registered Owner

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL

DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Wilshire Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class R (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling Agreement are Certificates designated as Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class M-1 Certifictes, Class M-2 Certificates, Class M-3 Certificates (collectively the "Offered Certifocates") Class B Certificates, Class C Certificates (together with the Class R Certificates, the "Certificates.")

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date"), commencing December 26, 1997 to the Owners of the Class R Certificates as of the close of business on the first Business Day of the calendar month in which such Distribution Date occurs (the "Record Date"), the Trustee will distribute to each Owner of the Class R Certificates such Owner's Percentage Interest multiplied by the amounts then available to be distributed to the Owners of the Class R Certificates. No significant distributions are anticipated to be made.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  Wilshire Servicing Corporation, as Servicer, pursuant to the Pooling and Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement provides that (i) the Servicer may, at their respective option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Loan Balance of the Mortgage Loans is ten percent (10%) or less of the Original Aggregate Loan Balance, (ii) in the event that the Servicer does not exercise the option described in clause
(i), the Trustee is required by the Pooling and Servicing Agreement to perform an Auction Sale of the Mortgage Loans as provided therein, and (iii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code, the Mortgage Loans in the Trust Estate may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form set forth in the Pooling and Servicing Agreement duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class R Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                      WILSHIRE MORTGAGE LOAN TRUST
                                        1997-2

                                      By:  Bankers Trust Company of California,
                                                     N.A., as Trustee

                                      By: _____________________________________
                                          Name:
                                          Title:

Trustee Authentication

BANKERS TRUST COMPANY OF CALIFORNIA,
  N.A., as Trustee

By:  ______________________________
     Name:
     Title:

Dated:  ____________

                                                                       EXHIBIT D

                      FORM OF CERTIFICATE RE PREPAID LOANS

                  I, Lawrence Mendelsohn, President of WMFC 1997-2 Inc., a Delaware corporation, as unaffiliated seller (the "Unaffiliated Seller"), hereby certify that between the "Cut-Off Date" (as defined in the Pooling and Servicing Agreement dated as of November 1, 1997 by and among the Unaffiliated Seller, Prudential Securities Secured Financing Corporation as Depositor, Wilshire Servicing Corporation as Servicer, and Bankers Trust Company of California, N.A. as Trustee and as Backup Servicer) and the date hereof the following Mortgage Loans (each as defined in said the Pooling and Servicing Agreement) have been prepaid in full:

Dated:   December 11, 1997

                                                 By:_____________________
                                                    Name:
                                                    Title:

                                                                      EXHIBIT E

                   FORM OF TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT
                   -------------------------------------------

                                TRUSTEE'S RECEIPT

                                                     December 11, 1997

Prudential Securities Secured
   Financing Corporation
One New York Plaza
New York, NY 10292
Wilshire Servicing Corporation
1776 S.W. Madison Street
Portland, Oregon 97205

         Re: Pooling and Servicing Agreement, dated as of November 1, 1997 among Prudential Securities Secured Financing Corporation, as Depositor, Wilshire Servicing Corporation, as Servicer, WMFC 1997-2 Inc., as Unaffiliated Seller, and Bankers Trust Company of California, N.A., as Trustee and Backup Servicer, Mortgage Pass-Through Certificates, Series 1997-2, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2, Class M-3, Class B, Class C and Class R.

Ladies and Gentlemen:

                  In accordance with Section 3.7 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby acknowledges receipt by it in good faith without notice of adverse claims, subject to the provisions of Section 3.7 of the Pooling and Servicing Agreement, of the Notes relating to the Mortgage Loans referred to in Section 3.6(b) of the Pooling and Servicing Agreement, except with respect to the list of exceptions attached hereto, and based on its examination and only as to the foregoing, acknowledges that the information set forth in the Schedule of Mortgage Loans with respect to the Loan Number, Mortgage Name, Property Address and Original Principal Balance accurately reflects information set forth in the Mortgage File and declares that it holds and will hold such documents and the other documents delivered to it constituting the Loan Files, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Estate" that are delivered to it, in trust for the exclusive use and benefit of all present and future Owners of the Certificates.

                  The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage

Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Schedule of Mortgage Loans is attached to this Receipt.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                     Bankers Trust Company of California, N.A., as Trustee

                                     By: ______________________________________
                                         Name:
                                         Title:

                                  ATTACHMENT A

               [SEE SCHEDULE 1 TO POOLING AND SERVICING AGREEMENT
                          -SCHEDULE OF MORTGAGE LOANS]

                                                                      EXHIBIT F

                           FORM OF POOL CERTIFICATION
                           --------------------------

                  WHEREAS, the undersigned is an Authorized Officer of Bankers Trust Company of California, N.A., a national banking association, acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and among WMFC 1997-2 Inc., a Delaware corporation, as unaffiliated seller (the "Unaffiliated Seller"), Prudential Securities Secured Financing Corporation, as depositor, Wilshire Servicing Corporation, a Delaware corporation, as Servicer, and Bankers Trust Company of California as Trustee and as backup servicer; and

                  WHEREAS, the Trustee is required, pursuant to Section 3.7(a) of the Pooling and Servicing Agreement, to review the Loan Files relating to the Pool within a specified period following the Startup Day and to notify the Unaffiliated Seller promptly of any defects with respect to the Pool, and the Unaffiliated Seller is required to remedy such defects or take certain other action, all as set forth in Section 3.7(b) of the Pooling and Servicing Agreement; and

                  WHEREAS, Section 3.7(a) of the Pooling and Servicing Agreement requires the Trustee to deliver this Pool Certification upon the satisfaction of certain conditions set forth therein.

                  NOW, THEREFORE, the Trustee hereby certifies that it has determined that all required documents (or certified copies of documents listed in Section 3.6 of the Pooling and Servicing Agreement) have been executed or received, and that such documents relate to the Mortgage Loans identified in the Schedule of Mortgage Loans pursuant to Section 3.6(a) of the Pooling and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Mortgage Loans, any remedial action by the Unaffiliated Seller pursuant to Section 3.7(b) of the Pooling and Servicing Agreement has been completed, except as noted in the list of exceptions attached. The Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.

                          BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

                          By: ______________________________
                              Name:
                              Title:

Dated:  _________________, 199__

                                                                      EXHIBIT G

                              ORDER TO AUTHENTICATE

                                                     December 11, 1997

Bankers Trust Company of
  California, N.A.
3 Park Plaza, 16th Floor
Irvine, California  92614

Ladies and Gentlemen:

                  Pursuant to Section 5.3 of the Pooling and Servicing Agreement dated as of November 1, 1997 among Prudential Securities Secured Financing Corporation, WMFC 1997-2 Inc., Wilshire Servicing Corporation and Bankers Trust Company of California, N.A., you are hereby ordered to authenticate the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates in the following denominations:

Class   Number     Registered Holder      Denomination      CUSIP     Percentage
-----   ------     -----------------      ------------      -----     ----------

 A-1    A-1-1         Cede & Co.        $36,217,000.00   971885 AE 8     100%

 A-2    A-2-1         Cede & Co.        $10,000,000.00   971885 AE 5     100%

 A-3    A-3-1         Cede & Co.        $12,000,000.00   971885 AG 3     100%

 A-4    A-4-1         Cede & Co.        $12,000,000.00   971885 AH 1     100%

 A-5    A-5-1         Cede & Co.        $10,000,000.00   971885 AJ 7     100%

 A-6    A-6-1         Cede & Co.        $16,302,000.00   971885 AK 4     100%

 A-7    A-7-1         Cede & Co.        $ 8,912,000.00   971885 AL 2     100%

 M-1    M-1-1         Cede & Co.        $ 8,236,000.00   971885 AM 0     100%

 M-2    M-2-1         Cede & Co.        $ 7,578,000.00   971885 AN 8     100%

 M-3    M-3-1         Cede & Co.        $ 6,260,000.00   971885 AP 3     100%

 B      B-1     Prudential Securities   $ 4,284,104.39        N/A        100%
                     Incorporated

 C      C-1     Prudential Securities      None             N/A          100%
                     Incorporated

 R      R-1       WMFC 1997-2 Inc.         None             N/A          100%

                             PRUDENTIAL SECURITIES SECURED
                               FINANCING CORPORATION

                               By:_____________________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT H

                FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE

                                                AFFIDAVIT  PURSUANT  TO  SECTION
                                                860E(e) OF THE  INTERNAL REVENUE
                                                CODE OF 1986, AS AMENDED

STATE OF        )
                )  ss:
COUNTY OF       )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That [s/he] is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________] [the United States], on behalf of which [s/he] makes this affidavit.

                  2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income); (ii) it is not acquiring the Class R Certificates for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer any such Class R Certificate unless
(a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

                  IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this __ day of __________, ____.

                                                 [NAME OF INVESTOR]

                                                 By:___________________________
                                                    [Name of Officer]
                                                    [Title of Officer]

[Corporate Seal]

Attest:

__________________________
[Assistant] Secretary

                  Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

                  Subscribed and sworn before me this ____ day of _______, ____.

__________________________
NOTARY PUBLIC

COUNTY OF ________________

STATE OF _________________

          My commission expires the ____ day of _______________, ____.

                                                                       EXHIBIT I

                                     Form of
                            Servicer's Monthly Report

                       Wilshire Mortgage Loan Trust 1997-2
                       Mortgage Pass-Through Certificates
                                  Series 1997-2

                               Statement to Owners

                                                                                                         INTEREST
                   ORIGINAL         BEGINNING                                                            CARRY       ENDING
                   CERTIFICATE      CERTIFICATE      PRINCIPAL       INTEREST        TOTAL               FORWARD     CERTIFICATE
CLASS              FACE VALUE       BALANCE          DISTRIBUTION    DISTRIBUTION    DISTRIBUTION        AMOUNT      BALANCE
-----              ----------       -------          ------------    ------------    ------------        --------    --------
A-1
A-2
A-3
A-4
A-5
A-6
A-7
M-1
M-2
M-3
B
C
RL
RU
TOTAL

AMOUNT PER $1000 UNIT

                                    BEGINNING                                                            CURRENT     ENDING
                                    CERTIFICATE      PRINCIPAL       INTEREST        TOTAL               PRINCIPAL   CERTIFICATE
CLASS              CUSIP            BALANCE          DISTRIBUTION    DISTRIBUTION    DISTRIBUTION        BALANCE     BALANCE
-----              -----            -------          ------------    ------------    ------------        -------     -------
A-1
A-2
A-3
A-4
A-5
A-6
A-7
M-1
M-2
M-3
B
C
RU

PASS THROUGH RATES

                   ORIGINAL PASS THROUGH       CURRENT PASS THROUGH
CLASS              RATE                        RATE                      CLASS     RECORD DATE
A-1                %                            %                        A-1
A-2                %                            %                        A-2
A-3                %                            %                        A-3
A-4                %                            %                        A-4
A-5                %                            %                        A-5
A-6                %                            %                        A-6
A-7                %                            %                        A-7
M-1                %                            %                        M-1
M-2                %                            %                        M-2
M-3                %                            %                        M-3
B                  %                            %                        B
C                  %                            %                        C
RU                 %                            %                        RU

UNAFFILIATED SELLER:                WHFC 1997-2 Inc.
SERVICER:                           WILSHIRE SERVICING CORPORATION
SUB-SERVICER:

LEAD UNDERWRITER           Prudential Securities Incorporated
RECORD DATE:
DISTRIBUTION DATE:                        FACTOR INFORMATION: __________________

PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

                       Trust Administrator

                       Bankers Trust Company of California, National Association Three Park Plaza, 16th Floor
                       Irvine, California  92614
                       Attention:  Wilshire Mortgage Loan Trust  1997-2
                       Tel:  (714) 253-7575
                       Fax:  (714) 253-7577

Distribution Period:

                  Information pursuant to Section 7.8(a) of the Pooling and Servicing Agreement dated as of November 1, 1997

(i)    Distribution to
       Certificates

(ii)   Principal               Class A-1   Class A-2    Class A-3    Class A-4    Class A-5    Class A-6 Class
       Distributions to the
       Certificates:
       Scheduled Principal
       Prepayments
       Paid-in-Full Loans
       Other Unscheduled
       recoveries of
       Principal
       Substitution Amounts
       Loan Repurchases
       Principal Portion of
       Liquidation Proceeds
              Total Principal
(iii)  Interest
       distributions to the
       Certificate Owners
(iv)   Monthly Remittance
       Amount
         Principal
       Remittance Amount
         Interest Remittance
       Amount
(v)    Certificate Principal
       Balances
(vi)   Information furnished
       by the Unaffiliated
       Seller pursuant to
       Section 6049(d)(7)(C)
(vii)  Substitution Amounts
       and Loan Purchase
       Price Amounts
       included in the
       distribution
(viii) Overcollaterlization
       Reduction Amount
(ix)   Realized Losses
       Cumulative Loss Amount
(x)    Pool Factors
(i)    Distribution to
       Certificates


(ii)   Principal               Class A-7     Class M-1      Class M-2      Class M-3     Class B    Class C     Class R
       Distributions to the
       Certificates:
       Scheduled Principal
       Prepayments
       Paid-in-Full Loans
       Other Unscheduled
       recoveries of
       Principal
       Substitution Amounts
       Loan Repurchases
       Principal Portion of
       Liquidation Proceeds
              Total Principal
(iii)  Interest
       distributions to the
       Certificate Owners
(iv)   Monthly Remittance
       Amount
         Principal
       Remittance Amount
         Interest Remittance
       Amount
(v)    Certificate Principal
       Balances
(vi)   Information furnished
       by the Unaffiliated
       Seller pursuant to
       Section 6049(d)(7)(C)
(vii)  Substitution Amounts
       and Loan Purchase
       Price Amounts
       included in the
       distribution
(viii) Overcollaterlization
       Reduction Amount
(ix)   Realized Losses
       Cumulative Loss Amount
(x)    Pool Factors


Distribution Period:

                            As to all Mortgage Loans

Delinquency Advances Made
Pain-In-Full Compensating Interest
Accrued Servicing Fees
Servicing Fees Retained
Trustee Fees
Premium Amount

                                               Current                  Next
                                            Distribution            Distribution
                                                Date                    Date
                                                ----                    ----

Available Funds
Available Funds
Available Funds Shortfall

Amortized Subordinated Amount Requirement
Excess Subordinated Amount
Specified Subordinated Amount

Subordinated Amount
Subordination Deficiency Amount
Subordination Deficit
Subordination Increase Amount
Subordination Reduction Amount
Principal Carry Forward Amount
Principal Distribution Amount
Reimbursement Amount
Balance of Largest Loan

                         Wilshire Servicing Corporation
                           Wilshire Credit Corporation
                       Monthly Delinquency Summary Report
                       Wilshire Mortgage Loan Trust 1997-2

                       Dates as of _______________________

Class A Certificates and
Class M Certificates

                   Ending Number of Loans:
                   Ending Principal Balance:


DELINQUENT LOANS                                Count            Percent           Principal Balamce      Percent
                   CROSS Delinquent Loans -
                   Status
                   1.  30-59 Days
                        Delinquent
                   2.  60 - 89 Days
                       Delinquent
                   3.  90 or More Days
                        Delinquent
                   CROSS Total Delinquencies
                   Foreclosure Loans - Status   Count            Percent           Principal Balance      Percent
                   1.  Current
                   2.  30 - 59 Days
                        Delinquent
                   3.  60 - 89 Days
                        Delinquent
                   4.. 90 or More Days
                        Delinquent
                   Total Foreclosures
                   Bankruptcy Loans - Status    Count            Percent           Principal Balance.     Percent
                   1.  Current
                   2.  30 - 59 Days
                        Delinquent
                   3.  60 - 89 Days
                        Delinquent
                   4.  90 or More Days
                        Delinquent
                   Total Bankruptcies
                   REO Loans - Status from      Count            Percent           Principal Balance      Percent       Book Value
                   Foreclosure
                   1.  30 - 59 Days
                   2.  60-89 Days
                   3.  90 or More Days
                   Total REO
                   NET DELINQUENCY (Gross Delinquent less Foreclosure Bankruptcy, REO)

                                                Count            Percent           Principal Balance       Percent

                   1.  30-59 Days
                        Delinquent
                   2.  60 - 89 Days
                        Delinquent
                   3.  90 or More Days
                        Delinquent
                   NET DELINQUENCY
                   TOTALS

                                                                       EXHIBIT J

                        FORM OF SERVICER'S TRUST RECEIPT

To:   Bankers Trust Company of California, N.A.
      Three Park Plaza, 16th Floor
      Irvine, California  92614
      Attention:  Wilshire Mortgage Loan Trust 1997-2

                                              Date:

                  In connection with the administration of the mortgage loans held by you as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1997, by and among Prudential Securities Secured Financing Corporation, as Depositor, WMFC 1997-2 Inc., as Unaffiliated Seller, Wilshire Servicing Corporation, as Servicer (the "Servicer"), and you, as Trustee and as Backup Servicer (the "Agreement"), the Servicer hereby requests a release of the Loan File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below:

Mortgagor's Name:

Loan No.:

Reason for requesting file:

_______ 1.     Mortgage Loan paid in full.

                      (The Servicer hereby certifies that all
                      amounts received in connection with the loan have been or will be credited to the Certificate Account (whichever is applicable) pursuant to the Agreement)

_______ 2.     Mortgage Loan repurchased pursuant to Section 3.5 or 3.7(b)
               of the Agreement.

                       (The Servicer hereby certifies that the Loan
                       Purchase Price has been or will be paid to the Certificate Account pursuant to the Agreement)

_______ 3.     Mortgage Loan substituted.

                        (The Servicer hereby certifies that a
                        Qualified Replacement Mortgage has been or will be assigned and delivered to you along with the related Loan File pursuant to the Agreement)

_______ 4.     The Mortgage Loan is being foreclosed.

_______ 5.     Other.  (Describe)

Total Number of Mortgage Loans currently held under the Agreement:______________

Total Number of Files now held by the Servicer:_________________________________

                  The undersigned (i) acknowledges that the above Loan File will be held by the undersigned in accordance with the provisions of the Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, foreclosed, repurchased or substituted for by a Qualified Replacement Mortgage (in which case the Loan File will be retained by us permanently), and (ii) certifies that all conditions precedent for delivery of the Loan File requested by this Trust Receipt have been satisfied.

                  Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                            Wilshire Servicing Corporation

                                            By:_________________________________
                                                Name: __________________________
                                                Title:__________________________

                                                                       EXHIBIT K

                           FORM OF LIQUIDATION REPORT

1.  Type of Liquidation (REO disposition/charge-off/short pay-off)

    -  Date last paid
    -  Date of foreclosure
    -  Date of REO
    -  Date of REO Disposition

    -  Property Sale Price/Estimated Market Value at disposition

2.  Liquidation Proceeds

    Principal Prepayment                                           $___________
    Property Sale Proceeds                                          ___________
    Insurance Proceeds                                              ___________
    Other (itemize)                                                 ___________

    Total Proceeds                                                 $___________

3.  Liquidation Expenses

    Servicing Advances                                             $___________
    Monthly Advances                                                ___________
    Contingency Fees                                                ___________
    Servicing Fees                                                  ___________
    Annual Expense Escrow Amount                                    ___________
    Supplemental Fee (if any)                                       ___________
    Additional Interest (if any)                                    ___________

4.  Net Liquidation Proceeds                                        $___________
    (Item 2 minus Item 3)

5.  Principal Balance of Mortgage Loan                             $___________

6.  Loss, if any (Item 5 minus Item 4)                             $___________

                                                                       EXHIBIT L

                               AUCTION PROCEDURES

I. Pre-Auction Process

     a. If by the ninetieth day following the Unaffiliated Seller's optional termination date pursuant to Section 9.2 of the Pooling and Servicing Agreement, the Unaffiliated Seller has not exercised such option, then a plan of complete liquidation with respect to the Mortgage Loans will be adopted by the Trustee in order to satisfy REMIC requirements, and the Trustee will initiate its general auction procedures consisting of the following: (i) with the assistance of the Unaffiliated Seller, prepare a general solicitation package along with a confidentiality agreement; (ii) prepare a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders;
          (iv) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Trustee; and (vi) notify the Unaffiliated Seller of all potential bidders and anticipated timetable.

     b. The general solicitation package will include: (i) the prospectus from the public offering of the Class A Certificates (the "Prospectus");
          (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and, upon a written request, the prior years' monthly servicing reports; (iii) a form of a purchase and sale agreement and servicing agreement for such sale; (iv) a description of the minimum purchase price required to cause the Trustee to sell the Mortgage Loans as set forth in Section 9.6 of the Pooling and Servicing Agreement; (v) a formal bidsheet; (vi) a detailed timetable; and (vii) a preliminary data tape of the Mortgage Loans as of the most recent Distribution Date reflecting the same data attributes used to create the original Cut-Off Date tables for the Prospectus.

     c. The Trustee will send solicitation packages to all bidders no later than the Payment Date preceding the date of the auction, which date shall be fifteen (15) Business Days before a Distribution Date (the "Auction Date"). Bidders will be required to submit any due diligence questions in writing to the Trustee, for determination of their relevancy, no later than ten (10) Business Days before the Auction Date. The Unaffiliated Seller and the Trustee will be required to satisfy all relevant questions at least five (5) Business Days prior to the Auction Date and distribute the questions and answers to all bidders.

II. Auction Process

     a. The Trustee will be allowed to bid in the auction, but will not be required to do so.

     b. The Unaffiliated Seller will also be allowed to bid in the auction if it deems appropriate, but will not be required to do so.

     c. On the Auction Date, all bids will be due by facsimile to such office as shall be designated by the Trustee by 1:00 p.m. EST; with the winning bidder to be notified by 2:00 p.m. EST. All acceptable bids (as described in Section 8.3 of the Pooling and Servicing Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

     d. If the Trustee receives fewer than two market value bids from competitive participants in the home equity loan market, the Trustee may, following consultation with the Unaffiliated Seller, decline to consummate the sale.

     e. Upon notification to the winning bidder, a one percent (1%) good faith deposit of the aggregate balance of the unpaid principal balances of the Mortgage Loans as of the last day of the preceding Remittance Period will be required to be wired to the Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price, but will not be refundable. The Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Certificate Account, such time not to exceed one (1) Business Day before the final Distribution Date.

     f. The winning bidder will receive on the Auction Date a copy of the draft purchase and sale agreement and servicing agreement.

     g. The Trustee will provide to the Unaffiliated Seller a letter concluding whether or not the winning bid is a fair market value bid. The Trustee will also provide this letter if it is the winning bidder. In the case where the Trustee (or the Unaffiliated Seller) is the winning bidder, it will provide in its letter for market comparables and valuations.

     h. The auction will stipulate that the Servicer or a successor Servicer be retained to service the Mortgage Loans sold pursuant to the terms of the purchase and sale agreement and the servicing agreement.

                                                                       EXHIBIT M

                                   [RESERVED]

                                                                       EXHIBIT N

                            FORM OF INVESTMENT LETTER
                               Accredited Investor

                                                    [date]

WMFC 1997-2 Inc.
1776 S.W. Madison Street
Portland, OR  97205
Attn:  Lawrence Mendelsohn

Bankers Trust Company of California, N.A.
3 Park Plaza - 16th FL
Irvine, CA  92614
Attn:  Wilshire Mortgage Loan Trust 1997-2

Ladies and Gentlemen:

                  In connection with the purchase by _________________ (the "Purchaser") from ________________________________ of $___________ of Mortgage
Pass-Through Certificates, [B][C] Certificates (the "Certificates"), issued by Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of November 1, 1997 among WMFC 1997-2 Inc., as unaffiliated seller (the "Unaffiliated
Seller"), Prudential Securities Secured Financing Corporation, as depositor, Wilshire Servicing Corporation, as servicer (the "Servicer") and Bankers Trust Company of California, N.A., as trustee (the "Trustee") and backup servicer (the "Backup Servicer"), we hereby represent and warrant to, and covenant with, you that:

                  1. The Purchaser understands that the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state, and therefore cannot be resold unless they are registered or qualified thereunder or unless an exemption from registration or qualification is available.

                  2. The Purchaser is acquiring the Certificates for its own account or for resale to "qualified institutional buyers" in transactions in accordance with Rule 144A promulgated under the 1933 Act and not with a view to distribution of the Certificates in violation of the 1933 Act or for any other purpose.

                  3. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of the Certificates. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act").

                  4. The Purchaser will not sell or otherwise transfer any Certificate, except in compliance with the provisions of Section 5.8 of the Indenture.

                  5. The Purchaser understands that the Trust has not been registered under the Investment Company Act of 1940, as amended.

                  6. The Purchaser agrees that in the event that at some future time it wishes to dispose of or exchange its Certificate or Certificates, it will not transfer or exchange its Certificate or Certificates unless (I) such Certificate or Certificates are sold in a transaction that does not require registration under the 1933 Act or registration by the Company under any applicable State securities laws, and (ii) the Purchaser obtains from any subsequent purchaser written representations to the same effect as those contained in the foregoing paragraphs and this paragraph and delivers a copy of the same to the Trustee.

                  7. The Purchaser understands that the Certificates bear a legend to substantially the following effect:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT, (B) IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, (iii) TO THE UNAFFILIATED SELLER OR (iv) TO A PERSON WHO THE UNAFFILIATED SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (C) UPON THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT. NONE OF THE UNAFFILIATED SELLER, THE SERVICER, THE TRUST OR THE TRUSTEE IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

                                                   Very truly yours,

                                                   [PURCHASER]

                                                   By: _________________________
                                                   Name:________________________
                                                   Title:_______________________

                                                                       EXHIBIT O

                            FORM OF INVESTMENT LETTER
                          Qualified Institutional Buyer

WMFC 1997-2 Inc.
1776 S.W. Madison Street
Portland, Oregon 97205
Attn: Lawrence Mendelsohn

Bankers Trust Company of California, N.A.
3 Park Plaza, 16th Floor
Irvine, California 92614
Attn:  Wilshire Mortgage Loan Trust 1997-2

                                                             [date]

Ladies and Gentlemen:

                  In connection with the purchase by ___________ (the "Purchaser") from ___________________________________ (the "Seller") of
$___________ of Mortgage Pass-Through Certificates, Class [B][C] Certificates (the "Certificates"), issued by Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of November 1, 1997 among WMFC 1997-2 Inc., as unaffiliated seller (the "Unaffiliated Seller"), Prudential Securities Secured Financing Corporation, as depositor, Wilshire Servicing Corporation, as servicer (the "Servicer") and Bankers Trust Company of California, N.A., as trustee (the "Trustee") and backup servicer (the "Backup Servicer"), we hereby represent and warrant to, and covenant with, you that:

                  1. The Purchaser understands that the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state, and therefore cannot be resold unless they are registered or qualified thereunder or unless an exemption from registration or qualification is available.

                  2. The  Purchaser's  intention is to acquire the  Certificates
(a) for investment for the Purchaser's own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent, including, without limitation, an insurance company separate account), or (b) for resale to "qualified institutional buyers" in transactions under Rule 144A promulgated under the 1933 Act ("Rule 144A") and not in any event with the view to, or for resale in connection with, any distribution thereof. It understands that the Certificates have not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933

Act  which  depends  upon,  among  other  things,  the bona  fide  nature of the
Purchaser's   investment   intent  (or  intent  to  resell  only  in  Rule  144A
transactions) as expressed herein.

                  3. The Purchaser will not sell or otherwise transfer any Certificate, except in compliance with the provision of Section 5.8 of the Indenture.

                  4. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A.

                  5. The Purchaser understands that the Seller may rely on the exemption from the provisions of Section 5 of the 1933 Act provided by Rule 144A in connection with the resale.

                  6. [Version I: The chief financial officer, a person
                  fulfilling  an  equivalent  function,   or  another  executive
officer has specified in
a certificate substantially in the form attached as Appendix A hereto, the amount of securities owned and invested on a discretionary basis by the Purchaser as of [a specific date on or since the close of the Purchaser's most recent fiscal year]].

                                      [OR]

                  [Version II: The Purchaser is a member of a family of investment companies for purposes of Rule 144A, and an executive officer of the investment adviser has specified in a certificate substantially in the form attached as Appendix A hereto the amount of securities owned by the family of investment companies as of [a specific date on or since the close of the Purchaser's most recent fiscal year]].

                  7. The Purchaser acknowledges either (a) that it has not requested from any person the information required to be received by the Purchaser, upon request, pursuant to Rule 144A(d)(4)(i) (the "Required Information"), or (b) that it has requested and received the Required Information from the Seller or the Trustee.

                                                     Very truly yours,

                                                     [PURCHASER]

                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________

                             APPENDIX A - VERSION I

                       OFFICER'S CERTIFICATE OF PURCHASER
                            FOR PURPOSES OF RULE 144A

                  The  undersigned,  ___________________________,  an officer of
____________________________ (the "Purchaser"), hereby certifies that the amount of securities owned and invested on a discretionary basis by the Purchaser or by the entity or entities that own all of its equity securities, acting for its own account or the accounts of other "qualified institutional buyers" as defined in Rule 144A promulgated under the Securities Act of 1933, as amended, as of [insert a specific date on or since the close of the Purchaser's most recent fiscal year], including securities owned and invested in by consolidated subsidiaries thereof (to the extent permitted by Rule 144A(a)(4)), was not less than $100,000,000. I understand that this Certificate is provided to WMFC 1997-2 Inc. and Bankers Trust Company of California, N.A., as trustee for the purpose of establishing that the purchaser is a "qualified institutional buyer," and that WMFC 1997-2 Inc. and Bankers Trust Company of California, N.A., as trustee, intend to rely on this Certificate in connection therewith.

                  IN WITNESS WHEREOF, I have hereto signed my name as of _______ day of _____________________, ______.

                                                     By:________________________
                                                     Name:
                                                     Title:

                             APPENDIX A - VERSION II

                       OFFICER'S CERTIFICATE OF PURCHASER
                            FOR PURPOSES OF RULE 144A

                  The undersigned, _________________________, hereby certifies that he is an executive officer of ___________________, the investment advisor to ____________________ (the "Purchaser") for purposes of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended, and the amount of securities owned by the Purchaser was not less than $100,000,000 as of [insert a specific date on or since the close of the Purchaser's most recent fiscal year]. I understand that this Certificate is provided to WMFC 1997-2 Inc. and Bankers Trust Company of California, N.A., as trustee, for the purpose of establishing that the Purchaser is a "qualified institutional buyer" for purposes of Rule 144A and that WMFC 1997-2 Inc. and Bankers Trust Company of California, N.A., as trustee, intend to rely on this Certificate in connection therewith.

                  IN WITNESS WHEREOF, I have hereto signed my name as of the ______ day of ______________, _____.

                                                     By:________________________
                                                     Name:
                                                     Title:


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

                                                                       EXHIBIT P

                       FORM OF ERISA REPRESENTATION LETTER

                               [Date of Purchase]

WMFC 1997-2 Inc.
1776 S.W. Madison Street
Portland, Oregon 97205
Attn: Lawrence Mendelsohn

Bankers Trust Company of California, N.A.
3 Park Plaza, 16th Floor
Irvine, California 92614
Attn:  Wilshire Mortgage Loan Trust 1997-2

Ladies and Gentlemen:

               _________________________________________________________________
(the "Purchaser") has today purchased in a private sale from ____________ $__________ Mortgage Pass-Through Certificates, Class [B][C] Certificates (the "Certificates"), issued by Wilshire Mortgage Loan Trust 1997-2 (the "Trust") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of November 1, 1997 among WMFC 1997-2 Inc., as unaffiliated seller (the "Unaffiliated Seller"), Prudential Securities Secured Financing Corporation, as depositor, Wilshire Servicing Corporation, as servicer (the "Servicer") and Bankers Trust Company of California, N.A., as trustee (the
"Trustee") and backup servicer (the "Backup Servicer"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The undersigned hereby certifies and agrees on behalf of the Purchaser:

                  1. The Purchaser represents that, with respect to the source of funds to be used by the Purchaser to purchase the Certificates (the "Source"), the Source is not an "employee benefit plan" (within the meaning of
Section 3(3) of ERISA), a "plan" (within the meaning of Section 4975(e)(1) of the Code) or an entity whose underlying assets include plan assets by reason of the investment in the entity by such an "employee benefit plan" or "plan".

                  2. If the Purchaser sells any of the Certificates, the Purchaser will obtain from any subsequent purchaser the representation contained in the foregoing paragraph 1.

                                                     Very truly yours,

                                                     PURCHASER

                                                     ___________________________
                                                     Name of Purchaser

                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________


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